FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280318-02

BANK 2025-BNK50

BANK 2025-BNK50

Free Writing Prospectus Collateral Term Sheet

J.P. Morgan Chase Commercial Mortgage Securities Corp.

as Depositor

JPMorgan Chase Bank, National Association

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

National Cooperative Bank, N.A.

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2025-BNK50

May 21, 2025

J.P. MORGAN	WELLS FARGO SECURITIES	MORGAN STANLEY	BofA SECURITIES
Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager	Co-Lead Bookrunner Manager
Drexel Hamilton Co-Manager			Mischler Financial Group, Inc. Co-Manager

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2025-BNK50

This material is for your information, and none of J.P. Morgan Securities LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Drexel Hamilton, LLC or Mischler Financial Group, Inc. (each individually, an “Underwriter”, and together, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-280318) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com. Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended), such Regulation as it forms part of the domestic law of the United Kingdom and/or Part VI of the Financial Services and Markets Act 2000 (as amended); and does not constitute an offering document for any other purpose.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-2

BANK 2025-BNK50	Collateral Statistics
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool
Bank of America, National Association	6	7	$134,250,000	27.3%
JPMorgan Chase Bank, National Association	2	38	$97,929,722	19.9%
Morgan Stanley Mortgage Capital Holdings LLC	6	6	$80,162,461	16.3%
National Cooperative Bank, N.A.	17	17	$60,747,441	12.4%
Wells Fargo Bank, National Association	1	1	$20,000,000	4.1%
Morgan Stanley Mortgage Capital Holdings LLC / JPMorgan Chase Bank, National Association	1	1	$49,000,000	9.98%
Bank of America, National Association / Morgan Stanley Mortgage Capital Holdings LLC / JPMorgan Chase Bank, National Association	1	1	$48,853,090	9.95%
Total:	34	71	$490,942,714	100.0%

Pool Statistics
Aggregate Cut-off Date Balance:	$490,942,714
Number of Mortgage Loans:	34
Average Cut-off Date Balance per Mortgage Loan:	$14,439,492
Number of Mortgaged Properties:	71
Average Cut-off Date Balance per Mortgaged Property:	$6,914,686
Weighted Average Mortgage Rate:	5.9118%
% of Pool Secured by 5 Largest Mortgage Loans:	49.9%
% of Pool Secured by 10 Largest Mortgage Loans:	80.2%
% of Pool Secured by ARD Loans:	6.7%
Weighted Average Original Term to Maturity (months):	120
Weighted Average Remaining Term to Maturity (months):	117
Weighted Average Seasoning (months):	3
% of Pool Secured by Single Tenant Mortgaged Properties:	10.8%
% of Pool Secured by Refinance Loans:	70.1%
% of Pool Secured by Acquisition Loans:	0.0%
% of Pool Secured by Recapitalization Loans:	29.9%

Additional Debt
% of Pool with Pari Passu Mortgage Debt:	66.6%
% of Pool with Subordinate Debt:	0.0%
% of Pool with Mezzanine Mortgage Debt:	6.7%

Credit Statistics
Weighted Average UW NOI DSCR:	3.18x
Weighted Average UW NOI Debt Yield:	20.1%
Weighted Average UW NCF DSCR:	3.09x
Weighted Average UW NCF Debt Yield:	19.6%
Weighted Average Cut-off Date LTV Ratio:	42.0%
Weighted Average Maturity Date LTV Ratio:	40.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-3

BANK 2025-BNK50	Collateral Statistics
Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Multifamily	36	$169,520,321	34.5%	5.8068%	5.27	34.2%	22.8%	19.8%
High Rise	1	$18,779,235	3.8%	5.3890%	1.69	12.5%	37.0%	28.2%
Mid Rise	12	$30,150,488	6.1%	5.3890%	1.69	12.5%	37.0%	28.2%
Cooperative	21	$111,940,599	22.8%	5.8967%	7.13	45.7%	12.9%	12.3%
Garden	2	$8,650,000	1.8%	7.0070%	1.30	9.4%	69.5%	69.5%
Office	3	$130,853,090	26.7%	5.6805%	2.22	14.1%	48.4%	45.3%
Suburban	1	$49,000,000	9.98%	5.9870%	2.69	17.4%	43.8%	43.8%
CBD	2	$81,853,090	16.7%	5.4970%	1.93	12.1%	51.1%	46.1%
Retail	27	$118,000,000	24.0%	6.2010%	1.85	12.4%	57.5%	57.5%
Super Regional Mall	1	$49,000,000	9.98%	5.5770%	2.07	12.1%	51.9%	51.9%
Single Tenant	1	$4,091,194	0.8%	6.3500%	1.66	11.8%	66.9%	66.9%
Anchored	24	$44,908,806	9.1%	6.3500%	1.66	11.8%	66.9%	66.9%
Shadow Anchored	1	$20,000,000	4.1%	7.3650%	1.79	14.6%	48.2%	48.2%
Mixed Use	3	$63,969,303	13.0%	6.0653%	1.55	10.6%	49.6%	48.6%
Office/Retail	1	$49,000,000	9.98%	5.9600%	1.62	11.0%	46.4%	46.4%
Retail/Industrial	1	$7,869,303	1.6%	6.5000%	1.31	10.4%	58.3%	50.3%
Multifamily/Retail	1	$7,100,000	1.4%	6.3100%	1.30	8.4%	62.3%	62.3%
Self Storage	2	$8,600,000	1.8%	6.3902%	1.75	11.4%	52.6%	52.6%
Self Storage	2	$8,600,000	1.8%	6.3902%	1.75	11.4%	52.6%	52.6%
Total/Wtd. Avg.	71	$490,942,714	100.0%	5.9118%	3.09	20.1%	42.0%	40.0%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans sold to the depositor by National Cooperative Bank, N.A., the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-4

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$49,000,000
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

SEPHORA
amerisleep
ALTAR'D STATE
lululemon

The Cheesecake Factory
RESTAURANT · BAKERY · BAR

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-5

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$49,000,000
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

Washington Square
9585 Southwest Washington Square Road
Portland, OR 97223
Aloha
Aloha Market Center
Nike Headquarters
Tualatin Hills Nature Park
MAX LIGHT RAIL
Walker Rd
Jenkins Rd
Cedar Hills
Cedar Hills Crossing
Walker Center
Cedar Hills Shopping Center
Providence St. Vincent Hospital
West Haven-Sylvan
World Forestry Center
Oregon Zoo
Green Hills
PORTLAND
SW Tualatin Valley Hwy
SW Canyon Rd
West Slope
SW Farmington Rd
DOWNTOWN BEAVERTON
Beaverton Town Square
Murray Blvd
SW Beaverton Hillsdale Hwy
Scholls Crossing Center
SW Scholls Ferry Rd
Raleigh Hills
SW Vermont St
SW Allen Blvd
Beaverton Industrial Center
Arctic Business Park
Allen West Business Center
Portland Golf Club
Gabriel Park
WES COMMUTER RAIL
Denney Industrial Park
West Beaverton
SW 170th Ave
SW Hart Rd
SW Multnomah Blvd
Downtown Portland 5 miles
Beaverton
SW Hall Blvd
Garden Home-Whitford
RedTail Golf Center
SW Capitol Hwy
Cascade Plaza
South Beaverton
Metzger
SW 175th Ave
Washington Square Too
Murrayhill Marketplace
SW Scholls Ferry Rd
DOWNTOWN TIGARD
Bellingham Herald
MULTNOMAH COUNTY
Portland Community College Sylvania
Progress Ridge Town Square
Tigard Plaza
George Fox University
Tigard
WASHINGTON COUNTY
Wall Street Industrial Park
Lake Oswego
Bull Mountain
Tigard Marketplace
SW McDonald St
Hilltop Business Center
Kruse Way
Trimble
Kruse Village
Springbrook City Park
SW Bull Mtn Rd
Canterbury Square
Pacific Corporate Center
West Waluga Park
Boones Ferry Rd
Tigard Promenade
SW Durham Rd
SW Hall Rd
Carmen Center
Oswego Lake
Tigard Towne Square
South Lake Center
Bridgeport Village
Lake Oswego Commerce Center
Tualatin Country Club
Tualatin Park
CLACKAMAS COUNTY
SW Tualatin Rd
Lam Research Corporate Office
Tualatin Business Center
Childs Rd
Tualatin
Nyberg Woods Shopping Center
Legacy Meridian Park Medical Center
Stafford
SW Tualatin Sherwood Rd
SW Borland Rd
Portland Intl. Airport 24 miles
Koch Corporate Center
WASHINGTON
Vancouver
PORTLAND
Hillsboro
Aloha
Beaverton
Gresham
OREGON
Tigard
Tualatin
Oregon City
Wilsonville
Canby
CASCADE RANGE

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-6

Mortgage Loan No. 1 – Washington Square

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	MSMCH/JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/MDBRS):	A3(sf)/BBB-sf/A-(sf)			Location:	Portland, OR 97223
Original Balance(1):	$49,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$49,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	9.98%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated:	1974, 2005 / 1995, 2008, 2018-2019
Borrower Sponsor:	The Macerich Partnership, L.P.			Size(4):	994,568 SF
Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance Per SF(1):	$342
Mortgage Rate:	5.5770%			Maturity Date Balance Per SF(1):	$342
Note Date:	3/27/2025			Property Manager:	Macerich Property Management
Maturity Date:	4/6/2035				Company, LLC
Term to Maturity:	120 months				(borrower-related)
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$40,992,362
Seasoning:	2 months			UW NCF:	$39,798,880
Prepayment Provisions(2):	L(26),DorYM1(87),O(7)			UW NOI Debt Yield(1):	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	11.7%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	12.1%
Additional Debt Balance(1):	$291,000,000			UW NCF DSCR(1):	2.07x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI:	$40,052,391 (12/31/2024)
				2nd Most Recent NOI:	$37,934,316 (12/31/2023)
Reserves(3)				3rd Most Recent NOI:	$40,807,876 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	85.6% (3/27/2025)
RE Taxes:	$0	Springing	NAP	2nd Most Recent Occupancy:	97.8% (12/31/2024)
Insurance:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.1% (12/31/2023)
Replacement Reserves:	$0	Springing	(3)	Appraised Value (as of)(4)(5):	$655,000,000 (3/1/2025)
TI/LC Reserves:	$0	Springing	(3)	Appraised Value Per SF(4)(5):	$659
Gap Rent Reserve:	$155,348	$0	NAP	Cut-off Date LTV Ratio(1)(4)(5):	51.9%
Outstanding TI/LC Reserve:	$2,752,705	$0	NAP	Maturity Date LTV Ratio(1)(4)(5):	51.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$340,000,000	100.0%	Return of Equity:	$336,001,852	98.8%
			Upfront Reserves:	$2,908,053	0.9%
			Closing Costs:	$1,090,095	0.3%
Total Sources:	$340,000,000	100.0%	Total Uses:	$340,000,000	100.0%

(1)	The Washington Square Mortgage Loan (as defined below) is part of the Washington Square Whole Loan (as defined below), evidenced by 26 pari passu promissory notes with an aggregate original principal amount of $340,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Washington Square Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 26 payments is based on the expected BANK 2025-BNK50 securitization closing date in June 2025.
(3)	See “Escrows and Reserves”.
(4)	The Washington Square Property (as defined below) is part of a larger retail development consisting of a total of 1,243,621 SF. Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development which are not part of the collateral.
(5)	The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. There can be no assurance either that Dick’s Sporting Goods will enter into the new lease assumed in the appraisal or that it will continue to lease its current space, or of what the value of the Washington Square Property would be absent such assumption.

The Mortgage Loan. The largest mortgage loan (the “Washington Square Mortgage Loan”) is part of a whole loan (the “Washington Square Whole Loan”) evidenced by 26 pari passu promissory notes in the aggregate original principal amount of $340,0000,000. The Washington Square Whole Loan is secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon (the “Washington Square Property”). The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, N.A. (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the non-controlling Note A-5-1-1, contributed by MSBNA, and non-controlling Note A-3-1A, contributed by JPMCB. The Washington Square Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-7

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$49,000,000
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

The table below summarizes the promissory notes that comprise the Washington Square Whole Loan.

Washington Square Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1	$29,100,000	$29,100,000	BMO 2025-C12	Yes
A-1-2(1)	$10,900,000	$10,900,000	GACC	No
A-1-3(1)	$15,000,000	$15,000,000	GACC	No
A-1-4(1)	$15,000,000	$15,000,000	GACC	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$10,000,000	$10,000,000	GACC	No
A-1-7(1)	$10,000,000	$10,000,000	GACC	No
A-1-8(1)	$8,333,334	$8,333,334	GACC	No
A-2-1	$17,000,000	$17,000,000	BMO 2025-C12	No
A-2-2-1(1)	$16,550,000	$16,550,000	GSBI	No
A-2-2-2	$450,000	$450,000	BMO 2025-C12	No
A-2-3(1)	$17,000,000	$17,000,000	GSBI	No
A-2-4(1)	$17,000,000	$17,000,000	GSBI	No
A-3-1A	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-3-1B(1)	$15,500,000	$15,500,000	JPMCB	No
A-3-2(1)	$5,333,333	$5,333,333	JPMCB	No
A-4-1	$17,450,000	$17,450,000	BMO 2025-C12	No
A-4-2(1)	$12,000,000	$12,000,000	BMO	No
A-4-3(1)	$3,550,000	$3,550,000	BMO	No
A-4-4(1)	$9,000,000	$9,000,000	BMO	No
A-4-5(1)	$9,000,000	$9,000,000	BMO	No
A-4-6(1)	$6,000,000	$6,000,000	BMO	No
A-4-7(1)	$6,000,000	$6,000,000	BMO	No
A-4-8(1)	$5,000,000	$5,000,000	BMO	No
A-5-1-1	$24,500,000	$24,500,000	BANK 2025-BNK50	No
A-5-1-2(1)	$20,833,333	$20,833,333	MSBNA	No
Total	$340,000,000	$340,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrowers and the Borrower Sponsor. The borrowers for the Washington Square Whole Loan are, collectively, PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which a vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administrated real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets. Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C corridor. Macerich currently owns 43 million square feet of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a $33 million center court renovation and approximately $21 million for the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan documents.

The Property. The Washington Square Property is a super-regional mall located in the western suburbs of Portland, Oregon. The Washington Square Property is located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of 1.4 million people and 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the Washington State border, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-8

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$49,000,000
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the former Sears box (approximately 120,000 SF) which is currently dark and has been identified for potential development as a Dick’s House of Sport concept store. The Washington Square Property has averaged total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s Sporting Goods (currently on a month-to-month lease), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 PSF) and The Cheesecake Factory (10,178 SF / $1,217 PSF), which collectively generated approximately $28.0 million of sales in 2024.

The borrowers have executed nearly 200,000 SF of new leases, renewals, relocations, and expansions since 2022, with over 80,000 SF signed since 2024, reflecting total annual base rent of approximately $4.9 million. Across 59 same space renewals, relocations, expansions, and new leases executed since 2022, the borrower sponsors have been able to increase rents by 20.5% over prior rents, resulting in approximately $2.9 million of incremental net operating income for the Washington Square Property. To achieve the recent leasing, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements.

Major Tenants.

JCPenney (210,585 SF; 21.2% of NRA; 0.9% of underwritten base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million in sales in 2024, JCPenney at the Washington Square Property performs well and exceeds its national average sales per store of $10.0 million. Lender underwriting includes JCPenney’s recently executed 5-year extension, which nearly doubled the tenant’s prior rents. JCPenney’s lease includes a 1.50% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date.

Nordstrom (180,000 SF; 18.1% of NRA; 1.2% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.50% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom operates its space pursuant to a ground lease with the borrower.

DICK’S Sporting Goods (90,000 SF; 9.0% of NRA; 7.0% of underwritten base rent): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) (“Dick’s”) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million in sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales per store of $13.9 million. The borrower sponsor is negotiating a lease with Dick’s Sporting Goods to open a new House of Sport concept store to be located on the vacant Sears parcel which the borrower sponsor estimates to generate sales of $35 million annually. The borrower sponsor expects to invest approximately $21 million of capital in the proposed new 120,000 SF, two-level location which includes an adjacent athletic field. Dick’s Sporting Goods leases its current space on a month-to-month basis. There can be no assurance that the tenant will either open a House of Sport store or remain in its current location, or that the borrower sponsor will make such investment.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-9

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$49,000,000
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

The following table presents a summary regarding the major tenants at the Washington Square Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(2)	Tenant SF	Approx.% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$300,000	0.9%	$1.42	8/31/2030	7 x 5 year
Nordstrom	BB+/Ba2/BB	180,000	18.1%	$399,600	1.2%	$2.22	2/28/2035	3 x 10 year
Dick’s	NR/Baa2/BBB	90,000	9.0%	$2,368,800	7.0%	$26.32	MTM	3 x 5 year
Anchor Tenants Subtotal/Wtd. Avg.		480,585	48.3%	$3,068,400	9.1%	$6.38

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$659,900	2.0%	$31.06	1/31/2026	None
H&M	NR/NR/BBB	19,481	2.0%	$783,659	2.3%	$40.23	1/31/2027	1 x 5 year
Victoria’s Secret	NR/B1/BB-	10,187	1.0%	$730,815	2.2%	$71.74	3/31/2030	None
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$508,900	1.5%	$50.00	1/31/2031	1 x 5 year
Apple Store	NR/Aaa/AA+	9,500	1.0%	$1,102,665	3.3%	$116.07	1/31/2028	1 x 5 year
Janelle James	NR/NR/NR	9,321	0.9%	$0(3)	0.0%(3)	$0.00(3)	Various(4)	None
Din Tai Fung	NR/NR/NR	9,000	0.9%	$561,690	1.7%	$62.41	2/28/2029	2 x 5 year
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$763,058	2.3%	$85.45	1/31/2026	None
Aritzia	NR/NR/NR	7,880	0.8%	$471,382	1.4%	$59.82	1/31/2033	None
Hollister Co.	NR/NR/NR	7,626	0.8%	$346,932	1.0%	$45.49	1/31/2026	None
Major Tenants Subtotal/Wtd. Avg.		113,349	11.4%	$5,929,001	17.6%	$52.31

Other Tenants		257,752	25.9%	$24,673,120	73.3%	$95.72
Occupied Subtotal/Wtd. Avg.		851,686	85.6%	$33,670,522	100.0%	$39.53

Vacant Space		142,882	14.4%
Total/Wtd. Avg.		994,568	100.0%

(1)	Information is based on the underwritten rent roll dated March 27, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Janelle James does not have underwritten rent as the store is a categorized as under a Specialty Lease Agreement and is being underwritten separately.
(4)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF on a MTM schedule.

The following tables present certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales (1)(2)
	2019	2022	2023	2024
Gross Mall Sales:	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)
Sales (Inline < 10,000 SF):	$280,020,294	$326,125,793	$349,359,669	$332,638,894
Sales (Inline < 10,000 SF, Excluding Apple):	$151,941,257	$208,286,233	$233,660,240	$246,745,839
SLA:	$100,017	$2,572,391	$3,497,853	$5,358,023
Inline > 10,000 SF:	$30,160,772	$30,869,484	$30,412,079	$29,045,488
Anchor Tenants(4):	$151,865,839	$136,484,122	$133,879,898	$137,226,771

(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-10

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$49,000,000
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%
Tenant Sales (1)(2)
	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James(5)	9,321	NAV	NAV	NAV	NAV	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%

(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property .
(3)	Dick’s sales are excluded due to the disruptions due to the change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.

The following table presents certain information relating to the lease rollover schedule at the Washington Square Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	31	148,984	15.0%	15.0%	$5,603,773	16.6%	16.6%	$37.61
2026	32	87,253	8.8%	23.8%	$8,656,859	25.7%	42.4%	$99.22
2027	12	40,444	4.1%	27.8%	$2,810,101	8.3%	50.7%	$69.48
2028	8	26,642	2.7%	30.5%	$2,948,866	8.8%	59.5%	$110.68
2029	10	26,100	2.6%	33.1%	$2,363,731	7.0%	66.5%	$90.56
2030	14	258,142	26.0%	59.1%	$4,588,618	13.6%	80.1%	$17.78
2031	5	24,784	2.5%	61.6%	$1,715,384	5.1%	85.2%	$69.21
2032	1	1,064	0.1%	61.7%	$154,642	0.5%	85.7%	$145.34
2033	6	27,153	2.7%	64.4%	$1,658,856	4.9%	90.6%	$61.09
2034	4	13,606	1.4%	65.8%	$1,051,739	3.1%	93.7%	$77.30
2035	8	197,514	19.9%	85.6%	$2,117,953	6.3%	100.0%	$10.72
2036 & Thereafter	0	0	0.0%	85.6%	$0	0.0%	100.0%	$0.00
Vacant	0	142,882	14.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	131	994,568	100.0%		$33,670,522	100.0%		$39.53

(1)	Information is based on the underwritten rent roll as of March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. According to the appraisal, the Washington Square Property is located in the Portland Retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland Retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral stores).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 per square foot is the highest of all the submarkets in the market, which averages $22.83. Asking rent in the submarket and market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 by 2028.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-11

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$49,000,000
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents information relating to the appraisal’s market rent conclusion for the Washington Square Property:

Market Rent Summary
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projection	Tenant Improvement
Washington Square	$69.91	$68.92	3.0% per year	$40.00

Source: Appraisal

The following table presents certain information relating to comparable retail centers with respect to the Washington Square Property:

Comparable Retail Lease Summary(1)
Subject/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Sales PSF	Distance to Subject	Occupancy
Washington Square (subject)(1) Portland, OR	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)	Dick’s Sporting Goods, JCPenney, Macy’s, Nordstrom, Dick’s House of Sport	$1,200 - $1,300(3)	NAP	85.6%(2)
Bridgeport Village Tigard, OR	2004 / 2022	485,584	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble	$900 - $1,100(3)	5.7 miles	96.8%
Nyberg Woods Tualatin, OR	2006 / NAP	367,967	Best Buy, Old Navy, BootBarn, PetSmart	NAV	6.2 miles	95.1%
Nyberg Rivers Tualatin, OR	2014 / 2015	567,479	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels	NAV	6.1 miles	96.9%
Pioneer Place Portland, OR	1990 / 2000, 2012, 2018	356,223	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social	$450 - $500(4)	8.7 miles	63.2%
Clackamas Town Center Happy Valley, OR	1980 / 1994, 2012	1,415,000	Dick’s Sporting Goods, Macy’s, JCPenney, REI	$550 - $650	14.1 miles	84.8%

Source: Appraisal, unless otherwise noted.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.
(2)	Size (SF) and Occupancy exclude the non-collateral space.
(3)	Sales PSF includes Apple.
(4)	Sales PSF excludes luxury. Sales PSF including luxury are ($2,500 - $3,000).

Appraisal. The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. There can be no assurance either that Dick’s Sporting Goods will enter into the new lease assumed in the appraisal or that it will continue to lease its current space, or of what the value of the Washington Square Property would be absent such assumption.

Environmental Matters. According to the Phase I environmental site assessment dated January 10, 2025, the Washington Square Property had a recognized environmental condition relating to the operation of a dry cleaner at the northeast adjacent property from approximately 1991 to at least May 2024. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-12

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$49,000,000
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Washington Square Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277(2)	$38.28
Reimbursements	$9,362,302	$10,174,065	$10,878,330	$11,694,598	$12,481,747	$12.55
Other Income(3)	$7,544,280	$12,195,473	$7,639,570	$6,938,175	$5,246,301	$5.27
Less Vacancy & Credit Loss	$331,602	$2,017	($194,460)	$74,039	($3,509,611)	($3.53)
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58

Real Estate Taxes	$2,413,579	$2,491,047	$2,572,031	$2,602,680	$3,074,235	$3.09
Insurance	$528,609	$583,308	$668,975	$817,604	$764,945	$0.77
Other Expenses	$5,698,890	$6,094,999	$6,760,855	$6,912,670	$7,462,173	$7.50
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36

Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22
Capital Expenditures	$0	$0	$0	$0	$198,914	$0.20
TI/LC	$0	$0	$0	$0	$994,568	$1.00
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02

Occupancy %	93.8%	96.5%	98.1%	97.8%	85.6%(4)
NOI DSCR(5)	1.82x	2.12x	1.97x	2.08x	2.13x
NCF DSCR(5)	1.82x	2.12x	1.97x	2.08x	2.07x
NOI Debt Yield(5)	10.3%	12.0%	11.2%	11.8%	12.1%
NCF Debt Yield(5)	10.3%	12.0%	11.2%	11.8%	11.7%

(1)	Based on the underwritten rent roll dated as of March 27, 2025. Includes rents from Dick’s Sporting Goods, which leases its space on a month-to-month basis.
(2)	Includes $895,145 of contractual rent steps through March 27, 2026.
(3)	Other Income includes percent in lieu, overage rent, specialty leasing, business development, storage income, and miscellaneous income.
(4)	UW Occupancy % is based on the underwritten rent roll dated as of March 27, 2025.
(5)	DSCRs and Debt Yields are based on the Washington Square Whole Loan.

Escrows and Reserves.

At origination, the borrowers were required to deposit into escrow (i) $2,752,705 for outstanding tenant improvements and leasing costs and (ii) $155,348 for a gap rent reserve.

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Washington Square Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy is currently in place.

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Rollover Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage and excluded rollover premises, which are the premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Lockbox and Cash Management. The Washington Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Washington Square Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrower.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-13

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$49,000,000
9585 Southwest Washington Square Road	Washington Square	Cut-off Date LTV:	51.9%
Portland, OR 97223		UW NCF DSCR:	2.07x
		UW NOI Debt Yield:	12.1%

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrowers have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Service Period has ended pursuant to the definition thereof, or, after the Lockout Release Date, the borrowers have prepaid the Washington Square Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Washington Square Whole Loan documents or provided additional credit support in an amount such that when added to the underwritten net operating income, the actual debt service coverage ratio is 1.40x or above.

A “Low Debt Service Period” commences upon the actual debt service coverage ratio being less than 1.40x for two consecutive calendar quarters, and will end upon the Washington Square Whole Loan achieving an actual debt service coverage ratio of at least 1.40x for two consecutive calendar quarters.

Partial Release. The borrowers have the right to obtain releases of outparcels, which include specified portions of the Washington Square Property identified in the related loan agreement as the “Hotel Release Parcel” (approximately 1.47 acres proposed for future hotel use, and has a separate appraised value of $3,400,000) and the Multifamily Release Parcel (approximately 3.77 acres, proposed for future multifamily use and has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. In addition, in connection with an expiration (without renewal) of the lease to JC Penney that expires August 31, 2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Washington Square Property identified in the related loan agreement as the “JC Penney Development Parcel”. Such release requires payment of a release price of $3,250,000. The related appraisal provided two values for the JC Penney Development Parcel, one, which relates solely to the JC Penney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value, which relates to a 21.4 acre site that includes the foregoing area plus adjoining non-income producing parking areas, and would need to be separately replotted as a development site, was $27,300,000. The Washington Square Whole Loan documents permit release of the larger parcel. Further, the borrowers may adjust the boundary lines of such parcel without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. The release price for the JC Penney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Washington Square Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Washington Square Property). In addition, the Washington Square Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrower, (ii) the ability of the borrower to repay the related Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JC Penney Development Parcel, the borrower certifies that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Washington Square Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC related conditions.

Terrorism Insurance. The Washington Square Whole Loan documents require that the borrowers obtain and maintain an “all risk” or “special form” insurance policy that provides coverage for loss caused by acts of terrorism in an amount equal to the full replacement cost of the Washington Square Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections) is in effect, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program), so long as TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. The borrowers are not required to spend on terrorism insurance premiums in excess of the Terrorism Premium Cap. The “Terrorism Premium Cap” means an amount equal to 200% of the amount of the then annual premiums paid by the borrowers for all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-14

Office – Suburban	Loan #2	Cut-off Date Balance:	$49,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-15

Office – Suburban	Loan #2	Cut-off Date Balance:	$49,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-16

Office – Suburban	Loan #2	Cut-off Date Balance:	$49,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

Discovery Business Center
32-49 Discovery, 6501-6591 Irvine Center Drive
and 15201-15480 Laguna Canyon Road
Irvine, CA 92618
SANTA ANA MTS.
Tustin
IRVINE
Lake Forest
Mission Viejo
Newport Beach
Laguna Woods
Laguna Hills
Aliso Viejo
Acacia Knolls
ORANGE COUNTY
Orange County Great Park
John Wayne Airport 3 miles
San Diego Fwy
Santa Ana Fwy
San Joaquin Hills Trans. Corridor
METROLINK IE-OC/ORANGE LINES
METROLINK IE-OC/ORANGE COUNTY LINES
Tustin Ranch Golf Course
The Market Place
Northpark Plaza
Kia America
Crossroads
Westpark Plaza
Irvine Valley College
Alton Square
Oak Creek Shopping Ctr.
Sand Canyon Plaza
Hoag Hospital-Irvine
Kaiser Permanente OC-Irvine Medical Center
Quail Hill Shopping Ctr.
Strawberry Farms Golf Course
Concordia University Irvine
Alton Marketplace
Irvine Spectrum Center
IRVINE TECHNOLOGY CENTER
Spigen
Pretend City Children's Museum
Albertsons Distribution Center
Applied Medical
Spectrum Centre Business Park
Chapman Univ. Rinker Health Science Campus
Eaton Aerospace
Meggitt Defense Systems
Lake Forest Town Center
Shady Canyon Golf Club
Laguna Woods GC
Willow Tree Shopping Center
Twin Peaks Plaza
The Orchard
Saddleback Mem. Medical Center
Aliso Viejo Country Club
Laguna Coast Wilderness Park
Red Hill Rd.
Irvine Blvd.
Tustin Ranch Rd.
Jamboree Rd.
Walnut Ave.
Portola Pkwy.
Culver Dr.
Trabuco Rd.
Jeffrey Rd.
Harvard Ave.
Irvine Center Dr.
Sand Canyon Ave.
Alton Pkwy.
Bake Pkwy.
Lake Forest Dr.
University Dr.
Shady Cyn. Rd.
Turtle Rock Dr.
Shady Cyn. Dr.
Laguna Cyn Rd.
Rockfield Blvd.
Muirlands Blvd.
Ridge Rte Dr.
El Toro Rd.
Los Alisos Blvd.
Jeronimo Rd.
Moulton Pkwy.
Aliso Creek Rd.
Glenwood Dr.
Aliso Viejo Pkwy.
Alicia Pkwy.
La Paz Rd.
Oso Pkwy.
5
261
133
241
405
73
LOS ANGELES
Burbank
Pasadena
Glendale
Santa Monica
Torrance
LONG BEACH
ANAHEIM
SANTA ANA
Irvine
Fullerton
Pomona
Fontana
Ontario
SAN BERNARDINO
RIVERSIDE
Corona
Moreno Valley
Huntington Beach
Newport Beach
Laguna Hills
San Clemente
Temecula
Fallbrook
Oceanside
Carlsbad
Escondido
Vista
Encinitas
Poway
SAN DIEGO
El Cajon
Chula Vista
Coronado
Pacific Ocean
MEXICO

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-17

Mortgage Loan No. 2 – Discovery Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/MDBRS):	NR/BBB-sf/BBB+(sf)			Location:	Irvine, CA 92618
Original Balance(1):	$49,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$49,000,000			Detailed Property Type:	Suburban
% of Initial Pool Balance:	9.98%			Title Vesting:	Fee
Loan Purpose(2):	Recapitalization			Year Built/Renovated:	2000-2007/2023
Borrower Sponsor:	The Irvine Company LLC			Size:	1,287,820 SF
Guarantor:	Spectrum Office Properties LLC			Cut-off Date Balance Per SF(1):	$116
Mortgage Rate:	5.9870%			Maturity Date Balance Per SF(1):	$116
Note Date:	1/24/2025			Property Manager:	Irvine Management Company
Maturity Date:	2/1/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$26,149,865
IO Period:	120 months			UW NCF:	$24,470,944
Seasoning:	4 months			UW NOI Debt Yield(1):	17.4%
Prepayment Provisions(3):	L(28),DorYM1(85),O(7)			UW NCF Debt Yield(1):	16.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	17.4%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	2.69x
Additional Debt Balance(1):	$101,000,000			Most Recent NOI:	$27,381,978 (11/30/2024 TTM)
Future Debt Permitted (Type)(4):	Yes (Mezzanine)			2nd Most Recent NOI:	$30,096,448 (6/30/2024)
				3rd Most Recent NOI:	$32,198,749 (6/30/2023)
Reserves(5)				Most Recent Occupancy:	79.2% (10/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.0% (6/30/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	87.0% (6/30/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$342,700,000 (10/3/2024)
Replacement Reserve:	$0	Springing	$782,202	Appraised Value PSF:	$266
TI/LC Reserve:	$0	Springing	$2,000,000	Cut-off Date LTV Ratio(1):	43.8%
Other Reserves(6):	$8,193,114	$0	NAP	Maturity Date LTV Ratio(1):	43.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$150,000,000	100.0%	Return of Equity(2):	$141,238,739	94.2%
			Upfront Reserves:	$8,193,114	5.5%
			Closing Costs:	$568,147	0.4%
Total Sources:	$150,000,000	100.0%	Total Uses:	$150,000,000	100.0%

(1)	The Discovery Business Center Mortgage Loan (as defined below) is part of the Discovery Business Center Whole Loan (as defined below), which is evidenced by four pari passu promissory notes with an aggregate principal balance of $150,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Discovery Business Center Whole Loan.
(2)	The Discovery Business Center Property (as defined below) was previously encumbered by a loan that was fully paid off by the borrower sponsor at loan maturity in November 2024.
(3)	The lockout period will be at least 28 months beginning with and including the first payment date on March 1, 2025. Defeasance or prepayment with the greater of a yield maintenance premium or 1% of the principal balance of the Discovery Business Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 1, 2028. The assumed lockout period is based on the expected BANK 2025-BNK50 closing date in June 2025. The actual lockout period may be longer.
(4)	See “Subordinate and Mezzanine Indebtedness” section below for further discussion.
(5)	See “Escrows and Reserves” section below for further discussion.
(6)	Other Reserves consist of an Unfunded Obligations Reserve ($7,503,184) and a Free Rent Reserve ($689,930).

The Mortgage Loan. The second largest mortgage loan (the “Discovery Business Center Mortgage Loan”) is part of a whole loan (the “Discovery Business Center Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $150,000,000 and secured by the fee simple interest in a 1,287,820 SF office property located in Irvine, California (the “Discovery Business Center Property”). The Discovery Business Center Mortgage Loan is evidenced by the non-controlling Note A-2 with an original principal amount of $49,000,000. The remaining promissory notes comprising the Discovery Business Center Whole Loan are summarized in the table below. The Discovery Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK49 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-18

Office – Suburban	Loan #2	Cut-off Date Balance:	$49,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%
Discovery Business Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK 2025-BNK49	Yes
A-2	$49,000,000	$49,000,000	BANK 2025-BNK50	No
A-3	$25,000,000	$25,000,000	BANK 2025-BNK49	No
A-4(1)	$11,000,000	$11,000,000	BANA	No
Whole Loan	$150,000,000	$150,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower is Discovery Business Center LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsor is The Irvine Company LLC (“The Irvine Company”) and the non-recourse carveout guarantor for the Discovery Business Center Whole Loan is Spectrum Office Properties LLC.

The Irvine Company is a private real estate investment company headquartered in Newport Beach, California and headed by Donald Bren, Chairman of the Board. The Irvine Company is committed to long-term ownership of a real estate portfolio encompassing apartment communities, new home villages, office buildings, retail, dining and entertainment and resorts. The Irvine Company’s holdings consist of 129 million SF and includes more than 590 office buildings, 125 apartment communities with 65,000 units, 40 retail centers, one coastal resort, three golf courses and five marinas. The Irvine Company's collection of office properties are located in Orange County, Los Angeles, San Diego, and Silicon Valley, California, and Chicago, Illinois and New York, New York.

The Property. The Discovery Business Center Property is a 1,287,820 SF suburban office park located in Irvine, California. Situated on an 82.45-acre site, the Discovery Business Center Property was developed in phases between 2000 and 2007 and consists of 24 two-story, single- and multi-tenant buildings. The Discovery Business Center Property is part of the broader overall 1.95 million SF Discovery Park, which includes 31 buildings of connected workspace. Discovery Park amenities include various indoor dining options, outdoor seating areas and food trucks, Kinetic (an Irvine Company owned gym), indoor and outdoor lounge areas, a meeting and events venue, a customer resource center, two putting greens, a game room, auto detailing, and electric vehicle charging stations. In addition to the onsite amenities, the Discovery Business Center Property is located less than a mile southeast of Sand Canyon Plaza and 1.6 miles northwest of Irvine Spectrum Center, which in aggregate offer over 250 shopping, dining, and entertainment options.

From 2020 through 2024, the borrower sponsor invested approximately $17.1 million in capital expenditures into the Discovery Business Center Property. Since 2020, the borrower sponsor has executed more than 80 new leases and lease renewals (approximately 60.0% of NRA). In 2024, the borrower sponsor executed 24 new leases and lease renewals, representing 170,000 SF (13.4% of NRA). According to the borrower sponsor, there is an additional $17.6 million of capital expenditure investment planned from 2025 through 2030 into the Discovery Business Center Property. The Discovery Business Center Property has an average 5-year occupancy of 88.0%. As of October 31, 2024, the Discovery Business Center Property was 79.2% leased to 80 tenants.

Major Tenants.

LoanDepot.com, LLC (118,312 SF, 9.2% of NRA, 10.9% of UW Rent). LoanDepot.com, LLC (NYSE: LDI) (“LoanDepot”) is a public, California-based nonbank holding company that sells mortgage and non-mortgage lending products. The company was founded in 2010 and went public in 2021. As of January 13, 2025, LoanDepot had a market cap of approximately $566 million. LoanDepot has been a tenant at the Discovery Business Center Property since January 2018 and expanded its space in January 2023. The tenant's lease extends through December 31, 2027, with one, five-year renewal option remaining for 54,306 SF and two, five-year renewal options remaining for 64,006 SF. LoanDepot currently pays a rent of $24.96 PSF and does not have any termination options.

Tungsten Automation Corporation (64,006 SF, 5.0% of NRA, 6.6% of UW Rent). Tungsten Automation Corporation (“Tungsten”) is a private, intelligent automation software provider, providing a broad portfolio of automation solutions dedicated to enhancing efficiency across a wide parameter of cases, including financial, healthcare, supply chain and government industries. As of January 2025, Tungsten had over 25,000 customers, over 850 partners, and employed over 2,200 employees in 32 countries. The Discovery Business Center Property serves as the headquarters for Tungsten and the company has been a tenant since May 2009. Tungsten's lease extends through April 30, 2026, with one, five-year renewal option remaining. Tungsten has UW rent of $28.08 PSF. Tungsten does not have any termination options.

FirstService Residential (55,196 SF, 4.3% of NRA, 5.6% of UW Rent). FirstService Residential is a public, Canada-based real estate services company specializing in residential property services. FirstService Residential is also one of North America's largest providers of essential property and home improvement services delivered through company-owned operations and over 1,500 individually branded franchise systems. FirstService Residential generated $5.4 billion in system-wide sales in 2024. FirstService Residential has been a tenant at the Discovery Business Center Property since July 2014 and expanded its space in October 2018. The tenant's lease extends through June 30, 2030, with one, five-year renewal option remaining. FirstService Residential has UW rent of $24.84 PSF, increasing to $25.68 PSF beginning July 1, 2025. FirstService Residential does not have any termination options.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-19

Office – Suburban	Loan #2	Cut-off Date Balance:	$49,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

The following table presents certain information relating to the tenancy at the Discovery Business Center Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Major Tenants
LoanDepot.com, LLC	NR/NR/NR	118,312	9.2%	$2,953,068	10.9%	$24.96	12/31/2027	1 x 5 yr, 2 x 5 yr	N
Tungsten Automation Corporation	NR/NR/NR	64,006	5.0%	$1,797,288	6.6%	$28.08	4/30/2026	1 x 5 yr	N
FirstService Residential	NR/NR/NR	55,196	4.3%	$1,518,111	5.6%	$27.50	6/30/2030	1 x 5 yr	N
State Street Bank	Aa2/AA/AA-	53,840	4.2%	$1,891,401	7.0%	$35.13	6/30/2029	1 x 5 yr	Y(3)
St. Joseph Health System	A2/A/A	44,820	3.5%	$1,164,961	4.3%	$25.99	6/30/2035	2 x 5 yr	Y(4)
Major Tenants Subtotal/Wtd. Avg.		336,174	26.1%	$9,324,829	34.5%	$27.74

Other Tenants		684,312	53.1%	$17,710,703	65.5%	$25.88
Occupied Subtotal/Wtd. Avg.		1,020,486	79.2%	$27,035,532	100.0%	$26.49
Vacant Space		267,334	20.8%
Total/Wtd. Avg.		1,287,820	100.0%

(1)	Information is based on the underwritten rent roll dated October 31, 2024 and is inclusive of rent steps through March 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	State Street Bank will have a one-time right to terminate its lease as on June 30, 2026, by giving a written notice of at least 12 months.
(4)	St. Joseph Health System will have a one-time termination right in the 84th month (February 2032), by giving a written notice of at least 12 months. St. Joseph Health System will be required to pay a termination fee equal to (i) the sum of 4 monthly installments of rent and operating expenses; plus (ii) the unamortized portion of leasing costs (based upon a constant amortization over a 124-month period with 7% interest) applicable to the portion of the term remaining after the date of termination.

The following table presents certain information relating to the lease rollover schedule at the Discovery Business Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	15	109,451	8.5%	8.5%	$2,908,061	10.8%	10.8%	$26.57
2026	17	212,605	16.5%	25.0%	$5,737,063	21.2%	32.0%	$26.98
2027	22	236,134	18.3%	43.3%	$6,206,933	23.0%	54.9%	$26.29
2028	11	127,782	9.9%	53.3%	$3,376,603	12.5%	67.4%	$26.42
2029	7	98,699	7.7%	60.9%	$3,041,609	11.3%	78.7%	$30.82
2030	3	110,523	8.6%	69.5%	$2,732,422	10.1%	88.8%	$24.72
2031	2	46,660	3.6%	73.1%	$1,120,856	4.1%	92.9%	$24.02
2032	1	11,692	0.9%	74.0%	$266,578	1.0%	93.9%	$22.80
2033	1	22,120	1.7%	75.8%	$480,446	1.8%	95.7%	$21.72
2034	0	0	0.0%	75.8%	$0	0.0%	95.7%	$0.00
2035	1	44,820	3.5%	79.2%	$1,164,961	4.3%	100.0%	$25.99
2036 & Thereafter	0	0	0.0%	79.2%	$0	0.0%	100.0%	$0.00
Vacant	0	267,334	20.8%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	80	1,287,820	100.0%		$27,035,532	100.0%		$26.49(2)

(1)	Information is based on the underwritten rent roll dated October 31, 2024 and is inclusive of rent steps through March 1, 2026 and straight-lined rent through the loan term for investment grade tenants.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Discovery Business Center Property is located in Irvine, California, immediately west of the Santa Ana Freeway (I-5), and approximately two miles northwest of the I-5 interchange with the San Diego Freeway (I-405). The Laguna Freeway (SR-133) is just west of the Discovery Business Center Property, with an interchange to Highway 241 approximately five miles north. The triangle formed by these three freeways is known as Irvine Center, which is a focal point for Class A office development in Orange County. The 373-acre Irvine Center is home to Class A high rises and campus-like office environments as well as hotels, restaurants, cinemas, retail services, the Irvine Medical Center and Kaiser Permanente Hospital. Irvine Center is also the home to the 1.2 million SF Irvine Spectrum Center, a shopping center that is anchored by Nordstrom, Target, Regal Irvine Cinemas, Barnes & Noble, Shake Shack, Cheesecake Factory, the Irvine Improv and various other tenants.

The Discovery Business Center Property is located within the Orange County office market and the Irvine Spectrum office submarket. As of September 2024, the Orange County economy employed a total of 1,627,211 people. The top three industries within the area are Health Care/Social Assistance, Manufacturing and Prof/Scientific/Tech Services, which represent a combined total of 35% of the workforce. As of the second quarter of 2024, the Orange County office market had existing supply of approximately 104.7 million SF, an average vacancy of 14.7% and an average rent of $34.20 PSF. The Irvine Spectrum office submarket had existing supply of approximately 15.0 million SF, an average vacancy of 9.8% and an average rent of $33.96 PSF.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-20

Office – Suburban	Loan #2	Cut-off Date Balance:	$49,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Discovery Business Center Property was 7,209, 150,161 and 391,052, respectively. The estimated 2024 average household income within the same radii was $144,780, $180,234 and $170,858, respectively.

The following table presents recent leasing data at comparable properties with respect to the Discovery Business Center Property:

Summary of Comparable Leases
Property / Location	Year Built/Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Discovery Business Center 32-49 Discovery, 6501-6591 Irvine Center Drive and 15201-15480 Laguna Canyon Road Irvine, CA	2000-2007/2023	-	St. Joseph Health System(1)	Mar-25(1)	10.0(1)	44,820(1)	$21.48(1)	$105.00 / 5 mos. / 2.8%
Alton Technology(2) 4 Technology Drive Irvine, CA 92618	1999/NAP	2.1 Miles	Lumicera Health Services	Aug-24	10.0	19,200	$22.80	$68.00 / 4 mos. / 3.5%
Corporate Business Center(2) 123, 125, 133, 135, 153, 157, 163, 165, 167, 173 and 175 Technology Drive Irvine, CA 92618	1995/1996	0.9 Miles	EnChannel Medical	Mar-24	5.0	15,446	$21.60	$70.00 / 5 mos. / 3.0%
Lakeview Business Center(2) 38 Technology Drive Irvine, CA 92618	1998/NAP	1.6 Miles	Stantec Consulting	May-24	5.0	13,833	$22.20	NAV / 3 mos. / 3.0%
Lakeview Business Center(2) 36 Technology Drive Irvine, CA 92618	1998/NAP	1.7 Miles	Fujitsu Frontech North America, Inc.	Nov-23	5.0	7,733	$21.00	$45.00 / 5 mos. / 3.0%
Lakeview Business Center(2) 15310 Barranca Parkway Irvine, CA 92618	1997/NAP	1.7 Miles	OC Power Authority	Feb-24	7.0	7,790	$20.40	$76.50 / 5 mos. / 3.5%
Sand Canyon Business Center(2) (part of) 15515-15525 Sand Canyon Avenue Irvine, CA 92618	2000/NAP	0.4 Miles	Axonics	Apr-24	10.0	145,960	$25.80	$58.46 / 6 mos. / 3.5%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated October 31, 2024 and the tenant lease.
(2)	Each Property in the comparable properties set is also owned by the borrower sponsor.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Discovery Business Center Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$23.40	5	3.5% per annum

Appraisal. The appraisal concluded to an “as-is” appraised value of $342,700,000 as of October 3, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated December 23, 2024, there was no evidence of any recognized environmental conditions at the Discovery Business Center Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-21

Office – Suburban	Loan #2	Cut-off Date Balance:	$49,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Discovery Business Center Property:

Cash Flow Analysis
	2021(1)	2022(1)	2023(1)	2024(1)	11/30/2024 TTM	UW	UW PSF
In-Place Rent(2)	$27,640,683	$29,591,695	$30,923,791	$29,101,486	$27,269,553	$32,498,636	$25.24
UW Rent Steps(3)	$0	$0	$0	$0	$0	$391,154	$0.30
Straight-lined IG Rent(4)	$0	$0	$0	$0	$0	$401,359	$0.31
Expense Reimbursements	$8,182,428	$9,307,026	$11,037,479	$11,264,251	$10,825,916	$12,239,768	$9.50
Net Rentable Income	$35,823,111	$38,898,721	$41,961,270	$40,365,738	$38,095,469	$45,530,916	$35.36
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($8,712,817)	($6.77)
Parking Income	$0	$0	$46,325	$148,750	$74,375	$74,375	$0.06
Other Income	$174,587	$215,596	$225,534	$337,217	$325,753	$325,753	$0.25
Effective Gross Income	$35,997,698	$39,114,317	$42,233,129	$40,851,704	$38,495,596	$37,218,226	$28.90

Real Estate Taxes	$1,915,311	$1,937,285	$1,950,766	$1,981,983	$1,994,255	$1,895,723	$1.47
Insurance(5)	$98,718	$123,203	$171,069	$153,655	$153,282	$418,782	$0.33
Other Operating Expenses	$6,109,246	$6,945,489	$7,912,546	$8,619,618	$8,966,081	$8,753,856	$6.80
Total Operating Expenses	$8,123,275	$9,005,978	$10,034,380	$10,755,257	$11,113,619	$11,068,361	$8.59

Net Operating Income	$27,874,423	$30,108,339	$32,198,749	$30,096,448	$27,381,978	$26,149,865	$20.31
Replacement Reserves	$0	$0	$0	$0	$0	$391,101	$0.30
TI/LC	$0	$0	$0	$0	$0	$1,287,820	$1.00
Net Cash Flow	$27,874,423	$30,108,339	$32,198,749	$30,096,448	$27,381,978	$24,470,944	$19.00

Occupancy (%)	85.0%	87.0%	90.0%	85.0%	79.2%(6)	73.2%(7)
NOI DSCR(8)	3.06x	3.31x	3.54x	3.31x	3.01x	2.87x
NCF DSCR(8)	3.06x	3.31x	3.54x	3.31x	3.01x	2.69x
NOI Debt Yield(8)	18.6%	20.1%	21.5%	20.1%	18.3%	17.4%
NCF Debt Yield(8)	18.6%	20.1%	21.5%	20.1%	18.3%	16.3%

(1)	Represents fiscal year ending on June 30 of the respective year.
(2)	UW In-Place Rent is based on the underwritten rent roll as of October 31, 2024 and includes rent for tenants that have signed leases but have not taken occupancy.
(3)	UW Rent Steps are taken through March 1, 2026.
(4)	UW Straight-lined IG Rent represents straight-lined rent for investment grade tenants.
(5)	UW Insurance includes the in-place premium for earthquake insurance. Historical insurance figures exclude earthquake insurance premiums.
(6)	Occupancy (%) is as of October 31, 2024.
(7)	Represents 26.8% underwritten vacancy which includes tenants known to be vacating and adjustments for dark or partially dark tenants, if applicable.
(8)	Based on the Discovery Business Center Whole Loan.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $7,503,184 for unfunded landlord obligations and (ii) $689,930 for outstanding free rent and gap rent obligations.

RE Taxes – During a Cash Trap Event Period (as defined below), the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance – During a Cash Trap Event Period, and if there is no blanket policy in place, the borrower is required to escrow monthly payments equal to 1/12th of the annual estimated insurance payments.

Replacement Reserve – During a Cash Trap Event Period, the borrower is required to deposit monthly replacement reserves equal to approximately $32,592, subject to a cap of $782,202.

TI/LC Reserves – During a DSCR Trigger Event Period (as defined below), so long as a Cash Trap Event Period is not in effect, the borrower is required to deposit monthly TI/LC reserves equal to $107,318, subject to a cap of $2,000,000.

The borrower, at its option, may provide one or more letters of credit or guaranties in lieu of, and in the amount of, any of the cash deposits required for tax escrows, insurance escrows, replacement reserves and TI/LC reserves.

A “Cash Trap Event Period” means a period commencing upon the earlier of (a) the occurrence of an event of default or (b) the date on which the 30-year amortizing debt service coverage ratio is less than 1.10x (tested quarterly) and expiring upon (i) with regard to clause (a), the cure of such event of default and (ii) with regard to clause (b), the date on which the 30-year amortizing debt service coverage ratio is greater than or equal to 1.10x for two consecutive calendar quarters; notwithstanding the foregoing, the borrower is permitted to deposit with the lender additional collateral in an amount which, if applied as a principal prepayment, would result in a 30-year amortizing debt service coverage ratio greater than or equal to 1.10x, in order to avoid a Cash Trap Event Period.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-22

Office – Suburban	Loan #2	Cut-off Date Balance:	$49,000,000
32-49 Discovery, 6501-6591 Irvine Center Drive	Discovery Business Center	Cut-off Date LTV:	43.8%
and 15201-15480 Laguna Canyon Road		UW NCF DSCR:	2.69x
Irvine, CA 92618		UW NOI Debt Yield:	17.4%

A “DSCR Trigger Event Period” means a period commencing upon the date that the amortizing debt service coverage ratio is less than 1.15x (tested quarterly) until the amortizing debt service coverage ratio is greater than or equal to 1.15x for two consecutive calendar quarters.

Lockbox and Cash Management. The Discovery Business Center Whole Loan documents require a hard lockbox with springing cash management. All rents from the Discovery Business Center Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account are required to be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not be permitted access to the funds in the lockbox account and such funds are required to be transferred to the lender-controlled cash management account and disbursed according to the Discovery Business Center Whole Loan documents. During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the Discovery Business Center Whole Loan; provided that if no event of default is continuing, excess cash will be disbursed at the direction of the borrower in the event of shortfalls in leasing reserve funds to pay for qualified leasing expenses.

Subordinate and Mezzanine Indebtedness.  Provided no event of default has occurred and is continuing, with lender consent, the borrower may incur future mezzanine debt, secured by the direct and/or indirect equity interest in the borrower.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that the borrower will only be required to pay for terrorism insurance in any policy year a maximum of two times the annual insurance premiums payable for the Discovery Business Center Property at the time with respect to the property and business interruption policies (excluding the cost of the earthquake component of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-23

Retail - Various	Loan # 3	Cut-off Date Balance:	$49,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

FOOD LION
Hungarybrook Shopping Center

GOODWILL
Northland Plaza

CHINA INN
Centre Plaza

Nails
Plaza North Shopping Center

Cummings Park Plaza

Athens Town Center

Homosassa Square

Aaron's
Pelham Plaza

Collins Plaza

FOOD LION
Ahoskie Commons

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-24

Retail - Various	Loan # 3	Cut-off Date Balance:	$49,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Lake Huron
ONTARIO
Lake Michigan
MICHIGAN
MILWAUKEE
CHICAGO
DETROIT
WINDSOR
Lake Erie
CLEVELAND
AKRON
TOLEDO
INDIANA
OHIO
ILLINOIS
INDIANAPOLIS
COLUMBUS
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY
WEST VIRGINIA
Lima
Terre Haute

ONTARIO
Lake Ontario
VERMONT
MAINE
NEW YORK
MASS.
BOSTON
Hartford
Waterbury
CT
PENNSYLVANIA
NEW YORK
NEW JERSEY
PHILADELPHIA
BALTIMORE
WASHINGTON, DC
Dover
DE
Atlantic Ocean

NASHVILLE
ARKANSAS
MEMPHIS
TENNESSEE
Huntsville
ATLANTA
MISSISSIPPI
ALABAMA
GEORGIA
Birmingham
Anniston
LOUISIANA
NEW ORLEANS
FLORIDA
Gulf of Mexico

Homosassa Springs
Gulf of Mexico
ORLANDO
TAMPA
Lakeland
Plant City
ST. PETERSBURG
Tampa Bay

Richmond
KENTUCKY
VIRGINIA
VIRGINIA BEACH
TENNESSEE
Greensboro
RALEIGH
Wilson
NORTH CAROLINA
CHARLOTTE
Knoxville
ATLANTA
SOUTH CAROLINA
GEORGIA
Savannah
Cordele
JACKSONVILLE
FLORIDA
Atlantic Ocean

Coastal Equities Portfolio		
1	The Home Depot	Detroit, MI
2	Westown Square	Cleveland, OH
3	Rodney Village Shopping Center	Dover, DE
4	Mattatuck Plaza	Waterbury, CT
5	Athens Town Center	Athens, AL
6	Northeast Plaza	Greensboro, NC
7	Hungerybrook Shopping Center	Henrico, VA
8	Plaza North Shopping Center	Terre Haute, IN
9	Henderson Marketplace	Henderson, NC
10	Ahoskie Commons	Ahoskie, NC
11	Cummings Park Plaza	Burlington, NC
12	Glenwood Shopping Plaza	Oneida, NY
13	Boulevard Plaza	Wilson, NC
14	Summer Commons	Memphis, TN
15	Centre Plaza	Clinton, TN
16	Market at Riverdale Bend	Memphis, TN
17	Cordele Corners	Cordele, GA
18	Anniston Plaza	Anniston, AL
19	Meeting Square	Jefferson City, TN
20	Northland Plaza	Lima, OH
21	Homosassa Square	Homosassa Springs, FL
22	Laurens Plaza	Laurens, SC
23	Pelham Plaza	Jacksonville, AL
24	Plank Plaza	Baton Rouge, LA
25	Collins Plaza	Plant City, FL

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-25

Mortgage Loan No. 3 – Coastal Equities Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:			JPMCB	Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/MDBRS):			NR/NR/NR	Location(2):	Various
Original Balance(1):			$49,000,000	General Property Type:	Retail
Cut-off Date Balance(1):			$49,000,000	Detailed Property Type(2):	Various
% of Initial Pool Balance:			9.98%	Title Vesting:	Fee
Loan Purpose:			Refinance	Year Built/Renovated(2):	Various/Various
Borrower Sponsor:			Coastal Equities Holdings, LLC	Size:	3,424,574 SF
Guarantors:			Edward Ross, Scott Ross and	Cut-off Date Balance PSF(1):	$47
			Howard Arnberg	Maturity Balance PSF(1):	$47
Mortgage Rate:			6.35000%	Property Manager:	EH Scott, LLC
Note Date:			4/30/2025
Maturity Date:			5/1/2035
Term to Maturity:			120 months
Amortization Term:			0 months	Underwriting and Financial Information
IO Period:			120 months	UW NOI:	$18,800,517
Seasoning:			1 month	UW NCF(4):	$17,117,002
Prepayment Provisions:			L(25),YM1(89),O(6)	UW NOI Debt Yield(1):	11.8%
Lockbox/Cash Mgmt Status:			Springing/Springing	UW NCF Debt Yield(1):	10.7%
Additional Debt Type(1):			Pari Passu	UW NOI Debt Yield at Maturity(1):	11.8%
Additional Debt Balance(1):			$111,000,000	UW NCF DSCR(1):	1.66x
Future Debt Permitted (Type):			No (NAP)	Most Recent NOI:	$19,105,510 (12/31/2024)
				2nd Most Recent NOI:	$18,650,166 (12/31/2023)
				3rd Most Recent NOI:	$17,738,800 (12/31/2022)
Reserves(3)				Most Recent Occupancy(5):	88.6% (4/1/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(5):	93.4% (1/1/2024)
RE Taxes:	$700,000	$270,000	NAP	3rd Most Recent Occupancy:	91.6% (1/1/2023)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$239,000,000 (2/1/2025)
Replacement Reserve:	$0	$43,115	$1,034,765	Appraised Value PSF:	$70
Rollover Reserve:	$2,000,000	Springing	$750,000	Cut-off Date LTV Ratio(1):	66.9%
Free Rent Reserve:	$298,281	$0	NAP	Maturity Date LTV Ratio(1):	66.9%
Outstanding TI Reserve:	$1,565,213	$0	NAP
Required Repairs Reserve:	$1,873,606	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$160,000,000	97.9%	Loan Payoff:	$153,124,511	93.7%
Borrower Sponsor Equity:	$3,398,449	2.1%	Upfront Reserves:	$6,437,100	3.9%
			Closing Costs:	$3,836,838	2.3%
Total Sources:	$163,398,449	100.0%	Total Uses:	$163,398,449	100.0%

(1)	The Coastal Equities Portfolio Mortgage Loan (as defined below) is part of the Coastal Equities Portfolio Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Cut-off Date Balance PSF, Maturity Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Coastal Equities Whole Loan.
(2)	See “Portfolio Summary” table below for details regarding individual properties.
(3)	See “Escrows and Reserves” below.
(4)	Big Lots filed for bankruptcy and was later acquired by Gordon Brothers, who then facilitated transfers of the assets of Big Lots to other parties, including Variety Wholesalers, Inc., who is in the process of re-opening more than 200 stores under the Big Lots brand. Big Lots has reopened at the Athens Town Center property and has UW rent attributable.
(5)	The decrease in occupancy from 2nd Most Recent to Most Recent is primarily attributable to recent bankruptcy filings of Big Lots and American Freight, as well as certain known vacates or dark tenants underwritten as vacant (though in certain instances remaining in occupancy and paying rent). Big Lots previously occupied five locations, three of which have already been backfilled or re-opened after Big Lots emergence from bankruptcy.
(6)	Appraised Value is based on the "Hypothetical – As-If Funded” value, inclusive of a 3.2% portfolio premium. The aggregate appraised value of the Coastal Equities Portfolio Properties between January 9, 2025 and February 7, 2025 on a property-by-property basis was $231,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.1%. Appraised Value is inclusive of certain, primarily non-income producing, outparcels which are permitted to be released. In aggregate, the eight release parcels, across six Coastal Equities Portfolio Properties, account for $2,185,000 in value. See “Outparcel Releases” and “Appraisals” below.

The Mortgage Loan. The third largest mortgage loan (the “Coastal Equities Portfolio Mortgage Loan”) is part of a whole loan (the “Coastal Equities Portfolio Whole Loan”) comprised of five pari passu promissory notes with an aggregate original principal balance of $160,000,000. The Coastal Equities Portfolio Whole Loan is secured by first priority mortgages encumbering the fee interests in a portfolio of 25 retail properties totaling 3,424,574 square feet located across 14 states (each, individually, a “Coastal Equities Portfolio Property”, and, collectively, the “Coastal Equities Portfolio” or the “Coastal Equities Portfolio Properties”). The Coastal Equities Portfolio Mortgage Loan is comprised of the non-controlling note A-2 with an aggregate original principal balance of $49,000,000, which will be included in the BANK 2025-BNK50 securitization trust. The remaining Coastal Equities Portfolio Whole Loan pari passu notes (the “Coastal Equities Portfolio Non-Serviced Pari Passu Companion Loans”) are currently held by JPMCB and are expected to be contributed

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-26

Retail - Various	Loan # 3	Cut-off Date Balance:	$49,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

to one or more future securitization transactions. The Coastal Equities Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BANK 2025-BNK50 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. A portion of the Coastal Equities Portfolio Properties were previously securitized in the MSBAM 2015-C24 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Coastal Equities Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$60,000,000	$60,000,000	JPMCB	Yes
A-2	$49,000,000	$49,000,000	BANK 2025-BNK50	No
A-3(1)	$25,000,000	$25,000,000	JPMCB	No
A-4(1)	$16,000,000	$16,000,000	JPMCB	No
A-5(1)	$10,000,000	$10,000,000	JPMCB	No
Whole Loan	$160,000,000	$160,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsor. The borrowers are 25 limited liability companies and single purpose entities, owned by Coastal Equities Holdings LLC, a Delaware limited liability company, structured with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Coastal Equities Portfolio Whole Loan.

The borrower sponsor of the Coastal Equities Portfolio Whole Loan is Coastal Equities Holdings, LLC (“Coastal Equities”) and the non-recourse carveout guarantors are Edward Ross, Scott Ross and Howard Arnberg. Edward Ross is the founder of Coastal Equities, while Scott Ross and Howard Arnberg are both managing partners at Coastal Equities. Formed in the late 1970s, Coastal Equities is a real estate company specializing in the investment, development, syndication and management of retail shopping centers. Since its inception, Coastal Equities has been responsible for placing and managing over $1.0 billion of investments and over 40,000,000 square feet of commercial real estate nationwide. Coastal Equities focuses on grocery-anchored neighborhood and community shopping centers with a high volume of repeat shopper traffic.

The Properties. The Coastal Equities Portfolio is comprised of 25 retail properties totaling 3,424,574 square feet located across 14 states. The Coastal Equities Portfolio is a granular and geographically diverse, with no single Coastal Equities Portfolio Property representing greater than 8.3% of the allocated loan amount (“ALA”). The five largest states by ALA are North Carolina (five properties, 21.8% of ALA), Tennessee (four properties, 12.2% of ALA), Alabama (three properties, 10.7% of ALA), Ohio (two properties, 9.9% of ALA) and Michigan (one property, 8.3% of ALA), with no other state representing greater than 6.5% of ALA. Similarly, the Coastal Equities Portfolio features a diverse tenant roster of over 380 leases across over 280 retailers, with no individual tenant accounting for greater than 5.7% of UW base rent. Additionally, among the top 25 tenants in the Coastal Equities Portfolio, four tenants (Tractor Supply, Dollar Tree, The Home Depot and Food Lion) are investment grade, representing 16.2% of portfolio square feet and 16.7% of UW base rent. Overall tenancy is varied across retail sectors, with tenants operating across the household goods, home improvement, sports, furniture, beauty, food and automotive industries. The wide array of retail offerings helps to cater towards a broad range of consumer preferences as well as attract a variety of shoppers in different age and income demographics. Moreover, the properties are largely community retail centers that help serve essential functions including discount grocers and home goods, facilitating a consistent stream of consumer traffic as evidenced by high historical occupancy. The previous loan encumbering the Coastal Equities Portfolio Properties, securitized in MSBAM 2015-C24, was a performing loan throughout its 10 year term, without ever missing a mortgage payment or experiencing delinquency, despite the onset of the COVID-19 pandemic.

The Coastal Equities Portfolio Properties were all built between 1959 and 2003 and range in size from 37,458 square feet to 261,418 square feet. The Coastal Equities Portfolio has an in-place occupancy of 88.6% as of April 1, 2025, and has averaged 90.6% occupancy dating back to 2015. The maximum amount of rollover in any single year is approximately 15.8%, providing a staggered rollover profile in low vacancy submarkets with significant brick and mortar retail demand. In addition, the borrower sponsor has maintained strong leasing momentum, recently renewing approximately 593,814 square feet and signing an additional 182,753 square feet of new tenant space between 2022 and 2025. While several anchors across the Coastal Equities Portfolio have vacated in recent months (Big Lots and American Freight), the Loan Sponsor has continued to successfully backfill with quality tenancy and maintain the viability of retail offerings. On average, new leases represent an approximately 45.1% increase over the prior rent. Outsized leasing spreads demonstrate the strength and positioning of properties within their respective markets. Further, $2.0 million was reserved for lease rollover at loan origination to help support continued leasing momentum. Within the Coastal Equities Portfolio, there are 36 unique anchor tenants, each providing valuable foot traffic and sustained demand, with over 15 retail grocer leases. Top contributors to 2023 sales include The Home Depot (one location, $71,936,611 in sales, $517.32 sales/PSF), Food Lion (three locations, $49,319,556 in sales, $489.16 sales/PSF) and Piggly Wiggly (one location, $12,749,294 in sales, $509.20 sales/PSF).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-27

Retail - Various	Loan # 3	Cut-off Date Balance:	$49,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

The following table presents certain information relating to the Coastal Equities Portfolio Properties:

Portfolio Summary
Property Name City, State	Property Subtype	Year Built / Renovated	Occupancy %(1)	SF(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
The Home Depot Detroit, MI	Single Tenant	1998/2002	100.0%	139,056	$4,091,194	8.3%	$22,300,000	9.6%	$1,096,340	6.5%
Westown Square Cleveland, OH	Anchored	1988/2013	96.7%	176,761	$3,549,438	7.2%	$15,600,000	6.7%	$1,504,917	8.9%
Rodney Village Shopping Center Dover, DE	Anchored	1960/2004	95.2%	213,468	$3,186,531	6.5%	$14,000,000	6.0%	$1,309,421	7.7%
Mattatuck Plaza Waterbury, CT	Anchored	1978;1979; 2003/2009	88.2%	147,010	$2,908,456	5.9%	$13,700,000	5.9%	$1,043,761	6.2%
Athens Town Center Athens, AL	Anchored	1988/NAP	98.8%	209,124	$2,887,325	5.9%	$13,600,000	5.9%	$1,120,113	6.6%
Northeast Plaza Greensboro, NC	Anchored	1959/2000	97.7%	111,296	$2,680,300	5.5%	$12,625,000	5.5%	$922,156	5.5%
Hungarybrook Shopping Center Henrico, VA	Anchored	1988/NAP	100.0%	87,190	$2,483,994	5.1%	$11,700,000	5.1%	$791,960	4.7%
Plaza North Shopping Center Terre Haute, IN	Anchored	1966/1997	62.0%	261,418	$2,476,950	5.1%	$12,100,000	5.2%	$635,700	3.8%
Henderson Marketplace Henderson, NC	Anchored	1991/1994	100.0%	89,100	$2,128,438	4.3%	$10,025,000	4.3%	$825,538	4.9%
Ahoskie Commons Ahoskie, NC	Anchored	1987/NAP	99.2%	193,653	$2,122,925	4.3%	$10,000,000	4.3%	$692,985	4.1%
Cummings Park Plaza Burlington, NC	Anchored	1963/NAP	79.7%	200,253	$2,006,244	4.1%	$9,450,000	4.1%	$551,167	3.3%
Glenwood Shopping Plaza Oneida, NY	Anchored	1989/NAP	77.1%	218,861	$1,931,825	3.9%	$9,100,000	3.9%	$691,031	4.1%
Boulevard Plaza Wilson, NC	Anchored	1988/NAP	87.4%	108,568	$1,719,594	3.5%	$8,100,000	3.5%	$568,578	3.4%
Summer Commons Memphis, TN	Anchored	1974/2008	68.3%	139,785	$1,698,463	3.5%	$8,000,000	3.5%	$570,013	3.4%
Centre Plaza Clinton, TN	Anchored	1989/NAP	91.1%	101,642	$1,630,475	3.3%	$7,175,000	3.1%	$621,660	3.7%
Market at Riverdale Bend Memphis, TN	Anchored	1998;2003/NAP	100.0%	157,695	$1,365,569	2.8%	$6,000,000	2.6%	$496,071	2.9%
Cordele Corners Cordele, GA	Anchored	1986/NAP	91.1%	120,868	$1,337,394	2.7%	$6,300,000	2.7%	$493,582	2.9%
Anniston Plaza Anniston, AL	Anchored	1965/NAP	88.0%	129,565	$1,305,544	2.7%	$6,150,000	2.7%	$453,764	2.7%
Meeting Square Jefferson City, TN	Anchored	1984/NAP	100.0%	94,345	$1,302,481	2.7%	$5,775,000	2.5%	$532,219	3.1%
Northland Plaza Lima, OH	Anchored	1960/2003	68.1%	170,037	$1,283,800	2.6%	$5,650,000	2.4%	$335,293	2.0%
Homosassa Square Homosassa Springs, FL	Anchored	1981/NAP	100.0%	84,765	$1,167,731	2.4%	$5,500,000	2.4%	$416,529	2.5%
Laurens Plaza Laurens, SC	Anchored	1989/NAP	100.0%	97,946	$1,157,013	2.4%	$5,450,000	2.4%	$433,747	2.6%
Pelham Plaza Jacksonville, AL	Anchored	1974/NAP	85.3%	72,430	$1,061,463	2.2%	$5,000,000	2.2%	$353,897	2.1%
Plank Plaza Baton Rouge, LA	Anchored	1967/NAP	100.0%	62,280	$784,306	1.6%	$4,750,000	2.1%	$239,068	1.4%
Collins Plaza Plant City, FL	Anchored	1989/NAP	92.9%	37,458	$732,550	1.5%	$3,450,000	1.5%	$217,490	1.3%
Total/Wtd. Avg			88.6%	3,424,574	$49,000,000	100.0%	$239,000,000(2)	100.0%	$17,117,002(3)	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025.
(2)	Total Appraised Value represents the portfolio appraised value, including an approximately 3.2% portfolio premium.
(3)	Total UW NCF is inclusive of a $200,000 offset to underwritten TI/LCs for the $2,000,000 upfront rollover reserve to be utilized over the 10 year term.

Major Tenants.

Ollie’s (195,341 square feet, 5.7% of NRA; 4.7% of underwritten rent). Founded in July 1982, Ollie’s has grown to be America’s largest retailer of closeout merchandise and excess inventory, selling anything ranging from housewares and flooring to food, cookware, toys, electronics and more. Ollie’s focuses on purchasing inventory from closeouts, overstocks, package changes, manufacturer-refurbished goods and irregulars from manufacturers around the globe. Ollie’s is located at six Coastal Equities Portfolio Properties and have been in tenancy for a weighted average of approximately 11.0 years as of the transaction cutoff date.

Tractor Supply (164,513 square feet, 4.8% of NRA; 3.4% of underwritten rent). Tractor Supply is the largest rural lifestyle retailer in the U.S., ranking 293 on the Fortune 500. Founded in 1938 as a mail order tractor parts business, Tractor Supply now operates by supplying basic maintenance products to home, land, pet and animal owners. As of December 28, 2024, Tractor Supply operated 2,296 stores in 49 states, employing over 50,000 employees and generating $14.9 billion in sales for 2024. Tractor Supply is located at six Coastal Equities Portfolio Properties and have been in tenancy for a weighted average of approximately 16.9 years as of the transaction cutoff date. The Tractor Supply anchoring the Ahoskie property reported 2023 sales of $3,757,815 ($174.54 sales/PSF, 2.3% occupancy cost).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-28

Retail - Various	Loan # 3	Cut-off Date Balance:	$49,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Dollar Tree (149,539 square feet, 4.4% of NRA; 5.4% of underwritten rent). Comprised of two brands, Dollar Tree and Family Dollar, Dollar Tree, Inc. is ranked 137 on the Fortune 500 list. Dollar Tree is a leading operator of discount variety stores that has served North America for more than thirty years. Dollar Tree is headquartered in Chesapeake, Virginia and operates more than 15,500 stores across the 48 contiguous states and five Canadian provinces, supported by a coast-to-coast logistics network and more than 193,000 associates. Dollar Tree is located at 12 Coastal Equities Portfolio Properties and have been in tenancy for a weighted average of approximately 16.0 years.

The following table presents certain information relating to the tenancy for the Coastal Equities Portfolio:

Tenant Summary(1)
Tenant Name	Number of Locations	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
Ollie’s	6	NR/NR/NR	195,341	5.7%	$1,078,281	4.7%	$5.52
Tractor Supply	6	NR/Baa1/BBB	164,513	4.8%	$773,754	3.4%	$4.70
Dollar Tree	12	NR/Baa2/BBB	149,539	4.4%	$1,244,173	5.4%	$8.32
The Home Depot	1	A/A2/A	139,056	4.1%	$1,317,595	5.7%	$9.48
Food Lion	3	NR/Baa1/BBB+	100,826	2.9%	$498,352	2.2%	$4.94
Harbor Freight Tools	5	NR/B1/BB-	88,916	2.6%	659,026	2.9%	$7.41
Goodwill	5	NR/NR/NR	88,324	2.6%	678,344	3.0%	$7.68
Roses	2	NR/NR/NR	88,200	2.6%	227,000	1.0%	$2.57
Citi Trends	6	NR/NR/NR	69,634	2.0%	472,120	2.1%	$6.78
Habitat For Humanity	1	NR/NR/NR	61,532	1.8%	318,120	1.4%	$5.17
Subtotal/Wtd. Avg.			1,145,881	33.5%	$7,266,765	31.7%	$6.34

Other Tenants			1,887,393	55.1%	15,677,813	68.3%	$8.31
Occupied Collateral Total			3,033,274	88.6%	$22,944,578	100.0%	$7.56
Vacant Space			391,300	11.4%
Total			3,424,574	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule for the Coastal Equities Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
MTM/2025	47	168,660	4.9%	4.9%	$1,343,850	5.9%	5.9%	$7.97
2026	71	451,917	13.2%	18.1%	$3,191,839	13.9%	19.8%	$7.06
2027	65	497,650	14.5%	32.7%	$3,515,307	15.3%	35.1%	$7.06
2028	54	540,100	15.8%	48.4%	$4,638,222	20.2%	55.3%	$8.59
2029	62	449,485	13.1%	61.5%	$3,456,048	15.1%	70.4%	$7.69
2030	35	235,855	6.9%	68.4%	$1,954,380	8.5%	78.9%	$8.29
2031	22	344,357	10.1%	78.5%	$2,022,040	8.8%	87.7%	$5.87
2032	10	141,838	4.1%	82.6%	$1,036,139	4.5%	92.2%	$7.31
2033	8	55,675	1.6%	84.3%	$551,870	2.4%	94.6%	$9.91
2034	7	105,649	3.1%	87.3%	$829,804	3.6%	98.2%	$7.85
2035	1	10,080	0.3%	87.6%	$60,000	0.3%	98.5%	$5.95
2036 & Thereafter	4	32,008	0.9%	88.6%	$345,080	1.5%	100.0%	$10.78
Vacant	NAP	391,300	11.4%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	386	3,424,574	100.0%		$22,944,578	100.0%		$7.56

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain tenants may have termination options that are not accounted for in the Lease Rollover Schedule above.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-29

Retail - Various	Loan # 3	Cut-off Date Balance:	$49,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

The Market. The Coastal Equities Portfolio Properties are located in submarkets with average vacancy rates ranging from 1.1% to 15.4%, with a weighted average of 6.3%. Market rent ranges from $4.71 to $13.21 per square feet, with a weighted average of $8.30 per square foot.

The following table presents certain market information relating to the Coastal Equities Portfolio:

Market Summary
Property Name	Location(1)	Market(1)	Submarket(1)	UW Rent PSF(2)	Market Rent Rate PSF(1)	Submarket Vacancy(1)
Ahoskie Commons	Ahoskie, NC	Hertford County	Hertford County	$5.39	$5.81	4.5%
Anniston Plaza	Anniston, AL	Anniston-Oxford	Anniston-Oxford	$5.29	$4.71	2.7%
Athens Town Center	Athens, AL	Huntsville	Athens	$6.64	$6.15	2.9%
Boulevard Plaza	Wilson, NC	Wilson County	Wilson County	$7.68	$6.77	3.5%
Centre Plaza	Clinton, TN	Knoxville	Anderson County	$8.00	$8.28	1.1%
Collins Plaza	Plant City, FL	Tampa	Eastern Outlying	$7.42	$8.05	2.2%
Cordele Corners	Cordele, GA	Cordele	NAP	$6.02	$5.47	NAP
Cummings Park Plaza	Burlington, NC	Burlington	Burlington	$4.92	$5.00	1.6%
Glenwood Shopping Plaza	Oneida, NY	Syracuse	Central/East Syracuse	$7.76	$7.80	12.8%
Henderson Marketplace	Henderson, NC	Vance/Granville	Vance/Granville	$10.97	$11.03	1.6%
Homosassa Square	Homosassa Springs, FL	Homosassa Springs/Citrus County	Homosassa Springs/Citrus County	$7.37	$7.63	2.9%
Hungarybrook Shopping Center	Henrico, VA	Richmond	Northwest	$10.95	$12.05	10.2%
Laurens Plaza	Laurens, SC	Greenville	Laurens County	$5.92	$5.24	3.6%
Market at Riverdale Bend	Memphis, TN	Memphis	Germantown	$5.82	$5.97	3.8%
Mattatuck Plaza	Waterbury, CT	New Haven	New Haven North	$10.56	$10.75	14.3%
Meeting Square	Jefferson City, TN	Morristown	Morristown	$7.09	$8.18	1.9%
Northeast Plaza	Greensboro, NC	Greensboro/Winston-Salem	South Guilford	$9.93	$10.17	8.4%
Northland Plaza	Lima, OH	Lima	Lima	$5.43	$4.87	10.9%
Pelham Plaza	Jacksonville, AL	Anniston-Oxford	Anniston-Oxford	$6.88	$6.59	2.7%
Plank Plaza	Baton Rouge, LA	Baton Rouge	Greater Baton Rouge North	$5.37	$7.50	2.1%
Plaza North Shopping Center	Terre Haute, IN	Terre Haute	Terre Haute	$6.53	$6.63	3.2%
Rodney Village Shopping Center	Dover, DE	Dover	Dover	$7.73	$8.31	4.2%
Summer Commons	Memphis, TN	Memphis	Memphis	$10.06	$13.21	3.8%
The Home Depot	Detroit, MI	Detroit	Detroit/West Wayne	$9.48	$10.50	15.4%
Westown Square	Cleveland, OH	Cleveland	Fairview Park	$11.59	$9.54	6.8%
Total/Wtd. Avg.				$8.14	$8.30	6.3%

(1)	Information is based on the appraisals.
(2)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.

Appraisals. The appraisal concluded to an “Hypothetical – As-If Funded” Portfolio value of $239,000,000 as of February 1, 2025, which (a) is inclusive of a 3.2% portfolio premium over the aggregate “As Is” appraisal value of the individual Mortgaged Properties on a property-by-property basis (excluding (i) the Plaza North Shopping Center, which “Market Value As-Is (Includes Surplus Land Lots 3A, 5A, 5B)” value was utilized, and (ii) Anniston Plaza, for which the “Market Value As-Is - Including Surplus Land” value was utilized), and (b) assumes that $2,000,000 in tenant improvements and leasing commissions have been escrowed. The related borrowers were required to reserve $2,000,000 at loan origination. In aggregate, the eight release parcels, across six Coastal Equities Portfolio Properties, account for $2,185,000 in value. In addition, the aggregate appraised value of the portfolio of the Mortgaged Properties was $231,500,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 69.1%.

Environmental Matters. According to the Phase I environmental site assessments dated between November 21, 2024 and December 30, 2024, there was no evidence of any recognized environmental conditions at 22 Coastal Equities Portfolio Properties. The environmental site assessments for Westown Square (with respect to the former presence of a coal furnace manufacturing facility and potential related hazardous materials), Anniston Plaza (former presence of dry cleaners) and Rodney Village Shopping Center (current presence of dry cleaners) identified RECs, and in lieu of completing a phase II assessment, the borrower sponsor opted to purchase environmental insurance acceptable to lender. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus for additional information.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-30

Retail - Various	Loan # 3	Cut-off Date Balance:	$49,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Coastal Equities Portfolio:

Cash Flow Analysis(1)
	2021	2022	2023	2024	UW		UW PSF
Base Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$22,729,641		$6.64
Rent Steps	0	0	0	0	214,937		$0.06
Vacant Income	0	0	0	0	2,630,518		$0.77
Gross Potential Rent	$20,906,738	$21,529,338	$22,209,777	$22,701,981	$25,575,096		$7.47
Total Reimbursements	4,067,106	4,151,734	4,272,101	4,547,682	4,644,570		$1.36
Other Income	223,550	252,775	371,377	40,234	0		$0.00
Vacancy	0	0	0	0	(3,650,371)		($1.07)
Effective Gross Income	$25,197,394	$25,933,847	$26,853,255	$27,289,897	$26,569,295		$7.76

Real Estate Taxes	3,079,678	3,095,354	3,137,980	3,123,328	3,123,328		$0.91
Insurance	492,893	740,928	730,569	880,370	976,090		$0.29
Management Fee	975,999	997,875	1,046,176	1,084,968	797,079		$0.23
CAM Expense	3,119,994	3,360,891	3,288,365	3,095,721	2,872,281		$0.84
Total Expenses	$7,668,563	$8,195,047	$8,203,090	$8,184,386	$7,768,777		$2.27

Net Operating Income	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$18,800,517		$5.49
Replacement Reserves	0	0	0	0	513,686		$0.15
TI/LC	0	0	0	0	1,369,830		$0.40
Cap Reserve(2)	0	0	0	0	(200,000)		($0.06)
Net Cash Flow	$17,528,831	$17,738,800	$18,650,166	$19,105,510	$17,117,002		$5.00

Occupancy %(3)	93.7%	91.6%	93.4%	93.8%	87.9%	(4)
NOI DSCR	1.70x	1.72x	1.81x	1.85x	1.83x
NCF DSCR	1.70x	1.72x	1.81x	1.85x	1.66x
NOI Debt Yield	11.0%	11.1%	11.7%	11.9%	11.8%
NCF Debt Yield	11.0%	11.1%	11.7%	11.9%	10.7%

(1)	Based on the underwritten rent roll dated April 1, 2025, inclusive of contractual rent steps through April 2026.
(2)	At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover escrow reserve, to be utilized over the 10 year term.
(3)	2024 Occupancy represents the occupancy as of March 25, 2024.
(4)	Represents the underwritten economic occupancy. Physical occupancy is 88.6% based on the underwritten rent roll dated April 1, 2025.

Escrows and Reserves.

Tax Escrows – At origination, the borrowers were required to make an upfront deposit of $700,000 into a tax escrow reserve, and are required to escrow monthly payments equal to 1/12 of the annual estimated real estate taxes (initially $270,000).

Insurance Escrows – So long as (i) no event of default has occurred and is continuing and (ii) the borrowers provide the lender with evidence that there is a blanket policy in place, the borrowers are not required to make monthly insurance deposits; otherwise, the borrowers are required to escrow monthly payments equal to 1/12 of the annual estimated insurance premiums.

Replacement Reserve – The borrowers are required to deposit monthly replacement reserves of $43,115 ($0.01 PSF per annum), subject to a cap of $1,034,765.

Rollover Reserves – At origination, the borrowers were required to make an upfront deposit of $2,000,000 into a rollover escrow reserve, and upon the balance in the rollover escrow reserve being equal to or less than $500,000, the borrowers are required to begin making monthly deposits of $114,974 ($0.03 PSF per annum), subject to a cap of $750,000.

Free Rent Reserve – At origination, the borrowers were required to make an upfront deposit of $298,281, representing the amount of remaining free rent which tenants are entitled to receive under the existing leases at the Coastal Equities Portfolio as of the origination date.

Existing TI/LC Reserve – At origination, the borrowers were required to make an upfront deposit of $1,565,213 into a reserve for outstanding tenant improvements and leasing commissions under existing leases at the properties in the Coastal Equities Portfolio as of the origination date.

Required Repairs Reserve – At origination, the borrowers were required to make an upfront deposit of $1,873,606 into a reserve for outstanding repairs at the Coastal Equities Portfolio Properties representing 105.0% of the estimated cost of completion for all properties with outstanding expenditures identified in excess of $50,000. In addition, after the closing date, the borrower made an additional deposit of $365,400 into a reserve for outstanding repairs at the properties in the Coastal Equities Portfolio.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-31

Retail - Various	Loan # 3	Cut-off Date Balance:	$49,000,000
Various	Coastal Equities Portfolio	Cut-off Date LTV:	66.9%
Various		UW NCF DSCR:	1.66x
		UW NOI Debt Yield:	11.8%

Lockbox and Cash Management. The Coastal Equities Portfolio Whole Loan documents require a springing lockbox with springing cash management. Within 60 days from the closing date, the borrowers are required to establish an initial lockbox account. Following the occurrence of a Lockbox Event, each of the individual borrowers is required to establish an additional lockbox account in the names of each individual borrower, at which point all rents are required to be deposited into each such lockbox account within one business day following the receipt thereof. Following the occurrence of a Lockbox Event, if no Cash Sweep Period is continuing, the borrowers may direct the flow of funds from the lockbox account to an account of their selection. Following the occurrence of a Cash Sweep Period, the borrowers are required to establish a cash management account and all amounts on deposit in the lockbox accounts are required to be transferred into the cash management account on every business day. So long as a Cash Sweep Period is not continuing, funds in the lockbox account are required to be transferred on each business day to the borrower’s operating account. During a Cash Sweep Period, funds in the lockbox account are required to be transferred to a lender-controlled cash management account once every business day and disbursed according to the Coastal Equities Portfolio Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Coastal Equities Portfolio Whole Loan.

“Lockbox Event” means the earlier to occur of (i) the initial occurrence of a Cash Sweep Period or (ii) the debt service coverage ratio being less than 1.20x.

“Cash Sweep Period” means the period commencing upon (i) an event of default, (ii) any bankruptcy action of a borrower or manager, (iii) a debt service coverage ratio of less than 1.15x as of the date of determination or (iv) failure to complete the required repairs by the timeframes set forth in the Coastal Equities Portfolio Whole Loan documents (subject to extension as provided therein). Such Cash Sweep Period expires (a) with respect to clause (i) upon the acceptance by lender of a cure for such event of default, (b) with respect to clause (ii) upon the replacement of the manager with a qualified manager under a replacement management agreement within sixty days after commencement of such bankruptcy, (c) with respect to clause (iii) upon the achievement of a debt service coverage ratio equal or greater than 1.20x for two consecutive calendar quarters and (d) with respect to clause (iv) upon completion of the required repairs in accordance with the Coastal Equities Portfolio Whole Loan documents; provided, however, that, such Cash Sweep Period cure is subject to the following conditions (I) that no other event of default shall have occurred and be continuing, (II) a Cash Sweep Period cure resulting from an event of default or a bankruptcy action of a manager may occur no more than a total of six times, and (III) borrower has paid all of lender’s reasonable out-of-pocket expenses incurred in connection with such Cash Sweep Event cure. In no event will borrower be entitled to cure a Cash Sweep Period caused by a bankruptcy action of the borrowers.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 12 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Outparcel Releases. Other than during the period that is 60 days prior to and after a securitization, the applicable related individual borrower (each, an “Individual Borrower”) may obtain release of eight, primarily non-income producing, outparcels across six properties (in aggregate accounting for $2,185,000 of the total Appraised Value for the Coastal Equities Portfolio Properties) from the lien of the Coastal Equities Portfolio Whole Loan upon satisfaction of certain conditions set forth in the Coastal Equities Portfolio Whole Loan documents, including, without limitation: (a) 100% of net sales proceeds from the sale are deposited into the excess collateral reserve account, (b) the debt service coverage ratio for the remaining Coastal Equities Portfolio Properties is equal to or greater than the greater of (i) 1.55x and (ii) the debt service coverage ratio immediately preceding such release, (c) the applicable Individual Borrower conveys the outparcel to a person other than another Individual Borrower or the managing member any Individual Borrower and (d) the applicable Individual Borrower submits an officer’s certificate certifying that, as of loan origination and release of such outparcel, such outparcel was non-income producing (other than with respect to the outparcel for Anniston Plaza, for which the in-place tenant accounts for 0.1% of underwritten rent).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-32

Mixed Use – Office/Retail	Loan #4	Cut-off Date Balance:	$49,000,000
2109 Broadway	Ansonia Commercial Condominium	Cut-off Date LTV:	46.4%
New York, NY 10023		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	11.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-33

Mixed Use – Office/Retail	Loan #4	Cut-off Date Balance:	$49,000,000
2109 Broadway	Ansonia Commercial Condominium	Cut-off Date LTV:	46.4%
New York, NY 10023		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	11.0%

Ansonia Commercial Condominium
2109 Broadway
New York, NY 10023
MANHATTAN
Upper West Side
West Side
CENTRAL PARK
Hudson River
Riverside Park
Riverside Park South
H. Hudson Pkwy.
9A
Riverside Dr.
West End Ave.
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
8th Ave.
7th Ave.
W. 88th St.
W. 87th St.
W. 86th St.
W. 85th St.
W. 84th St.
W. 83rd St.
W. 82nd St.
W. 81st St.
W. 80th St.
W. 79th St.
W. 78th St.
W. 77th St.
W. 76th St.
W. 75th St.
W. 74th St.
W. 73rd St.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
Central Park South
Barney Greengrass
Bard Graduate Center
Children's Museum of Manhattan
Zabar's
Banksy "Hammer Boy" Mural
Rose Center for Earth and Space
Gilder Center for Science, Education, and Innovation
American Museum of Natural History
W. 79th Street Boat Basin
Arthouse Hotel
WP Theater
Hotel Beacon
Beacon Theatre
The New York Historical
Eleanor Roosevelt Memorial
La Quinta Inn & Suites NYC Central Park
Kaufman Music Center
Walter Reade Theater
The Julliard School
American Folk Art Museum
Lincoln Center Theater
David Geffen Hall
LINCOLN CENTER
Metropolitan Opera House
Damrosch Park
David H. Koch Theater
Quinn Library
Fordham Univ. Law
Fordham Univ. at Lincoln Ctr.
Leon Lowenstein Center
Mandarin Oriental, New York
John Jay College of Criminal Justice
Church of St. Paul the Apostle
Deutsche Bank Center/ The Shops at Columbus Ctr.
Gerald W. Lynch Theater
Mt. Sinai Hospital West
Museum of Arts and Design
CBS Broadcast Center
CBS News
The Watson Hotel
Carnegie Hall
Jacqueline Kennedy Onassis Reservoir
Great Lawn
Delacorte Theater
The Lake
Strawberry Fields
Sheep Meadow
Tavern On The Green
65th St Traverse
West Drive
Heckscher Playground
86TH ST/ BROADWAY
79TH ST/ BROADWAY
72ND ST/ BROADWAY
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
86TH ST
81ST ST/ MUSEUM OF NATURAL HISTORY
72ND ST
57TH ST
Fort Lee
BRONX
East River
Cliffside Park
Washington Heights
Edgewater
Harlem
East Harlem
MANHATTAN
North Bergen
Hudson River
Upper West Side
Upper East Side
NEW JERSEY
West New York
Astoria
QUEENS
Woodside
Weehawken
West Side
East Side
Long Island City
Midtown
Greenpoint
BROOKLYN
Union City
Hoboken
Chelsea
Williamsburg

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-34

Mortgage Loan No. 4 – Ansonia Commercial Condominium

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		MSMCH		Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/MDBRS):		NR/NR/NR		Location:	New York, NY 10023
Original Balance(1):		$49,000,000		General Property Type:	Mixed Use
Cut-off Date Balance(1):		$49,000,000		Detailed Property Type:	Office/Retail
% of Initial Pool Balance:		9.98%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1904/NAP
Borrower Sponsors:		The Stahl Organization and Sirius LLC		Size:	115,420 SF
Guarantors:		Trust Under Article Seventh of the		Cut-off Date Balance Per SF(1):	$463
		Will of Stanley Stahl, Jesse Krasnow		Maturity Date Balance Per SF(1):	$463
		and Harvey Schussler		Property Manager:	Sirius LLC
Mortgage Rate:		5.9600%			(borrower-related)
Note Date:		3/10/2025		Underwriting and Financial Information
Maturity Date:		4/1/2035		UW NOI:	$5,871,477
Term to Maturity:		120 months		UW NCF:	$5,212,574
Amortization Term:		0 months		UW NOI Debt Yield(1):	11.0%
IO Period:		120 months		UW NCF Debt Yield(1):	9.8%
Seasoning:		2 months		UW NOI Debt Yield at Maturity(1):	11.0%
Prepayment Provisions(2):		L(26),D(87),O(7)		UW NCF DSCR(1):	1.62x
Lockbox/Cash Mgmt Status:		Hard/Springing		Most Recent NOI:	$5,180,917 (12/31/2024)
Additional Debt Type(1):		Pari Passu		2nd Most Recent NOI:	$4,458,645 (12/31/2023)
Additional Debt Balance(1):		$4,400,000		3rd Most Recent NOI:	$6,280,763 (12/31/2022)
Future Debt Permitted (Type):		No (NAP)		Most Recent Occupancy(5)(6)(7):	77.0% (1/30/2025)
Reserves(3)				2nd Most Recent Occupancy:	77.8% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	76.5% (12/31/2022)
RE Taxes:	$911,978	$227,994	NAP	Appraised Value (as of):	$115,000,000 (1/1/2025)
Insurance:	$70,684	$11,781	NAP	Appraised Value Per SF:	$996
Replacement Reserves:	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	46.4%
TI/LC Reserves:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	46.4%
Other Reserves(4):	$2,041,035	$100,000; Springing	$971,000; NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$53,400,000	92.2%	Loan Payoff:	$54,157,100	93.5%
Borrower Equity:	$4,498,141	7.8%	Upfront Reserves:	$3,023,697	5.2%
			Closing Costs:	$717,344	1.2%
Total Sources:	$57,898,141	100.0%	Total Uses:	$57,898,141	100.0%

(1)	The Ansonia Commercial Condominium Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate original principal balance of $53,400,000. The financial information presented in the chart above is based on the Ansonia Commercial Whole Loan (as defined below).
(2)	Defeasance of the he Ansonia Commercial Condominium Whole Loan is permitted any time after the earlier to occur of (i) November 1, 2028, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Ansonia Commercial Condominium Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in June, 2025.
(3)	See “Escrows and Reserves”.
(4)	Other Reserves includes escrows for condominium, contractual leasing obligations, free rent, and ramp repair.
(5)	The American Musical and Dramatic Academy is expected to vacate its 9,122 SF space following its lease expiration in June 2025. The space has been underwritten as vacant.
(6)	Upper West Side Endoscopy is building out its 2,300 SF expansion space and not yet in occupancy. At origination $34,500 was reserved in respect of free rent for such expansion space. The space has been underwritten as occupied.
(7)	Wells Fargo is building out its 3,682 SF space and is not yet in occupancy. The tenant began paying rent in April 2025. The space has been underwritten as occupied.

The Mortgage Loan. The fourth largest mortgage loan (the “Ansonia Commercial Condominium Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $53,400,000 (the “Ansonia Commercial Condominium Whole Loan”). The Ansonia Commercial Condominium Whole Loan is secured by the borrower’s fee interest in a 115,420 SF mixed use property in New York, New York (the “Ansonia Commercial Condominium Property”). The Ansonia Commercial Condominium Whole Loan was originated by Morgan Stanley Bank, N.A. (“MSBNA”) on March 10, 2025. The controlling A-1 note, with an aggregate original principal balance of $49,000,000, represents the Ansonia Commercial Condominium Mortgage Loan and will be included in the BANK 2025-BNK50 securitization trust. The remaining Ansonia Commercial Condominium note is currently held by MSBNA and is expected to be contributed to one or more future securitization transactions. The Ansonia Commercial Condominium Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK50 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-35

Mixed Use – Office/Retail	Loan #4	Cut-off Date Balance:	$49,000,000
2109 Broadway	Ansonia Commercial Condominium	Cut-off Date LTV:	46.4%
New York, NY 10023		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	11.0%

The table below summarizes the promissory notes that comprise the Ansonia Commercial Condominium Whole Loan.

Ansonia Commercial Condominium Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$49,000,000	$49,000,000	BANK5 2025-BNK50	Yes
A-2 (1)	$4,400,000	$4,400,000	MSBNA	No
Total	$53,400,000	$53,400,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsors. The borrower for the Ansonia Commercial Condominium Whole Loan is Ansonia Commercial LLC, a single-purpose Delaware limited liability company with two independent directors in its organizational structure. The borrower is 99% owned by Ansonia Associates Limited Partnership and 1% owned by Ansonia Commercial Corp. Ansonia Commercial Corp. serves as the managing member of the borrower and the directors of the borrower are Harvey Schussler, Jesse Krasnow, Richard F. Czaja and Gregg S. Wolpert. The Trust Under Article Seventh of the Will of Stanley Stahl, Jesse Krasnow and Harvey Schussler are the non-recourse carveout guarantors of the Ansonia Commercial Condominium Whole Loan. The borrower sponsors for the Ansonia Commercial Condominium Whole Loan are The Stahl Organization and Sirius LLC.

The Stahl Organization is a privately held New York-based real estate company founded by Stanley Stahl in 1949. Stahl’s current real estate portfolio comprises over 5,000,000 SF of office space, including 277 Park Avenue and 122 East 42nd Street, 10 retail assets, and over 3,500 apartment units located in New York City. Sirius LLC is a real estate investment firm based in New York that focuses on income-producing assets in the Northeast across multiple property types including residential, retail, office, medical and industrial spaces. The firm currently holds a portfolio of 20 assets including several million square feet of commercial space located across New York, New Hampshire, Pennsylvania, Maryland and South Carolina.

The Property. The Ansonia Commercial Condominium Property is comprised of the commercial condominium unit within a building known as the Ansonia (the “Ansonia Building”) located at 2109 Broadway in New York, New York. The Ansonia Building is a 17-story mixed-use condominium building that was originally developed as a hotel in 1904 by French architect Paul Emile Duboy. The Ansonia Building features Beaux-Arts style including a facade of limestone, granite, white brick, and terracotta, as well as decorative turrets, light courts, and a three-story mansard roof. The Ansonia Building has been designated as a landmark by the New York City Landmarks Preservation Commission and is also listed on the National Register of Historic Places. The borrower sponsors purchased the Ansonia Building in 1978 for $1.4 million and have contributed over $50.0 million to modernize the building. The condominium conversion (the “Ansonia Condominium”) was completed in the 1990s and consists of 463 non-collateral residential apartment units (floors 3 through 17) and one commercial unit (subdivided into a commercial unit and a school unit). The Ansonia Commercial Condominium Property consists of the commercial unit, which encompasses portions of the subcellar, cellar, ground floor, 2nd floor and parking garage totaling 115,420 SF. The cellar space of approximately 1,351 SF houses 86 storage lockers leased to residential tenants. The Ansonia Commercial Condominium Property represents an approximately 22.12% interest in the Ansonia Condominium and has the right to elect one member of a nine-member condominium board. Accordingly, the borrower does not control the condominium. The parking garage at the Ansonia Commercial Condominium Property contains 110 parking spaces (0.95 spaces per 1,000 SF). The parking garage is operated by Champion Parking, which collects revenue from parking spaces from a mix of both transient customers and monthly residents.

As of January 30, 2025, the Ansonia Commercial Condominium Property was 77.0% leased to 12 tenants. The tenant mix at the Ansonia Commercial Condominium Property primarily includes retailers and medical offices.

Major Tenants.

Sephora (7,958 SF, 6.9% of NRA, 21.2% of UW rent). Sephora is a French multinational retailer of personal care and beauty products, offering nearly 500 brands alongside its own private label, the Sephora Collection. Its product range includes cosmetics, skincare, fragrance, nail color, beauty tools, body products, and hair care items. Since 1997, Sephora has been owned by the luxury conglomerate LVMH Moet Hennessy Louis Vuitton SE. LVMH is publicly traded on the Euronext Paris exchange and is investment grade rated by Moody’s (Aa3) and S&P (AA-). Sephora has occupied the Ansonia Commercial Condominium Property since 2017, has a lease expiration date of January 31, 2028, and has one, 5-year renewal option remaining.

Icahn School of Medicine (16,210 SF, 14.0% of NRA, 19.4% of UW rent). The Icahn School of Medicine at Mount Sinai is a private medical school in New York City. The school is the academic teaching arm of the Mount Sinai Health System, which manages eight hospital campuses in the New York metropolitan area, including Mount Sinai Hospital and the New York Eye and Ear Infirmary. The tenant utilizes the Ansonia Commercial Condominium as a medical office primarily for internal medicine and primary care physicians. The Icahn School of Medicine has occupied the Ansonia Commercial Condominium Property since 2017, has a lease expiration date of June 30, 2033, and has one, 5-year renewal option remaining.

Upper West Side Endoscopy (18,958 SF, 16.4% of NRA, 14.9% of UW rent). Upper West Side Endoscopy is an outpatient ambulatory surgery center with specialized staff and Board-Certified anesthesiologists. Upper West Side Endoscopy has occupied the Ansonia Commercial Condominium Property since 2020, has a lease expiration date of May 31, 2036, and has two, 5-year renewal options remaining. The tenant is currently in the process of building out an additional 2,300 SF expansion and is not yet in occupancy of such expansion. At origination $34,500 was reserved in respect of free rent for such expansion space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-36

Mixed Use – Office/Retail	Loan #4	Cut-off Date Balance:	$49,000,000
2109 Broadway	Ansonia Commercial Condominium	Cut-off Date LTV:	46.4%
New York, NY 10023		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	11.0%

The following table presents a summary regarding the major tenants at the Ansonia Commercial Condominium Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/Fitch /S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Sephora	Aa3/NR/AA-	7,958	6.9%	$2,143,820	21.2%	$269.39	1/31/2028	1 x 5 year	N
Icahn School of Medicine	NR/NR/NR	16,210	14.0%	$1,961,419	19.4%	$121.00	6/30/2033	1 x 5 year	N
Upper West Side Endoscopy(3)	NR/NR/NR	18,958	16.4%	$1,503,841	14.9%	$79.32	5/31/2036	2 x 5 year	N
Wells Fargo(4)	A1/A+/BBB+	3,682	3.2%	$1,152,926	11.4%	$313.13	4/30/2035	2 x 5 year	N
TD Bank	Aa3/AA-/A+	3,265	2.8%	$1,135,343	11.2%	$347.73	10/31/2030	2 x 5 year	N
Champion Parking	NR/NR/NR	21,306	18.5%	$624,240	6.2%	$29.30	7/31/2033	None	N
The Goddard School of Manhattan(5)	NR/NR/NR	9,163	7.9%	$551,578	5.5%	$60.20	12/31/2038	1 x 5 year	N
SLT Pilates	NR/NR/NR	2,509	2.2%	$215,606	2.1%	$85.93	8/31/2033	None	N
Subtotal/Wtd. Avg.		83,051	72.0%	$9,288,773	91.8%	$111.84

Other Tenants		5,834	5.1%	$826,731	8.2%	$141.71
Occupied Subtotal/Wtd. Avg.		88,885	77.0%	$10,115,504	100.0%	$113.80

Vacant Space		26,535	23.0%
Total/Wtd. Avg.		115,420	100.0%

(1)	Information is based on the underwritten rent roll dated January 30, 2025.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Upper West Side Endoscopy is building out its 2,300 SF expansion space and not yet in occupancy. At origination $34,500 was reserved in respect of free rent for such expansion space.
(4)	Wells Fargo is building out its 3,682 space and is not yet in occupancy. The tenant began paying rent in April 2025.
(5)	The Goddard School of Manhattan has free rent totaling approximately $767,405, which has been reserved for.

The following table presents certain information relating to the lease rollover schedule at the Ansonia Commercial Condominium Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	Annual UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	1	7,958	6.9%	6.9%	$2,143,820	21.2%	21.2%	$269.39
2029	0	0	0.0%	6.9%	$0	0.0%	21.2%	$0.00
2030	1	3,265	2.8%	9.7%	$1,135,343	11.2%	32.4%	$347.73
2031	0	0	0.0%	9.7%	$0	0.0%	32.4%	$0.00
2032	0	0	0.0%	9.7%	$0	0.0%	32.4%	$0.00
2033	3	40,025	34.7%	44.4%	$2,801,265	27.7%	60.1%	$69.99
2034	1	1,140	1.0%	45.4%	$120,000	1.2%	61.3%	$105.26
2035	3	7,070	6.1%	51.5%	$1,681,426	16.6%	77.9%	$237.83
2036 & Thereafter	3	29,427	25.5%	77.0%	$2,233,650	22.1%	100.0%	$75.90
Vacant	0	26,535	23.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.(3)	12	115,420	100.0%		$10,115,504	100.0%		$113.80

(1)	Information is based on the underwritten rent roll as of January 30, 2025. Certain tenants may have lease termination options that are not taken into account in the Lease Rollover Schedule. The American Musical and Dramatic Academy is expected to vacate following its lease expiration in June 2025 and has been underwritten as vacant.
(2)	The Ansonia Commercial Condominium Loan matures on April 1, 2035.
(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-37

Mixed Use – Office/Retail	Loan #4	Cut-off Date Balance:	$49,000,000
2109 Broadway	Ansonia Commercial Condominium	Cut-off Date LTV:	46.4%
New York, NY 10023		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	11.0%

The Market. The Ansonia Commercial Condominium Property is located on Broadway between West 73rd street and West 74th street in the Upper West Side neighborhood of Manhattan. The surrounding neighborhood is an affluent, primarily residential area bounded by Central Park on the east, the Hudson River on the west, West 59th Street to the south, and West 110th Street to the north. The Ansonia Commercial Condominium Property benefits from its primary frontage along Broadway which serves as an arterial thoroughfare and commercial corridor for the neighborhood. The Ansonia Commercial Condominium Property also has convenient access to public transportation options including the 72nd Street subway station and a local bus stop directly in front of the property. According to a third-party market research report, as of the fourth quarter of 2024, the vacancy rate in the Upper West Side retail submarket was approximately 2.1%, with average asking rents of $159.32 PSF and inventory of approximately 3.2 million SF. According to a third-party market research report, as of the fourth quarter of 2024, the vacancy rate in the Manhattan retail market was approximately 3.8%, with average asking rents of $47.42 PSF and inventory of approximately 650.7 million SF. According to the appraisal, the estimated 2023 population within a 0.5-, 1.0-, and 1.5-mile radius of the Ansonia Commercial Condominium Property was 71,197, 163,003, and 356,643, respectively. According to the appraisal, the 2023 average household income within the same radii was $235,654, $224,019, and $211,707, respectively.

The following table presents recent leasing data for retail tenants at comparable properties with respect to the Ansonia Commercial Condominium Property:

Comparable Retail Lease Summary
Subject/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)(1)	Lease Date	Rent PSF(1)	Lease Type
Ansonia Commercial Condominium (subject)(2) New York, NY 10023	1904 / NAP	115,420	Sephora Wells Fargo TD Bank	7,958 3,682 3,265	Nov. 2017 Apr. 2025 Nov. 2021	$269.39 $313.13 $347.73	MG MG MG
2067 Broadway New York, NY 10023	1928 / NAP	20,790	Raising Cane’s	2,355	Sept. 2024	$290.00	MG
2151 Broadway New York, NY 10023	1901 / 2014	241,441	Beauty & Bliss	2,100	Jul. 2024	$114.29	MG
2211 Broadway New York, NY 10024	1908 / 2008	423,311	Solid Core	2,263	Jun. 2024	$175.00	MG
309 Columbus Avenue New York, NY 10023	1900 / NAV	29,173	Paper Source	2,500	Apr. 2024	$300.00	MG
205 Columbus Avenue New York, NY 10023	1890 / NAV	63,000	Le Labo	900	Jan. 2024	$390.00	MG
2273 Broadway New York, NY 10024	1910 / 1985	80,441	Wells Fargo	3,500	Dec. 2023	$330.00	MG
205 Columbus Avenue New York, NY 10023	1890 / NAV	63,000	New Balance	2,600	Apr. 2023	$305.00	MG

Source: Appraisal and third-party market research reports.

(1)	Lease size and Rent PSF for comparable leases reflect amounts for grade level leased space only.
(2)	Information obtained from the underwritten rent roll other than year built/renovated.

The following table presents recent leasing data for medical tenants at comparable properties with respect to the Ansonia Commercial Condominium:

Comparable Medical Lease Summary
Subject/Location	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
Ansonia Commercial Condominium (subject)(1) New York, NY 10023	1904 / NAP	115,420	Upper West Side Endoscopy Icahn School of Medicine	16,658 16,210	Jun. 2021 Jul. 2018	$81.99 $121.00	MG MG
610 Columbus Avenue New York, NY 10024	1986 / NAV	175,500	Tribeca Pediatrics	2,200	Sept. 2024	$90.00	MG
110 E. 60th Street New York, NY 10022	1962 / 2017	184,328	Plastic Surgery Group	4,947	Mar. 2024	$86.00	MG
110 E. 60th Street New York, NY 10022	1962 / 2017	184,328	Allergist	2,583	Nov. 2023	$84.00	MG
1992 Broadway New York, NY 10023	1995 / NAV	701,760	NYU Langone (Imaging Center)	28,154	Sept. 2023	$63.22	MG
21 West End Avenue New York, NY 10023	2016 / NAV	580,810	Baker Health	3,801	Apr. 2023	$105.23	MG
1219 Third Avenue New York, NY 10021	1961 / 1988	267,780	Northwell Health - Orthopedics	8,800	Jun. 2022	$95.45	MG

Source: Appraisal and third-party market research reports.

(1)	Information obtained from the underwritten rent roll other than year built/renovated.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-38

Mixed Use – Office/Retail	Loan #4	Cut-off Date Balance:	$49,000,000
2109 Broadway	Ansonia Commercial Condominium	Cut-off Date LTV:	46.4%
New York, NY 10023		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	11.0%

The following table presents information relating to the appraisal’s market rent conclusion for the Ansonia Commercial Condominium Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Months)	Rent Increase Projection	Tenant Improvement (New/Renewal)	Leasing Commissions (New/Renewal)	Lease Type (Reimbursements)
Garage	$29.94	120	3.0% per year	$0.00 / $0.00	4.0% / 2.0%	Gross
Side Street - Grade 2 - Blank	$100.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	MG
Side Street - Grade 5 - Vanguard	$100.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	MG
Broadway Inline - Grade 8 - GFTS	$250.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	MG
Broadway Inline - Grade 7 - Sephora	$228.66	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	MG
Broadway Bank - Grade 3 - TD Bank	$335.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	MG
Broadway & 73rd - Grade 6 - Wells	$300.00	120	3.0% per year	$50.00 / $25.00	4.0% / 2.0%	MG
Medical/Office/Other - Grade 1 - AMDA	$100.00	120	3.0% per year	$100.00 / $50.00	4.0% / 2.0%	MG
Medical/Office/Other - 201- Goddard	$85.00	120	3.0% per year	$100.00 / $50.00	4.0% / 2.0%	MG
Medical/Office/Other - 202 - Icahn	$108.87	120	3.0% per year	$100.00 / $50.00	4.0% / 2.0%	MG
Medical/Office/Other - 203 - Masa	$85.00	120	3.0% per year	$100.00 / $50.00	4.0% / 2.0%	MG
Medical/Office/Other - 204 - SLT	$85.00	120	3.0% per year	$100.00 / $50.00	4.0% / 2.0%	MG
Medical/Office/Other - 205 - Vacant	$85.00	120	3.0% per year	$100.00 / $50.00	4.0% / 2.0%	MG
Medical/Office/Other - SC-01 - UWS ASC	$82.49	120	3.0% per year	$100.00 / $50.00	4.0% / 2.0%	MG
Medical/Office/Other - SC-02 - Vacant	$50.00	120	3.0% per year	$100.00 / $50.00	4.0% / 2.0%	MG

Source: Appraisal

Appraisal. The appraisal concluded to an “As-Is” value for the Ansonia Commercial Condominium Property of $115,000,000 as of January 1, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 8, 2025, there was no evidence of any recognized environmental conditions at the Ansonia Commercial Condominium Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-39

Mixed Use – Office/Retail	Loan #4	Cut-off Date Balance:	$49,000,000
2109 Broadway	Ansonia Commercial Condominium	Cut-off Date LTV:	46.4%
New York, NY 10023		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Ansonia Commercial Condominium Property:

Cash Flow Analysis
	2021	2022	2023	2024	UW	UW PSF
Gross Potential Rent(1)	$8,492,801	$9,971,286	$8,197,664	$8,897,123	$12,027,049	$104.20
Reimbursements	$358,149	$96,088	$151,868	$384,615	$264,301	$2.29
Other Income(2)	$79,305	$72,110	$79,645	$76,415	$79,560	$0.69
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,911,545)	($16.56)
Effective Gross Income	$8,930,255	$10,139,484	$8,429,177	$9,358,154	$10,459,366	$90.62

Real Estate Taxes	$2,714,130	$2,321,645	$2,420,971	$2,614,940	$2,614,940	$22.66
Insurance(3)	$0	$0	$0	$0	$0	$0.00
Other Expenses	$1,372,871	$1,537,076	$1,549,561	$1,562,298	$1,972,949	$17.09
Total Expenses	$4,087,001	$3,858,721	$3,970,532	$4,177,237	$4,587,889	$39.75

Net Operating Income	$4,843,254	$6,280,763	$4,458,645	$5,180,917	$5,871,477	$50.87
Capital Expenditures	$0	$0	$0	$0	$17,516	$0.15
TI/LC	$0	$0	$0	$0	$641,388	$5.56
Net Cash Flow	$4,843,254	$6,280,763	$4,458,645	$5,180,917	$5,212,574	$45.16

Occupancy %(4)	77.4%	76.5%	77.8%	77.0%	84.1%
NOI DSCR(5)	1.50x	1.95x	1.38x	1.61x	1.82x
NCF DSCR(5)	1.50x	1.95x	1.38x	1.61x	1.62x
NOI Debt Yield(5)	9.1%	11.8%	8.3%	9.7%	11.0%
NCF Debt Yield(5)	9.1%	11.8%	8.3%	9.7%	9.8%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated as of January 30, 2025. The increase in Gross Potential Rent and Net Operating Income from 2024 to UW is due primarily to 4 new leases signed for 9,370 SF and $1,819,426 of Annual Rent. UW Gross Potential Rent also includes $171,403 of rent steps taken through March 2026 and $141,595 of straight-line rent for the two investment-grade rated tenants, Wells Fargo and TD Bank. Furthermore, a negative $447,008 mark-to-market adjustment was applied to Sephora based on the appraiser’s concluded market rent range for the tenant’s grade-level space and 110% of the concluded market rent for the below-grade space.
(2)	Other Income represents storage locker income.
(3)	Insurance is included in Other Expenses given borrower financial statements did not historically break it out. Insurance is underwritten to the actual premium of $137,250.
(4)	Underwritten Occupancy represents economic occupancy and historical occupancies represent physical occupancies. The American Musical and Dramatic Academy is expected to vacate following its lease expiration in June 2025 and has been underwritten as vacant for 2024 occupancy.
(5)	DSCR and Debt Yields are based on the Ansonia Commercial Condominium Whole Loan.

Escrows and Reserves.

Tax – The Ansonia Commercial Condominium Whole Loan documents provide for an upfront reserve of $911,978 for taxes, and ongoing monthly reserves equal to 1/12th of the taxes that the lender reasonably estimates will be payable during the next twelve months (initially estimated to be approximately $227,994).

Insurance – The Ansonia Commercial Condominium Whole Loan documents provide for an upfront reserve of $70,684 for insurance, and ongoing monthly reserves equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies maintained by the borrower as required under the Ansonia Commercial Condominium Whole Loan documents (initially estimated to be approximately $11,781). Notwithstanding the foregoing, the borrower will not be required to make such monthly deposit if (i) no event of default is continuing, (ii) either (A) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy reasonably approved by the lender or (B) the liability and casualty policies maintained by the Ansonia condominium cover the Ansonia Commercial Condominium Property and satisfy the requirements of the Ansonia Commercial Condominium Whole Loan documents, and (iii) the borrower provides the lender evidence of renewal of such policies and paid receipts for the payment of insurance premiums no later than 10 days prior to the expiration dates of the policies.

Replacement Reserve – During the continuance of a Reserves Trigger Period (as defined below), the Ansonia Commercial Condominium Whole Loan documents provide for an ongoing monthly reserve of approximately $1,460 for annual capital expenditures reasonably approved by the lender.

TI/LC Reserve – During the continuance of a Reserves Trigger Period, the Ansonia Commercial Condominium Whole Loan documents provide for an ongoing monthly reserve of approximately $29,193 for future tenant improvements and leasing commissions.

Condominium - During the continuance of a Cash Sweep Event Period (as defined below), the Ansonia Commercial Condominium Whole Loan documents provide for ongoing monthly deposits into a condominium reserve in an amount equal to 1/12th of the condominium assessments reasonably estimated by the lender to be payable during the next 12 months. In addition, on the first payment date during the continuance of a Cash Sweep Event Period, the borrower is required to make an upfront payment which (together with the ongoing monthly deposits described above) the lender reasonably estimates will be sufficient to pay the condominium assessments when due.

Free Rent – The Ansonia Commercial Condominium Whole Loan documents provide for an upfront reserve of approximately $868,492 for free rent, gap rent and rent credits relating to leases with various tenants, including the second-largest tenant, Upper West Side Endoscopy.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-40

Mixed Use – Office/Retail	Loan #4	Cut-off Date Balance:	$49,000,000
2109 Broadway	Ansonia Commercial Condominium	Cut-off Date LTV:	46.4%
New York, NY 10023		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	11.0%

Outstanding TI/LC – The Ansonia Commercial Condominium Whole Loan documents provide for an upfront reserve of approximately $847,543 for tenant improvements and leasing commissions outstanding as of the origination of the Ansonia Commercial Condominium Whole Loan.

Ramp Repair – The Ansonia Commercial Condominium Whole Loan documents provide for an upfront reserve of $325,000 for the construction and repair of a ramp at the Ansonia Commercial Condominium Property. Additionally, deposits of $100,000 are required to be made on each payment date from and including May 2025 through October 2025, and a deposit of $46,000 is required on the monthly payment date in November 2025, until the amount in such reserve equals $971,000.

“Reserves Trigger Period” means a period:

(A)	commencing upon the earliest of:
(i)	the occurrence of an event of default under the Ansonia Commercial Condominium Whole Loan documents; or
(ii)	the debt service coverage ratio being equal to or less than 1.50x as of the end of any calendar quarter; and

(B)	expiring upon:
(i)	if commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default; or
(ii)	if commenced in connection with clause (A)(ii) above, the date that (x) the debt service coverage ratio is equal to or greater than 1.50x as of the end of any calendar quarter, or (y) the borrower delivers to the lender cash or a letter of credit in an amount which, if applied as a prepayment of the Ansonia Commercial Condominium Whole Loan, would result in the debt service coverage ratio being greater than 1.50x as of the end of any calendar month.

Lockbox and Cash Management. The Ansonia Commercial Condominium Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrower was required to establish a lender-controlled deposit account, and to direct each tenant under each lease to deposit all payments due with respect to the Ansonia Commercial Condominium Property into the deposit account. If, notwithstanding the foregoing direction, the borrower or property manager receives any rents or revenues from the Ansonia Commercial Condominium Property, they are required to deposit such amounts into the deposit account within one business day of receipt. Upon the occurrence of a Cash Sweep Event Period, the lender has the right, at its option, to cause funds in the lockbox account to be transferred to the lender’s cash management account. Provided that no event of default is continuing, funds in the cash management account are required to be applied (i) to fund the required tax and insurance reserve deposits, if any, as described above under “Escrows and Reserves”, (ii) to fund the payment of debt service on the Ansonia Commercial Condominium Whole Loan, (iii) to fund the required monthly deposits into the condominium reserve, the replacement reserve, the TI/LC reserve, and the ramp repair reserve, if any, as described above under “Escrows and Reserves”, (iv) during the continuance of a Cash Sweep Event Period, to pay operating expenses set forth in the annual budget (which is required to be approved by the lender during a Cash Sweep Event Period) and lender-approved extraordinary expenses, and (v) during the continuance of a Cash Sweep Event Period, to an excess cash flow account to be held as additional collateral for the Ansonia Commercial Condominium Whole Loan during such Cash Sweep Event Period, and if no Cash Sweep Event Period is continuing, to be disbursed to the borrower.

“Cash Sweep Event Period” means a period:

(A)	commencing upon the earliest of:
(i)	the occurrence of an event of default under the Ansonia Commercial Condominium Whole Loan;
(ii)	the debt service coverage ratio being less than 1.20x at the end of any calendar quarter; or
(iii)	the occurrence of a Ramp Repair Trigger Period (as defined below); and

(B)	expiring upon:
(i)	if commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default;
(ii)	if commenced in connection with clause (A)(ii) above, the date that either (a) the debt service coverage ratio is equal to or greater than 1.25x for the immediately preceding calendar quarter or (b) assuming that no event of default is continuing, the borrower deposits cash with the lender or delivers a letter of credit to the lender in an amount which, if applied as a prepayment of the Ansonia Commercial Condominium Whole Loan, would result in the debt service coverage ratio being equal to or greater than 1.25x for the immediately preceding calendar quarter; or
(iii)	if commenced in connection with clause (A)(iii) above, such Ramp Repair Trigger Period ceasing to exist.

“Ramp Repair Trigger Period” means a period:

(A)	commencing upon the earliest of:
(i)	a default by the borrower under the related construction contract as a result of the borrower’s failure to pay any sums due to the related contractor;
(ii)	any termination or cancellation of the related construction contract, or the related construction contract failing to be in full force and effect, in each case without the lender’s prior consent; or
(iii)	the borrower failing to complete the ramp repair, or failing to cause it to be completed, on or prior to the deadline set forth in the Ansonia Commercial Condominium Whole Loan documents; and

(B)	expiring upon:
(i)	the completion of the ramp repair in accordance with the terms of the Ansonia Commercial Condominium Whole Loan documents; or
(ii)	(x) if commenced in connection with clause (A)(i) above, the cure (if applicable) of such default, and (y) if commenced in connection with clause (A)(ii) above, the date that either (1) the borrower and the related contractor re-affirm the related construction contract as being in full force and effect, or (2) the borrower enters into a new construction contract with a new contractor, in form and substance reasonably acceptable to the lender.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-41

Mixed Use – Office/Retail	Loan #4	Cut-off Date Balance:	$49,000,000
2109 Broadway	Ansonia Commercial Condominium	Cut-off Date LTV:	46.4%
New York, NY 10023		U/W NCF DSCR:	1.62x
		U/W NOI Debt Yield:	11.0%

Terrorism Insurance. The Ansonia Commercial Condominium Whole Loan documents require that the borrower maintain comprehensive “all risk” or “special form” insurance in an amount equal to 100% of full replacement cost and 18 months of business income/loss of rents insurance with an extended period of indemnity of up to 12 months, which includes coverage for acts of terrorism. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are excluded from such policies, the borrower is required to obtain an endorsement to such policy or policies, or a separate policy, insuring against all such excluded acts or events and “fire following” in the amounts set forth above. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) is in effect, and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). In addition, the borrower will not be required to pay insurance premiums solely with respect to terrorism coverage in excess of two times the amount of the insurance premium that is payable in respect to the property and business income/loss of rent insurance (without giving effect to the cost of terrorism and earthquake components of such policy), at the time terrorism coverage is excluded from the applicable policy. See “Risk Factors—Risks Relating to the Whole Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-42

Multifamily – Various	Loan #5	Cut-off Date Balance:	$48,929,722
Various	Adini Portfolio	Cut-off Date LTV:	37.0%
New York, NY Various		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	12.5%

640 East 14th Street

67 Saint Marks Place

326 East 89th Street

328 East 89th Street

740 West End Avenue

106 East 7th Street

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-43

Multifamily – Various	Loan #5	Cut-off Date Balance:	$48,929,722
Various	Adini Portfolio	Cut-off Date LTV:	37.0%
New York, NY Various		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	12.5%

Adini Portfolio
1 740 West End Avenue New York, NY
2 217 East 22nd Street New York, NY
3 106 East 7th Street New York, NY
4 328 East 89th Street New York, NY
5 327 East 89th Street New York, NY
6 640 East 14th Street New York, NY
7 239 East 33rd Street New York, NY
8 638 East 14th Street New York, NY
9 426 East 77th Street New York, NY
10 67 Saint Marks Place New York, NY
11 326 East 89th Street New York, NY
12 237 East 33rd Street New York, NY
13 324 East 89th Street New York, NY
MANHATTAN
QUEENS
BROOKLYN
Upper East Side
Upper West Side
Central Park
Jacqueline Kennedy Onassis Reservoir
Metropolitan Museum of Art
American Museum of Natural History
Lenox Hill Hospital
New York-Presbyterian Weill Cornell Med. Ctr.
Hunter College
Memorial Sloan Kettering Cancer Center
Cornell Medical College
The Rockefeller University
Roosevelt Island
Queensboro Br
Juilliard School
Metropolitan Opera House
Lincoln Center
Fordham Univ. Lincoln Center Campus
Mt. Sinai West
Intrepid Sea-Air-Space Museum
East Side
West Side
Times Square
Rockefeller Center
Grand Central Terminal
Chrysler Building
United Nations Headquarters
Bank of America Tower
Port Authority Bus Terminal
New York Public Library
Bryant Park
Long Island City
Queens-Midtown Tunnel
Lincoln Tunnel
Jacob Javits Convention Center
Midtown
Hudson Yards
Madison Square Garden
Penn Station
Empire State Building
Kips Bay
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
Baruch College
VA Medical Center-Manhattan
Chelsea
Chelsea Waterside Park
The High Line
Flatiron District
East River
Greenpoint
Chelsea Piers Sports & Entertainment Complex
Beth Israel Medical Center
Stuyvesant Town
Meatpacking District
Greenwich Village
West Village
Washington Square
Cooper Union
East Village
Williamsburg
New York University
Hudson River
SoHo
Lower East Side
Williamsburg Bridge
W 96th St
E 96th St
E 86th St
W 79th St
E 79th St
W 72nd St
E 72nd St
W 66th St
E 65th St
W 57th St
E 57th St
W 42nd St
E 42nd St
W 34th St
E 34th St
W 23rd St
E 23rd St
W 14th St
E 14th St
E Houston St
W Houston St
FDR Drive
H. Hudson Pkwy
Riverside Drive
Broadway
Bowery
NEW YORK CITY
MANHATTAN
NEWARK
JERSEY CITY
BROOKLYN
QUEENS
BRONX
STATEN ISLAND
PATERSON
YONKERS

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-44

Mortgage Loan No. 5 – Adini Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Portfolio
Credit Assessment (Moody’s/Fitch/MDBRS):	A2(sf)/AA-sf/AA+(sf)			Location:	New York, NY Various
Original Balance(1):	$49,000,000			General Property Type:	Multifamily
Cut-off Date Balance(1):	$48,929,722			Detailed Property Type(3):	Various
% of Initial Pool Balance:	9.97%			Title Vesting:	Fee
Loan Purpose:	Recapitalization			Year Built/Renovated(4):	Various/Various
Borrower Sponsor:	Boaz Adini			Size(3):	284 Units
Guarantor:	Boaz Adini			Cut-off Date Balance per Unit(1):	$175,804
Mortgage Rate:	5.38900%			Maturity Date Balance per Unit(1):	$133,964
Note Date:	5/1/2025			Property Managers:	David Eisenstein Real Estate
Maturity Date:	5/1/2035				Corp. and Marin Management
Term to Maturity:	120 months				Corp.
Amortization Term:	300 months			Underwriting and Financial Information(1)
IO Period:	0 months			UW NOI(5):	$6,254,703
Seasoning:	1 month			UW NCF:	$6,170,386
Prepayment Provisions:	L(25),YM1(89),O(6)			UW NOI Debt Yield:	12.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF Debt Yield:	12.4%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity:	16.4%
Additional Debt Balance(1):	$998,566			UW NCF DSCR:	1.69x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(5):	$5,099,207 (2/28/2025 TTM)
				2nd Most Recent NOI(5):	$4,554,947 (12/31/2024)
Reserves(2)				3rd Most Recent NOI(5):	$3,531,782 (12/31/2023)
Type	Initial	Monthly	Cap	Most Recent Occupancy(6):	94.7% (Various)
RE Taxes:	$897,091	$180,705	NAP	2nd Most Recent Occupancy:	89.3% (12/31/2024)
Insurance:	$42,105	$34,105	NAP	3rd Most Recent Occupancy:	79.7% (12/31/2023)
Replacement Reserves:	$0	$7,026	NAP	Appraised Value (as of)(7):	$135,000,000 (3/11/2025)
				Appraised Value per Unit:	$475,352
				Cut-off Date LTV Ratio:	37.0%
				Maturity Date LTV Ratio:	28.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$50,000,000	100.0%	Return of Equity(8):	$46,537,197	93.1%
			Closing Costs:	$2,523,607	5.0%
			Upfront Reserves:	$939,196	1.9%

Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	The Adini Portfolio Mortgage Loan (as defined below) is part of the Adini Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance as of the Cut-off Date of $50,000,000. The Cut-off Date Balance PSF, Maturity Balance PSF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate Cut-off Date principal balance of the Adini Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below.
(3)	See “Portfolio Summary” table below for details regarding individual properties.
(4)	See “Adini Portfolio Summary” table below for details regarding individual properties.
(5)	The increase from 3rd Most Recent NOI through UW NOI is primarily attributable to renovation and lease-up of the Adini Portfolio Properties (as defined below) subsequent to acquisitions in 2022.
(6)	Based on the underwritten rent roll as of various dates between March 1 and May 1 of 2025.
(7)	Appraised Value is based on the “As Portfolio” value, inclusive of a 2.7% portfolio premium. The aggregate appraised value of the Adini Portfolio Properties as of various dates in March 2025 on a property-by-property basis was $131,450,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 38.0% and 28.9%, respectively.
(8)	The borrower sponsor purchased the Adini Portfolio Properties for approximately $120.2 million in all-cash transactions in 2022.

The Mortgage Loan. The fifth largest mortgage loan (the “Adini Portfolio Mortgage Loan”) is part of a whole loan (the “Adini Portfolio Whole Loan”) evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000. The Adini Portfolio Whole Loan is secured by a first priority fee mortgage encumbering 13 multifamily properties located across New York, New York (the “Adini Portfolio Properties” or the “Adini Portfolio”). The Adini Portfolio Mortgage Loan is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-Off Date of $48,929,722.

The relationship between the holders of the Adini Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” in the Prospectus. The Adini Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2025-BNK50 transaction. See “Description of the Mortgage Pool—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-45

Multifamily – Various	Loan #5	Cut-off Date Balance:	$48,929,722
Various	Adini Portfolio	Cut-off Date LTV:	37.0%
New York, NY Various		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	12.5%

The table below identifies the promissory notes that comprise the Adini Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$49,000,000	$48,929,722	BANK 2025-BNK50	Yes
A-2(1)	$1,000,000	$998,566	JPMCB	No
Whole Loan	$50,000,000	$49,928,288

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrowers and the Borrower Sponsor. The borrowers for the Adini Portfolio Whole Loan are JAM E 89 DE LLC, Sparton E33 DE LLC, GMART DE 2022 LLC and TARGAM DE LLC, each a single-purpose Delaware limited liability company with one independent director in its organizational structure. The borrower sponsor and non-recourse carveout guarantor for the Adini Portfolio Whole Loan is Boaz Adini, an entrepreneur, investor and businessman with a career spanning multiple decades. In 1981, Adini founded his own underwriting corporation. He advised and provided underwriting services for approximately 30 companies that went public in a single year on the TASE. Over the next 13 years, Adini and his partners successfully listed hundreds of companies, while also pioneering Israel’s first two hostile takeovers. Adini also diversified his portfolio by investing in real estate. These ventures expanded internationally in 1993, starting with acquisitions in London and later Sydney. Today, Adini’s real estate portfolio spans Israel, Canada and the United States. As a long-term investor, Adini typically holds properties for seven to 15 years.

The Property. The Adini Portfolio Properties are comprised of one high-rise and 12 mid-rise multifamily properties totaling 284 units, of which 98 are rent-regulated. The Adini Portfolio is located in New York City, spanning across Manhattan’s Upper East Side, Murray Hill/Kips Bay, Grammercy Park, Lower East Side and Upper West Side neighborhoods. Among the 284 units, there are 36 studios, 101 one-bedrooms, 90 two-bedrooms, 41 three-bedrooms, 12 four-bedrooms and four five-bedrooms. The borrower sponsor acquired the Adini Properties in 2022 in all-cash transactions for an aggregate purchase price of $120.2 million. Since acquiring the Adini Portfolio, the borrower sponsor has invested approximately $11.6 million ($40,844 per unit) in capital expenditures, allocated toward unit and common area renovations, inclusive of new flooring installation, bathroom remodeling, upgraded kitchen appliances and hallway remodeling, as well as re-configuring unit mixes. In at least one instance (106 East 7th Street), the borrower sponsor fully rehabbed all units with lease-up only commencing in the first quarter of 2025. The average in-place monthly rent for the market units is $4,078, while the average in-place monthly rent for the regulated units is $2,082. As of various dates between March 1, 2025 and May 1, 2025, the residential portion of the Adini Portfolio is 94.7% leased. The Adini Portfolio also includes 2,384 SF of commercial space, spanning across four units at the 740 West End Avenue property, which is 100.0% occupied.

The 740 West End Avenue property accounts for approximately 38.4%, 36.3% and 38.6% of allocated loan amount, total units and underwritten net cash flow, respectively. The 740 West End Avenue property consists of a 14-story high-rise multifamily building, comprised of 103 residential units. The residential units consist of studio, one-, two-, three-, four- and five-bedroom units with an average unit size of approximately 1,090 square feet. The units feature high ceilings and crown moldings with renovated units benefiting from in-unit washing machines and dryers. The 740 West End Avenue property features an on-site, full-time superintendent, a 24/7 lobby attendant, a laundry room, bicycle storage and tenant storage. In addition to the residential component, the subject contains a commercial component consisting of four community facility suites with a total of 2,384 square feet of net rentable area. The 740 West End Avenue property is located on the east side of West End Avenue in the Upper West Side, which features cultural, educational and historical institutions in addition to retail and dining spots. The 740 West End Avenue property benefits from its proximity to Central Park, the American Museum of Natural History and the Lincoln Center, home to the Metropolitan Opera, New York City Ballet and New York Philharmonic.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-46

Multifamily – Various	Loan #5	Cut-off Date Balance:	$48,929,722
Various	Adini Portfolio	Cut-off Date LTV:	37.0%
New York, NY Various		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	12.5%

The following tables present detailed information with respect to the Adini Portfolio Properties:

Adini Portfolio Summary
Property Name	City, State	Units(1)	Rent Regulated Units	Sub-type	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value(2)	UW NCF	% of UW NCF
740 West End Avenue	New York, NY	103	63	High Rise	1915 / NAP	95.1%	$18,779,235	38.4%	$50,600,000	$2,382,264	38.6%
217 East 22nd Street	New York, NY	35	5	Mid Rise	1920 / NAP	100.0%	$4,259,590	8.7%	$11,500,000	$648,422	10.5%
106 East 7th Street(3)	New York, NY	12	1	Mid Rise	1900 / 1985, 2024-2025	66.7%	$3,259,512	6.7%	$8,700,000	$250,766	4.1%
328 East 89th Street	New York, NY	10	0	Mid Rise	1920 / NAP	90.0%	$3,222,472	6.6%	$8,650,000	$376,392	6.1%
327 East 89th Street	New York, NY	10	0	Mid Rise	1920 / 2022-2023	100.0%	$3,148,392	6.4%	$8,400,000	$446,037	7.2%
640 East 14th Street	New York, NY	20	6	Mid Rise	1920 / NAP	100.0%	$2,889,113	5.9%	$7,700,000	$353,504	5.7%
239 East 33rd Street	New York, NY	19	3	Mid Rise	1925 / NAP	94.7%	$2,666,874	5.5%	$7,000,000	$366,376	5.9%
638 East 14th Street	New York, NY	20	5	Mid Rise	1920 / NAP	100.0%	$2,148,315	4.4%	$5,700,000	$298,157	4.8%
426 East 77th Street	New York, NY	15	3	Mid Rise	1910 / NAP	100.0%	$1,963,115	4.0%	$5,300,000	$271,019	4.4%
67 Saint Marks Place	New York, NY	10	3	Mid Rise	1900 / NAP	90.0%	$1,889,035	3.9%	$5,000,000	$220,007	3.6%
326 East 89th Street	New York, NY	10	4	Mid Rise	1920 / NAP	90.0%	$1,814,956	3.7%	$4,900,000	$266,529	4.3%
237 East 33rd Street	New York, NY	10	0	Mid Rise	1926 / 1957	100.0%	$1,703,836	3.5%	$4,800,000	$190,301	3.1%
324 East 89th Street	New York, NY	10	5	Mid Rise	1920 / NAP	80.0%	$1,185,277	2.4%	$3,200,000	$100,614	1.6%
Total/Wtd. Avg.		284	98			94.7%	$48,929,722	100.0%	$131,450,000	$6,170,386	100.0%

(1)	Based on the underwritten rent roll as of various dates between March 1 and May 1, 2025.
(2)	Reflects the aggregate appraised value of the Adini Portfolio Properties as of various dates in March 2025, on a property-by-property basis, of $131,450,000. The “As Portfolio” value is $135,000,000, inclusive of a 2.7% portfolio premium.
(3)	The 106 East 7th Street property was recently renovated, having completed renovations in the first quarter of 2025.

The following tables present detailed information with respect to the Adini Portfolio Properties:

Adini Portfolio Properties Summary(1)
Property Name	Total Units	Leased Units	% Leased	Average SF per Unit	Monthly Average Market Rent Per Unit	Monthly Average Regulated Rent Per Unit	Monthly Wtd. Average Rent PSF
740 West End Avenue	103	98	95.1%	1,292	$6,072	$2,352	$2.91
217 East 22nd Street	35	35	100.0%	501	$2,996	$1,320	$5.50
106 East 7th Street	12	8	66.7%	739	$5,550	$877	$6.72
328 East 89th Street	10	9	90.0%	889	$4,693	NAP	$5.28
327 East 89th Street	10	10	100.0%	809	$4,761	NAP	$5.88
640 East 14th Street	20	20	100.0%	545	$3,086	$2,551	$5.37
239 East 33rd Street	19	18	94.7%	526	$3,318	$1,224	$5.64
638 East 14th Street	20	20	100.0%	537	$2,862	$1,237	$4.57
426 East 77th Street	15	15	100.0%	601	$2,993	$838	$4.26
67 Saint Marks Place	10	9	90.0%	954	$4,108	$1,486	$3.39
326 East 89th Street	10	9	90.0%	889	$4,644	$2,130	$3.97
237 East 33rd Street	10	10	100.0%	608	$3,286	NAP	$5.41
324 East 89th Street	10	8	80.0%	889	$3,558	$1,389	$3.09
Total/ Wtd. Average	284	269	94.7%	882	$4,078	$2,082	$4.26

(1)	Information is based on the underwritten rent roll as of various dates between March 1 and May 1, 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-47

Multifamily – Various	Loan #5	Cut-off Date Balance:	$48,929,722
Various	Adini Portfolio	Cut-off Date LTV:	37.0%
New York, NY Various		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	12.5%

The following table presents detailed information with respect to the units at the Adini Portfolio Properties:

Apartment Unit Mix(1)
Unit Mix / Type	Total Units	Leased Units	% Leased	Monthly Average Market Rent Per Unit(2)	Monthly Average Regulated Rent Per Unit(2)	Appraisal Concluded Market Rental Rates(3)
Studio	36	36	100.0%	$2,623	$1,892	$2,916
1 BR	101	95	94.1%	$3,071	$1,713	$3,151
2 BR	90	84	93.3%	$4,328	$2,260	$4,445
3 BR	41	40	97.6%	$5,779	$2,592	$6,087
4 BR	12	10	83.3%	$7,270	$2,636	$8,000
5 BR	4	4	100.0%	$8,350	$3,345	$9,000
Total/ Wtd. Average	284	269	94.7%	$4,078	$2,082	$4,258

(1)	Based on the underwritten rent roll as of various dates between March 1 and May 1, 2025.
(2)	Not inclusive of vacant units.
(3)	Weighted by occupied market units.

The Markets. The Adini Portfolio is located throughout New York City, spanning Manhattan’s Upper East Side, Murray Hill/Kips Bay, Grammercy Park, Lower East Side and Upper West Side. These New York City neighborhoods serve as destinations for upscale retail corridors, restaurants and bars. The Adini Portfolio Properties benefit from their proximities to mass transportation resources, including subway stations that serve as major transfer points and major interstate highways. Notable demand generators include the Upper East Side’s luxury shopping avenues, Murray Hill/Kips Bay’s access to Grand Central Station and Madison Square Park, Grammercy Park’s proximity to Union Square, the Lower East Side’s retail businesses and workspaces, as well as the Upper West Side’s proximity to Central Park and the Lincoln Center. According to the appraisals, the Manhattan rental market continues to demonstrate robust demand influenced by various economic, demographic and regulatory factors. Manhattan exhibits a stark contrast to national housing trends, with over three-quarters of its housing units occupied by renters, driven by the city's dense urban setting, favorable tax advantages, and the general preference for renting in high-cost areas. Rental rates have experienced significant fluctuations post-pandemic, surging by nearly 50% from early 2021 to mid-2023, while studio and one-bedroom units increased in price in 2024. Median rents rose by 7% over the past year, with average rents remaining at or near record highs for most unit types. As of the fourth quarter of 2024, leasing activity increased by 26.2% as compared to the previous year, while listing inventory increased by 14.2%. With one of the lowest vacancy rates in the United States, New York City vacancy rates have remained at approximately 3-4% for the past three decades, while declining as low as 1.4% in 2023. New York City has a relatively highly educated population, with 39.1% of residents holding a bachelor's degree or higher, sitting 6.2% above the national average. Approximately 35.1% of New York City households earn $100,000 or more annually. From 2013 to 2023, New York City’s unemployment rate decreased at an average annual rate of 4.9%.

The following table presents certain information relating to the appraisals’ market rent conclusion for the Adini Portfolio Properties:

Market Rent Summary
Property Name	Units(1)	Total Residential SF(1)	Avg. Monthly Market Rent per Unit(1)(2)	Avg. Monthly Regulated Rent per Unit(1)(3)	Appraisal Concluded Market Rental Rates(4)
740 West End Avenue	103	133,079	$6,072	$2,352	$6,243
217 East 22nd Street	35	17,526	$2,996	$1,320	$3,083
106 East 7th Street(5)	12	8,870	$5,550	$877	$5,129
328 East 89th Street	10	8,890	$4,693	NAP	$5,167
327 East 89th Street	10	8,090	$4,761	NAP	$5,300
640 East 14th Street	20	10,900	$3,086	$2,551	$3,286
239 East 33rd Street	19	9,999	$3,318	$1,224	$3,410
638 East 14th Street	20	10,740	$2,862	$1,237	$3,000
426 East 77th Street	15	9,015	$2,993	$838	$3,229
67 Saint Marks Place	10	9,540	$4,108	$1,486	$4,500
326 East 89th Street	10	8,890	$4,644	$2,130	$4,240
237 East 33rd Street	10	6,078	$3,286	NAP	$4,088
324 East 89th Street	10	8,890	$3,558	$1,389	$3,250
Total/ Wtd. Average	284	250,507	$4,078	$2,082	$4,258

(1)	Based on the underwritten rent roll as of various dates between March 1 and May 1, 2025.
(2)	Weighted by occupied market units.
(3)	Weighted by occupied regulated units.
(4)	Based on the appraisals. Weighted by individual occupied market unit types per property.
(5)	The 106 East 7th Street property was recently renovated, having completed renovations in the first quarter of 2025.

Appraisals. The appraisal concluded to an “As Is” Portfolio value for the Adini Portfolio of $135,000,000 as of March 11, 2025 which is inclusive of a 2.7% premium over the aggregate “As Is” appraised value of $131,450,000 of the Adini Portfolio Properties.

Environmental Matters. According to the Phase I environmental site assessments dated March 24, 2024 and March 25, 2025, there was no evidence of any recognized environmental conditions at 13 Adini Portfolio Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-48

Multifamily – Various	Loan #5	Cut-off Date Balance:	$48,929,722
Various	Adini Portfolio	Cut-off Date LTV:	37.0%
New York, NY Various		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	12.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow for the Adini Portfolio Properties:

	Cash Flow Analysis
	2023(1)	2024(1)	2/28/2025 TTM(1)	UW(1)	UW per Unit(1)
Residential Rent	$7,656,747	$9,751,558	$9,886,705	$10,911,787	$38,422
Commercial Rent	$0	$0	$0	$171,935	$605
Vacant Residential Income	$0	$0	$0	$775,934	$2,732
Total Reimbursements	$0	$0	$0	$0	$0
Other Income	$101,550	$31,256	$33,020	$33,020	$116
Vacancy	$0	$0	$0	($775,934)	($2,732)
Effective Gross Income	$7,758,297	$9,782,814	$9,919,725	$11,116,742	$39,143

Real Estate Taxes	$1,636,709	$2,586,052	$2,188,741	$2,188,741	$7,707
Insurance	$317,085	$359,187	$404,807	$408,794	$1,439
Other Expenses	$2,272,721	$2,282,628	$2,226,970	$2,264,503	$7,974
Total Expenses	$4,226,515	$5,227,867	$4,820,518	$4,862,038	$17,120

Net Operating Income	$3,531,782	$4,554,947	$5,099,207	$6,254,703	$22,024
Capital Expenditures	$0	$0	$0	$84,317	$297
Net Cash Flow	$3,531,782	$4,554,947	$5,099,207	$6,170,386	$21,727

Occupancy %(2)	79.7%	89.3%	94.7%	93.5%
NOI DSCR	0.97x	1.25x	1.40x	1.72x
NCF DSCR	0.97x	1.25x	1.40x	1.69x
NOI Debt Yield	7.1%	9.1%	10.2%	12.5%
NCF Debt Yield	7.1%	9.1%	10.2%	12.4%

(1)	The increase from 3rd Most Recent NOI through UW NOI is primarily attributable to renovation and lease-up of the Adini Portfolio Properties (as defined below) subsequent to acquisitions in 2022.
(2)	UW Occupancy (%) represents economic occupancy of both market and regulated units. Historical occupancies represent physical occupancies. 2/28/2025 TTM Occupancy (%) is based on the underwritten rent roll as of various dates between March 1 and May 1, 2025.

Escrows and Reserves.

Real Estate Taxes – At origination, the borrowers were required to make an upfront deposit of $897,091 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the ensuing 12 months (initially estimated to be $180,705).

Insurance – At origination, the borrowers were required to make an upfront deposit of $42,105 into a reserve for insurance premiums. In addition, the borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage afforded by the policies upon the expiration thereof in order to accumulate with the lender sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the policies (initially estimated to be $34,105).

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit into a replacement reserve, an amount equal to $7,026.42 ($297 per unit per annum).

Lockbox and Cash Management. The Adini Portfolio Whole Loan is structured with a springing lockbox and springing cash management. During the continuance of a Cash Sweep Event (as defined below), the borrowers and the property manager are required to deliver tenant direction letters to all non-residential tenants under non-residential leases to deposit all rents into the lockbox account and deposit all amounts received by the borrower or property manager into the lockbox account within one business day of receipt. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the cash flow payment priorities set forth in the Adini Portfolio Whole Loan documents with any excess funds being held by the lender as additional collateral. If no Cash Sweep Event is continuing, funds in the lockbox account will be transferred to an account designated by the borrowers. Upon the occurrence of an event of default or a bankruptcy action with respect to the borrowers, the lender may apply any sums then present in the lockbox account to the payment of the Adini Portfolio Whole Loan in any order in its sole discretion.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-49

Multifamily – Various	Loan #5	Cut-off Date Balance:	$48,929,722
Various	Adini Portfolio	Cut-off Date LTV:	37.0%
New York, NY Various		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	12.5%

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of a borrower or the property manager, or (iii) the debt service coverage ratio with respect to the Adini Portfolio Whole Loan falling below 1.25x.

A Cash Sweep Event will no longer be continuing (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, solely with respect to the property manager, if, within 60 days of the occurrence thereof, the borrowers replace the applicable property manager with a qualified property manager under a replacement management agreement; or (c) with respect to clause (iii) above, upon the achievement of a debt service coverage ratio of 1.25x or greater for one calendar quarter immediately preceding the date of determination; provided, however, (1) no event of default under the Adini Portfolio Whole Loan documents exists and (2) the borrowers have paid all of the lender’s reasonable, out-of-pocket expenses incurred in connection with such cure including reasonable, out-of-pocket attorney’s fees and expenses. In no event may the borrowers be entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrowers.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

Property Releases. On and after June 2, 2027, the borrowers may obtain the release of an individual Mortgaged Property (each, an “Individual Property”) from the lien of the Adini Portfolio Whole Loan upon satisfaction of certain conditions set forth in the Adini Portfolio Whole Loan documents, including, without limitation, the following: (a) the borrowers make a prepayment of principal in an amount equal to 110% of the release amount allocated to each applicable Individual Property, (b) if prior to November 2, 2034, the borrowers pay any Yield Maintenance Premium due on the amount of principal being repaid, and (c) after giving effect to the release of the Individual Property and the related prepayment, the debt yield for all of the remaining portfolio properties is equal to or greater than the greater of (i) the debt yield for all of the Mortgaged Properties immediately prior to giving effect to the applicable release and (ii) 12.3%, which is the debt yield as of loan origination. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in the prospectus.

“Yield Maintenance Premium” means an amount equal to the greater of (a) 1.0% of the outstanding principal balance of the Loan being prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments, through the maturity date, to be made under the Note with respect to the portion of the Loan being prepaid, over (ii) the principal amount being prepaid.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-50

Office – CBD	Loan #6	Cut-off Date Balance:	$48,853,090
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.8%
Bethesda, MD 20814		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	12.0%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-51

Office – CBD	Loan #6	Cut-off Date Balance:	$48,853,090
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.8%
Bethesda, MD 20814		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	12.0%

Capital Beltway
495
Wyngate
Alta Vista
National Institute On Aging
Walter Reed National Military Medical Center
NATIONAL INSTITUTES OF HEALTH
NIH Clinical Center
NIH Library
Natcher Conference Center
National Library of Medicine
MEDICAL CENTER
Suburban Hospital
Bradmoor
Woodhaven
Bethesda
Bethesda Square Shopping Center
West Chevy Chase Heights
Silver Spring
Chevy Chase
Marriott World Headquarters
7750 Wisconsin Avenue
Bethesda, MD 20814
Round House Theatre
DOWNTOWN BETHESDA
BETHESDA
Jane E. Lawton Comm. Recreation Center
The Shoppes of Bethesda
Whitehall Manor
BETHESDA ROW
Bradley Shopping Center
Shops of Wisconsin
MONTGOMERY COUNTY
Columbia Country Club
Chevy Chase Club
Kenwood Country Club
Little Fall Branch Park
Somerset
MARYLAND
DIST. OF COLUMBIA
Hawthorne
Woodacres Park
Kenwood Station
Westbard Square
Friendship Village
GEICO Corporate Office
The Collection at Chevy Chase
Friendship Heights
Friendship Center
The Shops at Wisconsin Place
FRIENDSHIP HEIGHTS
Brookmont
WASHINGTON D.C.
Fessenden St NW
Fort Reno Park
Tenleytown
The Shops at Sumner Place
4500 Wisconsin Avenue
TENLEYTOWN-AU
Albemarle St NW
Forest Hills
UDC David A. Clark School of Law
Spring Valley Shopping Ctr.
American Univ. Washington College of Law
Univ. of the District of Columbia
VAN NESS-UDC
Dalecarlia Reservoir
Dalecarlia Reservoir Grounds
Potomac River
Clara Barton Pkwy
Old Georgetown Rd
Greentree Rd
Jones Bridge Rd
Huntington Pkwy
Wilson Ln
East-West Hwy
Connecticut Ave
Bradley Blvd
River Rd
Goldsboro Rd
Little Falls Pkwy
Massachusetts Ave
Sangamore Rd
Brookville Rd
Utah Ave NW
Nebraska Ave NW
Military Rd NW
Reno Rd NW
Connecticut Ave NW
Linnean Ave NW
River Rd NW
49th St NW
46th St NW
RED LINE METRO
METRO
Cedar Ln
Rockville
Wheaton
Potomac
Silver Spring
College Park
Bethesda
WASHINGTON D.C.
ARLINGTON
ALEXANDRIA
VIRGINIA
MARYLAND
Annandale
McLean
Langley
Falls Church
Landover
Greenbelt
New Carrollton
Seat Pleasant
Suitland
Forestville
Temple Hills
Hillcrest Heights
Camp Springs
National Harbor
Rose Hill
Springfield
Franconia
Burke
Groveton
Mount Vernon
Clinton
Upper Marlboro
Takoma Park
Hyattsville
Calverton
Laurel
Beltsville
Rosslyn

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-52

Mortgage Loan No. 6 – Marriott World Headquarters

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	BANA/MSMCH/JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/MDBRS):	NR/BBB-sf/BBB(sf)			Location:	Bethesda, MD 20814
Original Balance(1):	$49,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$48,853,090			Detailed Property Type:	CBD
% of Initial Pool Balance:	9.95%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2022/NAP
Borrower Sponsor(2):	7750 Wisconsin Avenue LLC			Size:	743,448 SF
Guarantor(2):	7750 Wisconsin Avenue Owner LLC			Cut-off Date Balance Per SF(1):	$338
Mortgage Rate:	5.4910%			Maturity Date Balance Per SF(1):	$284
Note Date:	2/27/2025			Property Manager:	Self-Managed
Maturity Date:	3/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI:	$30,235,231
Amortization Term:	360 months			UW NCF:	$30,160,887
IO Period:	0 months			UW NOI Debt Yield(1):	12.0%
Seasoning:	3 months			UW NCF Debt Yield(1):	12.0%
Prepayment Provisions(3):	L(27),D(86),O(7)			UW NOI Debt Yield at Maturity(1):	14.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.76x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$28,792,599 (2/28/2025 TTM)
Additional Debt Balance(1):	$202,391,372			2nd Most Recent NOI:	$28,730,817 (12/31/2024)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$28,362,110 (12/31/2023)
				Most Recent Occupancy:	100.0% (6/1/2025)
Reserves(4)				2nd Most Recent Occupancy:	100.0% (12/31/2024)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of):	$485,000,000 (1/14/2025)
Insurance:	$0	Springing	NAP	Appraised Value PSF:	$652
Replacement Reserve:	$0	Springing	$297,379	Cut-off Date LTV Ratio(1):	51.8%
TI/LC Reserve:	$0	Springing	$2,973,792	Maturity Date LTV Ratio(1):	43.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$252,000,000	99.3%	Loan Payoff:	$252,777,661	99.6%
Borrower Equity:	$1,737,330	0.7%	Closing Costs:	$959,668	0.4%
Total Sources:	$253,737,330	100.0%	Total Uses:	$253,737,330	100.0%

(1)	The Marriott World Headquarters Mortgage Loan (as defined below) is part of the Marriott World Headquarters Whole Loan (as defined below), which is evidenced by sixteen pari passu promissory notes with an aggregate principal balance of $252,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Marriott World Headquarters Whole Loan.
(2)	Represents the borrower and there is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.
(3)	The lockout period will be at least 27 months beginning with and including the first payment date on April 1, 2025. Defeasance is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) February 27, 2028. The assumed lockout period is based on the expected BANK 2025-BNK50 closing date in June 2025. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The sixth largest mortgage loan (the “Marriott World Headquarters Mortgage Loan”) is part of a whole loan (the “Marriott World Headquarters Whole Loan”) that is evidenced by sixteen pari passu promissory notes in the aggregate original principal amount of $252,000,000 and secured by a fee simple interest in a 743,448 SF office property located in Bethesda, Maryland (the “Marriott World Headquarters Property”). The Marriott World Headquarters Mortgage Loan was co-originated by Bank of America, N.A., Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, N.A. and is evidenced by the non-controlling Note A-3-2 being contributed by Bank of America, N.A., Note A-6-1 being contributed by Morgan Stanley Mortgage Capital Holdings LLC and Note A-12-1 being contributed by JPMorgan Chase Bank, N.A., with an aggregate original principal amount of $49,000,000. The remaining promissory notes comprising the Marriott World Headquarters Whole Loan are summarized in the table below. The Marriott World Headquarters Whole Loan will be serviced pursuant to the pooling and servicing agreement of the BANK 2025-BNK49 securitization trust until the controlling note is securitized, at which point it will be serviced pursuant to the pooling and servicing agreement of the securitization to which the controlling note is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-53

Office – CBD	Loan #6	Cut-off Date Balance:	$48,853,090
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.8%
Bethesda, MD 20814		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	12.0%

Marriott World Headquarters Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,500,000	$50,348,593	BANA	Yes
A-2	$20,000,000	$19,940,037	BANK 2025-BNK49	No
A-3-1(1)	$13,530,400	$13,489,834	BANA	No
A-3-2	$24,500,000	$24,426,545	BANK 2025-BNK50	No
A-4	$10,000,000	$9,970,018	BANK 2025-BNK49	No
A-5	$5,000,000	$4,985,009	BANK 2025-BNK49	No
A-6-1	$12,250,000	$12,213,272	BANK 2025-BNK50	No
A-6-2(1)	$11,984,800	$11,948,868	MSMCH	No
A-7	$20,000,000	$19,940,037	BANK 2025-BNK49	No
A-8(1)	$10,000,000	$9,970,018	MSMCH	No
A-9-1(1)	$5,000,000	$4,985,009	MSMCH	No
A-9-2(1)	$5,000,000	$4,985,009	MSMCH	No
A-10(1)	$24,234,800	$24,162,140	JPMCB	No
A-11	$20,000,000	$19,940,037	BANK 2025-BNK49	No
A-12-1	$12,250,000	$12,213,272	BANK 2025-BNK50	No
A-12-2(1)	$7,750,000	$7,726,764	JPMCB	No
Whole Loan	$252,000,000	$251,244,462

(1)	Expected to be contributed to one or more future securitization transactions.

The Borrower and the Borrower Sponsor. The borrower is 7750 Wisconsin Avenue Owner LLC, a Delaware limited liability company and a single purpose entity with two independent directors. The borrower is directly wholly owned by the borrower sponsor, 7750 Wisconsin Avenue LLC. The borrower sponsor is owned by Boston Properties (50%) and The Bernstein Companies (50%). There is no separate non-recourse carveout guarantor or environmental indemnitor for the Marriott World Headquarters Whole Loan.

Boston Properties (NYSE: BXP, S&P/Moody’s: BBB/Baa2) is a fully integrated real estate company, organized as a real estate investment trust, and is a leading developer, owner and manager of workplaces in the United States, with a current portfolio of 181 properties. The portfolio is concentrated in six markets: 16.6 million SF (51 properties) in Boston, Massachusetts, 2.3 million SF (27 properties) in Los Angeles, California, 12.6 million SF (26 properties) in New York, New York, 7.9 million SF (38 properties) in San Francisco, California, 1.5 million SF (two properties) in Seattle, Washington, and 9.2 million SF (34 properties) in Washington, D.C.

The Bernstein Companies, founded in 1933, is one of Washington, D.C.’s oldest real estate development, investment, and management organizations. The Bernstein Companies is focused on strategic acquisitions, ground-up developments, redevelopments and investments, as well as the management of its office, hotel and multi-family properties. The Bernstein Companies have successfully completed over $4.0 billion in real property transactions, $2.2 billion of tax credit transactions and have managed the company’s privately held portfolio totaling over 4.6 million SF. The company currently holds a commercial portfolio of more than 40 properties, including office buildings, multifamily properties, land development parcels and hotels within the Mid-Atlantic and Midwest regions.

The Property. The Marriott World Headquarters Property is a 743,448 SF office property located in Bethesda, Maryland. Situated on a 1.74-acre site, the Marriott World Headquarters Property was constructed in 2022 and has achieved LEED Gold V4 status. The Marriott World Headquarters Property consists of 21-stories of office space and a 5-level, below-grade parking garage with 805 spaces. As of June 1, 2025, the Marriott World Headquarters Property was 100.0% leased to Marriott International Administrative Services Inc through May 31, 2042. The Marriott World Headquarters Property offers flexible and collaborative workspaces, as well as additional on-site amenities, including a childcare center for associates, a fitness center, cafeteria, and accessible parking. Adjacent to the Marriott World Headquarters Property, and not part of the collateral, is a 245-key, full-service Marriott hotel that is owned and was developed by The Bernstein Companies.

The Marriott World Headquarters Property was developed and is currently owned by a joint venture between Boston Properties and The Bernstein Companies. This location serves as the only corporate headquarters for Marriott International, Inc., with approximately 3,000 employees. The building serves as the main site for all top company executives, a hub for worldwide corporate orientations and training, and is the office for corporate functions, including marketing, human resources, test kitchen, technology, design and finance.

Condominium. The Marriott World Headquarters Property is one of two units in a condominium known as the “Bethesda Center Commercial Condominium” (the “Condo”). The Marriott World Headquarters Property represents the “Office/Garage Unit” and the adjacent Marriott hotel represents the “Hotel Unit”. The Hotel Unit is owned by an entity affiliated with The Bernstein Companies, owners of the borrower sponsor. The Condo is operated by a Council of Unit Owners (the “Council”), which also maintains the common elements of the Condo. A board of directors has not been appointed. The Council is made up of two members, with each unit owner being a member. A unanimous vote of the unit owners is required for any action by the Council, giving the borrower a veto right. Marriott International Administrative Services, Inc. the sole tenant at the Marriott World Headquarters Property, administers the budgeting and payment of general common expenses. The borrower has a 79.3% interest in the general common elements. The Council has agreed to provide to the lender copies of any notice of default under the Condo documents delivered by the Council to the borrower, including for any unpaid general common expenses or other charges or assessments, and the Council has agreed that it will accept a cure of any such borrower default from the lender as mortgagee.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-54

Office – CBD	Loan #6	Cut-off Date Balance:	$48,853,090
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.8%
Bethesda, MD 20814		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	12.0%

Sole Tenant. Marriott International Administrative Services Inc (743,448 SF, 100.0% of NRA, 100.0% of UW Rent). Marriott International Administrative Services Inc (NASDAQ: MAR) (“Marriott”) operates, franchises, and licenses hotel, residential and timeshare properties worldwide. Marriott operates its properties under the brand names JW Marriott, The Ritz-Carlton, Ritz-Carlton Reserve, W Hotels, The Luxury Collection, St. Regis, EDITION, Bulgari, Marriott Hotels, Sheraton, Delta Hotels, Marriott Executive Apartments, Marriott Vacation Club, Westin, Renaissance, Le Méridien, Autograph Collection, Gaylord Hotels, Tribute Portfolio, Design Hotels, Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, Four Points, TownePlace Suites, Aloft, AC Hotels by Marriott, Protea Hotels, Element and Moxy. As of July 31, 2024, Marriott operated approximately 9,000 properties, with 1.66 million rooms across 30 hotel brands in 141 countries and territories. As of October 4, 2024, Marriott had a market capitalization of approximately $71.7 billion. Marriott reported a net income of $455 million as of the fourth quarter of 2024.

Marriott occupies 735,573 SF of office space and 7,875 SF of storage space at the Marriott World Headquarters Property. Marriott’s lease commenced on April 12, 2021 and extends through May 31, 2042, with one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have a third option to renew its premises in whole or in part for an additional period of five years. Marriott currently pays a rent of $38.99 PSF on its office space (with 1.3% annual escalations) and $25.65 PSF on its storage space (with 1.3% annual escalations) and does not have any termination options. Marriott did not receive a tenant improvement allowance and it is estimated that the tenant invested approximately $200 million ($269 PSF) into the build-out of its space.

The lease is structured as an absolute NNN lease, with Marriott responsible for payment of all operating expenses, which includes all actual operating expenses incurred in connection with the management, operation and ownership of the building (including the parking garage) plus all capital expenditures, real estate taxes and condominium costs incurred by the borrower. Marriott is obligated to contract directly for operating expenses with third-party providers. The only property level expense incurred by the borrower is real estate taxes and Marriott is required to fully reimburse the borrower for the same under the terms of the lease.

The following table presents certain information relating to the tenancy at the Marriott World Headquarters Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Marriott International Administrative Services Inc	Baa2/NR/BBB	743,448	100.0%	$29,260,780	100.0%	$39.36	5/31/2042	Y(3)	N
Occupied Subtotal/Wtd. Avg.		743,448	100.0%	$29,260,780	100.0%	$39.36
Vacant Space		0	0.0%
Total/Wtd. Avg.		743,448	100.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2025 and includes straight-lined rent through the end of the loan term.
(2)	The lease is guaranteed by Marriott’s parent company, Marriott International, Inc.
(3)	Marriott International Administrative Services, Inc. has one 10-year renewal option followed by one 5- or 10-year renewal option. Provided the second renewal term is for a period of five years, then Marriott will have an option to renew its premises in whole or in part for an additional period of five years.

The following table presents certain information relating to the lease rollover schedule at the Marriott World Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2035	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2036 & Thereafter	1	743,448	100.0%	100.0%	$29,260,780	100.0%	100.0%	$39.36
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	1	743,448	100.0%		$29,260,780	100.0%		$39.36

(1)	Information is based on the underwritten rent roll dated June 1, 2025 and includes straight-lined rent through the end of the loan term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-55

Office – CBD	Loan #6	Cut-off Date Balance:	$48,853,090
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.8%
Bethesda, MD 20814		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	12.0%

The Market. The Marriott World Headquarters Property is situated along Wisconsin Avenue, approximately 7.3 miles north of Washington, D.C. Two major highways, I-495 and I-270, are accessible from Wisconsin Avenue. The Marriott World Headquarters Property is located close to more than 200 restaurants and over 500 retail shops and services within Bethesda, Maryland. The Marriott World Headquarters Property has access to various bus lines and the Metrorail’s Red Line. The upcoming Metrorail Purple Line, which is expected to open at the end of 2026, will also be in close proximity to the Marriott World Headquarters Property. The Marriott World Headquarters Property is located in walking distance to the Bethesda Metro Center at the intersection of Wisconsin Avenue and East-West Highway.

The Marriott World Headquarters Property is located within the Washington – DC USA office market and the Bethesda/Chevy Chase office submarket. The top three industries within the area are Professional, Scientific and Technical Services, Public Administration, and Health Care and Social Assistance (together, 43% of the workforce). As of the third quarter of 2024, the Washington – DC USA office market had existing supply of approximately 523.1 million SF, an average vacancy of 17.4% and an average rent of $39.18 PSF. As of the third quarter of 2024, the Bethesda/Chevy Chase office submarket had existing supply of approximately 14.7 million SF, an average vacancy of 23.8% and an average asking rent of $40.00 PSF.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Marriott World Headquarters Property was 28,420, 158,743 and 467,720, respectively. The estimated 2024 average household income within the same radii was $214,761, $247,162 and $204,891, respectively.

The following table presents recent leasing data at comparable properties with respect to the Marriott World Headquarters Property:

Summary of Comparable Leases
Property / Location	Year Built/Renov.	Distance from Subject	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF (NNN)	TIs PSF / Free Rent / Escalations
Marriott World Headquarters 7750 Wisconsin Avenue Bethesda, MD	2022/NAP	-	Marriott International Administrative Services Inc(1)	Apr-21(1)	21.0(1)	743,448(1)	$39.36(1)	None / 13 mos. /1.3%
Avocet Tower(2) 7373 Wisconsin Ave Bethesda, MD 20814	2022/NAP	0.3 Miles	RLJ Lodging Stewart Investment Partners Inter American Management AGNC Mortgage - Top Floor	Sep-24 Sep-23 May-23 Apr-23	13.1 5.5 11.5 13.0	21,841 2,083 8,527 27,120	$50.00 $50.00 $50.00 $58.50	$155.00 / 20 mos. / 2.5% $120.00 / 6 mos. / 2.5% $142.00 / 18 mos. / 2.5% $140.00 / 25 mos. / 2.5%
The Wilson(2) 7272a Wisconsin Ave Bethesda, MD 20814	2021/NAP	0.4 Miles	Arlington Mgmt Employees Fox5DC Profund Advisors Enviva	Apr-23 Jan-21 Dec-20 Oct-20	9.5 15.0 11.0 11.0	19,746 59,178 54,615 98,944	$48.00 $51.25 $54.00 $48.00	$102.00 / 9 mos. / 2.5% $100.00 / 13 mos. / 2.5% $110.00 / 18 mos. / 2.5% $100.00 / 13 mos. / 2.5%
4747 Bethesda(2) 4747 Bethesda Avenue Bethesda, MD 20814	2019/NAP	0.4 Miles	Rotunda Capital Tiedmann Investment Pebblebrook Hotel	Aug-22 Aug-20 Nov-19	7.6 7.6 12.0	4,730 2,800 16,154	$55.00 $53.50 $55.00	$95.00 / 7 mos. / 2.5% $105.00 / 7 mos. / 2.5% $100.00 / 14 mos. / 2.5%
One Bethesda Center 4800 Hampden Ln Bethesda, MD 20814	1986/NAP	0.4 Miles	Greysteel Capitol Hill Group RCLCO DANAC Realty	Mar-25 Oct-24 Jun-24 Jun-23	5.8 5.5 11.0 11.3	5,475 7,680 5,232 5,200	$37.50 $37.50 $37.75 $37.00	$100.00 / 10 mos. / 2.5% $100.00 / 6 mos. / 2.5% $120.00 / 14 mos. / 2.5% $140.00 / 15 mos. / 2.5%
Francis G. Newlands Building 2 Bethesda Metro Center Bethesda, MD 20814	1999/2004	0.3 Miles	Citrin Cooperman Open Industrial Manager	Nov-24 Mar-24	7.8 5.0	3,298 5,431	$37.00 $33.00	$100.00 / 10 mos. / 2.5% $100.00 / 0 mos. / 2.75%

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated June 1, 2025.
(2)	Avocet Tower, The Wilson and 4747 Bethesda serve as the Marriott World Headquarters Property’s direct competition due to the newly built quality of the buildings.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Marriott World Headquarters Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$40.00	10	2.5% per annum
Storage	$25.00	10	2.5% per annum

Appraisal. The appraisal concluded to an “as-is” appraised value of $485,000,000 as of January 14, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 16, 2025, there was no evidence of any recognized environmental conditions at the Marriott World Headquarters Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-56

Office – CBD	Loan #6	Cut-off Date Balance:	$48,853,090
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.8%
Bethesda, MD 20814		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	12.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Marriott World Headquarters Property:

Cash Flow Analysis
	2022	2023	2024	2/28/2025 TTM	UW(1)	UW PSF
Gross Potential Rental Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$29,260,780	$39.36
Straight-lined IG Rent(2)	$0	$0	$0	$0	$1,938,510	$2.61
Expense Reimbursements	$0	$0	$0	$0	$935,979	$1.26
Net Rentable Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$32,135,268	$43.22
(Vacancy / Credit Loss)	$0	$0	$0	$0	($964,058)	($1.30)
Effective Gross Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$31,171,210	$41.93

Management Fee(3)	$0	$0	$0	$0	$935,979	$1.26
Total Operating Expenses	$0	$0	$0	$0	$935,979	$1.26

Net Operating Income	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,235,231	$40.67
Replacement Reserves	$0	$0	$0	$0	$74,345	$0.10
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$16,420,045	$28,362,110	$28,730,817	$28,792,599	$30,160,887	$40.57

Occupancy (%)	100.0%	100.0%	100.0%	100.0%(4)	97.0%(5)
NOI DSCR(6)	0.96x	1.65x	1.67x	1.68x	1.76x
NCF DSCR(6)	0.96x	1.65x	1.67x	1.68x	1.76x
NOI Debt Yield(6)	6.5%	11.3%	11.4%	11.5%	12.0%
NCF Debt Yield(6)	6.5%	11.3%	11.4%	11.5%	12.0%

(1)	Information is based on the underwritten rent roll dated June 1, 2025. The Marriott lease is structured as an absolute NNN lease, with Marriott being responsible for payment of all operating expenses.
(2)	UW Straight-lined IG Rent calculation is based on the average base rents for office and storage space for Marriott through the end of the loan term.
(3)	UW Management Fee is 3% of UW Gross Potential Rental Income and UW Straight-lined IG Rent. The Marriott World Headquarters Property is self-managed by Marriott. There is no actual Management Fee assessed at the property level and the borrower incurs no direct property management expenses.
(4)	Based on the underwritten rent roll as of June 1, 2025.
(5)	Represents 3.0% underwritten vacancy.
(6)	Based on the Cut-off Date Balance of the Marriott World Headquarters Whole Loan.

Escrows and Reserves.

RE Taxes – On a monthly basis during a Cash Management Sweep Period (as defined below) so long as the Marriott Reserve Condition (as defined below) is not satisfied, the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $12,391 for replacement reserves, subject to a cap of $297,379.

TI/LC Reserve – On a monthly basis during a Cash Management Sweep Period so long as the Marriott Reserve Condition is not satisfied, the borrower is required to escrow $123,908 for TI/LC reserves, subject to a cap of $2,973,792.

“Marriott Reserve Condition” means, with respect to an applicable reserve fund, the applicable reserve amount is required to be paid by Marriott pursuant to its lease and, with respect to insurance and tax escrows only, the borrower has delivered evidence reasonably satisfactory to the lender that Marriott is paying such amounts.

Lockbox and Cash Management. The Marriott World Headquarters Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Marriott World Headquarters Property are required to be deposited directly by Marriott to the lockbox account and, so long as a Cash Management Sweep Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Management Sweep Period, the borrower will not be permitted access to the funds in the lockbox account, and such funds will be required to be transferred to the lender-controlled cash management account and disbursed according to the Marriott World Headquarters Whole Loan documents. During a Cash Management Sweep Period, all excess cash is required to be held by the lender as additional security for the Marriott World Headquarters Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower (i) to fund shortfalls in debt service on the Marriott World Headquarters Whole Loan, and (ii) to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by the lender.

A “Cash Management Sweep Period” will commence upon (i) the occurrence of an event of default under the Marriott World Headquarters Whole Loan documents, (ii) the debt service coverage ratio being less than 1.25x for any calendar quarter; or (iii) the commencement of a Marriott Sweep Period (as defined below).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-57

Office – CBD	Loan #6	Cut-off Date Balance:	$48,853,090
7750 Wisconsin Avenue	Marriott World Headquarters	Cut-off Date LTV:	51.8%
Bethesda, MD 20814		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	12.0%

A Cash Management Sweep Period and will end upon (a) with respect to clause (i) above, the cure of such event of default; (b) with respect to clause (ii) above, the Marriott World Headquarters Whole Loan having a debt service coverage ratio of at least 1.25x for two calendar quarters; or (c) with respect to clause (iii) above, the Marriott Sweep Period ending. In addition, with respect to clause (ii) above, the borrower is permitted to end a Cash Management Sweep Period by depositing cash, a letter of credit and/or an acceptable guaranty (as long as Marriott maintains a senior unsecured credit rating of “Baa3” or better from Moody’s and “BBB-” or better from S&P and Fitch) in an amount which, if applied to the outstanding balance of Marriott World Headquarters Whole Loan, would result in a debt service coverage ratio of at least 1.25x for one calendar quarter.

A “Marriott Sweep Period” will commence upon the earliest to occur of the date that Marriott (i) has exercised any right to terminate its lease, (ii) has gone dark for 6 months or more, (iii) is required to exercise its option to extend the term of its lease but has not done so (or, if no date is specified, 12 months prior to the Marriott lease expiration), (iv) defaults in the payment of rent (after the expiration of any notice and cure periods) and such default continues for more than 60 days past such notice and/or cure periods, or (v) files, or is the subject of, any bankruptcy proceeding or has its assets made subject to the jurisdiction of a bankruptcy court.

A Marriott Sweep Period will end when (a) with respect to clauses (i), (ii) or (iii) above, one or more replacement leases are signed in accordance with the terms of the loan documents, (b) as it relates to clause (iv) above, the default has been cured, or (c) as it relates to clause (v) above, Marriott assumes the Marriott lease or the assets of Marriott are no longer subject to the jurisdiction of a bankruptcy court. Funds collected as a result of a Marriott Sweep Period together with (y) the amount of any letter of credit delivered in accordance with the terms of the loan documents, and/or (z) any guaranty delivered (as long as Marriott maintains a senior unsecured credit rating of “BBB-” or better from S&P and Fitch, and “Baa3” or better from Moody’s) will be capped at $75 PSF of the applicable rentable area.

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance equal to a maximum of two times the annual insurance premiums payable for the Marriott World Headquarters Property at the time with respect to the property and rental loss and/or business interruption policies (excluding any terrorism, earthquake or flood component of such premium). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-58

Multifamily – Cooperative	Loan #7	Cut-off Date Balance:	$35,000,000
10 West 66th Street	10 West 66th Street Co-Op	Cut-off Date LTV:	7.4%
New York, NY 10023		U/W NCF DSCR:	8.50x
		U/W NOI Debt Yield:	45.4%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-59

Multifamily – Cooperative	Loan #7	Cut-off Date Balance:	$35,000,000
10 West 66th Street	10 West 66th Street Co-Op	Cut-off Date LTV:	7.4%
New York, NY 10023		U/W NCF DSCR:	8.50x
		U/W NOI Debt Yield:	45.4%

10 West 66th Street Co-Op
10 West 66th Street
New York, NY 10023
MANHATTAN
Upper West Side
West Side
Hell's Kitchen
Midtown
Hudson River
CENTRAL PARK
Great Lawn
Delacorte Theater
Turtle Pond
The Lake
Strawberry Fields
Sheep Meadow
The Mall and Literary Walk
The Mall
Tavern On The Green
65th St Traverse
The Dairy
Heckscher Playground
Wollman Rink
West Drive
Central Park West
Central Park South
Rose Center for Earth and Space
American Museum of Natural History
The New York Historical
81ST ST/ MUSEUM OF NATURAL HISTORY
La Quinta Inn & Suites NYC Central Park
72ND ST
Arthouse Hotel
WP Theater
Hotel Beacon
Beacon Theatre
79TH ST/ BROADWAY
72ND ST/ BROADWAY
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
Eleanor Roosevelt Memorial
Riverside Park South
Walter Reade Theater
The Julliard School
American Folk Art Mus.
Lincoln Center Theater
David Geffen Hall
LINCOLN CENTER
Metropolitan Opera House
Damrosch Park
David H. Koch Theater
Quinn Library
Fordham Univ. Law
Leon Lowenstein Center
Fordham Univ. at Lincoln Center
Mandarin Oriental, New York
John Jay College of Criminal Justice
Gerald W. Lynch Theater
Church of St. Paul the Apostle
Mt. Sinai Hospital West
Deutsche Bank Center/ Shops at Columbus Ctr.
Museum of Arts and Design
JW Marriott Essex House
Carnegie Hall
57TH ST
CBS Broadcast Center
CBS News
The Watson Hotel
Park Central Hotel New York
Hilton Garden Inn Central Park South
Conrad New York Midtown
Ed Sullivan Theater
Broadway Theater
7TH AVE/ 53RD ST
Sheraton NY Times Sq.
Hampton Inn Manhattan-Times Sq. North
Gershwin Theatre
50TH ST
The Michelangelo
UBS
DeWitt Clinton Park
Passenger Ship Terminal
H. Hudson Pkwy.
9A
Broadway
Amsterdam Ave.
Columbus Ave.
West End Ave.
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
W. 83rd St.
W. 82nd St.
W. 81st St.
W. 80th St.
W. 79th St.
W. 78th St.
W. 77th St.
W. 76th St.
W. 75th St.
W. 74th St.
W. 73rd St.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
Fort Lee
Cliffside Park
Edgewater
North Bergen
NEW JERSEY
West New York
Weehawken
Union City
Hoboken
BRONX
East River
Washington Heights
Harlem
East Harlem
LaGuardia Airport
Upper West Side
Upper East Side
Astoria
QUEENS
Woodside
Long Island City
West Side
East Side
Midtown
Chelsea
Greenpoint
BROOKLYN
Williamsburg

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-60

Mortgage Loan No. 7 – 10 West 66th Street Co-Op

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/MDBRS):	Aaa(sf)/AAAsf/ Aaa(sf)			Location:	New York, NY 10023
Original Balance:	$35,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$35,000,000			Detailed Property Type:	Cooperative
% of Initial Pool Balance:	7.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1969/NAP
Borrower Sponsor(1):	10 West 66th Street Corporation			Size(4):	270 Units
Guarantor(1):	10 West 66th Street Corporation			Cut-off Date Balance per Unit:	$129,630
Mortgage Rate:	5.2350%			Maturity Date Balance per Unit:	$129,630
Note Date:	3/7/2025			Property Manager:	FirstService Residential, New York, Inc.
Maturity Date:	4/1/2035
Term to Maturity:	120 months
Amortization Term:	0 months			Underwriting and Financial Information(5)
IO Period:	120 months			UW NOI:	$15,884,604
Seasoning:	2 months			UW NCF:	$15,797,683
Prepayment Provisions:	L(26),YM1(87),O(7)			UW NOI Debt Yield:	45.4%
Lockbox/Cash Mgmt Status:	None/None			UW NCF Debt Yield:	45.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	45.4%
Additional Debt Balance:	NAP			UW NCF DSCR:	8.50x
Future Debt Permitted (Type)(2):	Yes (Future Subordinate Debt)			Most Recent NOI(6):	NAV
				2nd Most Recent NOI(6):	NAV
				3rd Most Recent NOI(6):	NAV
				Most Recent Occupancy(7):	100.0% (3/4/2025)
				2nd Most Recent Occupancy(7):	NAV
Reserves(3)				3rd Most Recent Occupancy(7):	NAV
Type	Initial	Monthly	Cap	Appraised Value (as of)(8):	$475,000,000 (2/10/2025)
RE Taxes:	$0	Springing	NAP	Appraised Value per Unit(8):	$1,759,259
Insurance:	$0	Springing	NAP	Cut-off Date LTV Ratio(8):	7.4%
Replacement Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(8):	7.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,000,000	100.0%	Loan Payoff:	$20,222,678	57.8%
			Return of Equity:	$12,402,828	35.4%
			Closing Costs:	$2,374,494	6.8%
Total Sources:	$35,000,000	100.0%	Total Uses:	$35,000,000	100.0%

(1)	The 10 West 66th Street Co-Op Property (as defined below) is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the 10 West 66th Street Co-Op Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.
(2)	See “Future Subordinate Debt” below for further discussion of the permitted future debt.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Based solely on residential units including one non-saleable unit occupied by the superintendent. The number of units excludes two vacant office/retail suites located at the ground floor of the 10 West 66th Street Co-Op Property.
(5)	See the “Cash Flow Analysis” table below for further information on the UW values shown.
(6)	Historical financial information is not available for the 10 West 66th Street Co-Op Property. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves.
(7)	Most Recent Occupancy is being shown as the UW Occupancy. Historical Occupancy is not reported as all residential units are owned by tenant shareholders.
(8)	The Appraised Value reflected above represents a Gross Sellout Value (inclusive of cooperative mortgage debt). Such value assumes that the 10 West 66th Street Co-Op Property is operated as a residential cooperative and, in general, such value equals the gross sellout value of all residential cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commission, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units, including the amount of the underlying mortgage. The gross sellout value does not represent a market value. The appraiser concluded a market as is value of $320,000,000, which assumes that the 10 West 66th Street Co-Op Property is operated as a rental property, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 10.9%. The appraiser also provided a “Land Value” of $129.0 million for the land portion of the collateral assuming the property to be unimproved, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 27.1%.

The Mortgage Loan. The seventh largest mortgage loan (the “10 West 66th Street Co-Op Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,000,000 and secured by a first priority fee mortgage encumbering 270 residential cooperative units and two professional office suites located within a 32-story building located in New York, New York (the “10 West 66th Street Co-Op Property”).

The Borrower and the Borrower Sponsors. The borrower is 10 West 66th Street Corporation, a cooperative housing corporation run by a 7-member Board of Directors. The borrower has no independent directors. The entity was formed on October 10, 1979, to provide residences for shareholders who are entitled, solely by reason of their ownership of shares, to proprietary leases for apartments in the 10 West 66th Street Co-Op Property. The 10 West 66th Street Co-Op Property is owned in fee simple by the borrower. No individual or entity (other than the borrower) has recourse obligations with respect to the 10 West 66th Street Co-Op Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-61

Multifamily – Cooperative	Loan #7	Cut-off Date Balance:	$35,000,000
10 West 66th Street	10 West 66th Street Co-Op	Cut-off Date LTV:	7.4%
New York, NY 10023		U/W NCF DSCR:	8.50x
		U/W NOI Debt Yield:	45.4%

The Property. The 10 West 66th Street Co-Op Property is comprised of 270 residential units located within a 32-story tower located between Central Park West and Columbus Avenue on the Upper West Side neighborhood of Manhattan. 269 of the units are rentable and saleable and one of the units is non-saleable and occupied by the superintendent. The unit mix is made up of studio, one-, two-, three- and four-bedroom units. The units are 100% owned by tenant shareholders. The residential units contain a total of 310,095 SF of net rentable and saleable area. In addition to the residential units, there are two professional office suites on the ground floor, with a total of 1,900 SF of rentable and saleable area. The professional office suites are owned by the cooperative cooperation and are currently vacant and not included in the lender’s underwriting.

Amenities at the 10 West 66th Street Co-Op Property include a 24-hour doorman and concierge service, interior and exterior security camera systems, bicycle storage, resident storage lockers, laundry facilities, a landscaped rooftop deck, a fitness center, a children's playroom, a large multi-purpose area and conference room and a 40,000 SF below-grade parking garage with 195 parking spaces. The parking garage is leased to 10 West 66th Street Car Park, LLC through March 31, 2026, who manages the parking operations.

The table below shows the residential cooperative unit mix at the 10 West 66th Street Co-Op Property:

Unit Mix
Unit Mix / Type	Units(1)	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Market Rent per Unit(2)	Monthly Average Market Rent per SF(2)
Studio	25	25	100.0%	664	16,605	$4,500	$81.30
1 BR	119	119	100.0%	902	107,325	$6,500	$86.48
2 BR	48	48	100.0%	1,280	61,425	$10,000	$93.77
3 BR	67	67	100.0%	1,523	102,060	$11,500	$90.59
4 BR	10	10	100.0%	2,268	22,680	$15,000	$79.37
Total/Wtd. Avg.	269	269	100.0%	1,153	310,095	$8,500	$88.48

Source: Appraisal.

(1)	Total Units excludes one non-saleable unit occupied by the superintendent.
(2)	Represents appraiser’s market rental rates. All units in the 10 West 66th Street Co Op Property are owned by tenant shareholders.

The Market. The 10 West 66th Street Co-Op Property is located on a through-block site with frontage on the south side of West 66th Street and the north side of West 65th Street, between Central Park West and Columbus Avenue in the Upper West Side neighborhood of Manhattan. The Upper West Side is bounded by Central Park on the east, the Hudson River on the west, West 59th Street on the south, and 110th Street on the north, and is primarily residential in nature, with retail to support the area. The 10 West 66th Street Co-Op Property is surrounded by cultural venues including Central Park, The Juilliard School, Fordham University, Lincoln Center, the American Museum of Natural History and the New York Historical Society. The 10 West 66th Street Co-Op Property is located one avenue east of the 66th Street-Lincoln Center subway station, which provides access to the 1 and 2 trains and six blocks north of the Columbus Circle subway station, which provides access to the A, C, B and D trains.

The 10 West 66th Street Co-Op Property is located in the Upper West Side submarket of the New York apartment market, which according to the appraisal, as of year-end 2024, contained 29,598 units in 145 buildings, with an average asking rental rate of $6,019 per month and a vacancy rate of 5.9%. The appraisal concluded an average market rent of $70 PSF for professional office spaces and an average annual rent of $666,735 for the parking garage.

The following table presents information regarding certain competitive properties to the 10 West 66th Street Co-Op Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Distance from Subject	Year Built	Number of Units	Rental Rate Range
10 West 66th Street Co-Op 10 West 66th Street New York, NY	-	1969	270(2)	$4,500 - $15,000(2)
Two Lincoln Square 60 West 66th Street New York, NY	< 0.1 mi	1975	321	$4,300 - $9,793
Tower 67 145 West 67th Street New York, NY	0.3 mi	1986	449	$3,967 - $10,125
Stonehenge 70 210 West 70th Street New York, NY	0.8 mi	1924	185	$3,397 - $9,209
Parc 77 50 West 77th Street New York, NY	1.0 mi	1903	137	$3,511 - $6,682
20 West 86th Street New York, NY	1.5 mi	1929	59	$5,663 - $9,725
10 West 74th Street New York, NY	0.9 mi	1941	86	$5,055 - $10,995

(1)	Source: Appraisal.
(2)	Represents appraiser’s market rental rates. All units in the 10 West 66th Street Co-Op Property are owned by tenant shareholders.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-62

Multifamily – Cooperative	Loan #7	Cut-off Date Balance:	$35,000,000
10 West 66th Street	10 West 66th Street Co-Op	Cut-off Date LTV:	7.4%
New York, NY 10023		U/W NCF DSCR:	8.50x
		U/W NOI Debt Yield:	45.4%

Appraisal. The appraiser concluded a Gross Sellout Value (inclusive of cooperative mortgage debt) of $475,000,000 as of February 10, 2025. Such value assumes that the 10 West 66th Street Co-Op Property is operated as a residential cooperative and, in general, such value equals the gross sellout value of all residential cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, and without deducting marketing and promotion costs, sales commission, legal and transfer expenses, carrying costs or developer’s profit, or taking into account any absorption period for the units, including the amount of the underlying mortgage. The gross sellout value does not represent a market value. The appraiser concluded a market as is value of $320,000,000, which assumes that the 10 West 66th Street Co-Op Property is operated as a rental property, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 10.9%. The appraiser also provided a “Land Value” of $129.0 million for the land portion of the collateral assuming the property to be unimproved, which value would result in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 27.1%.

Environmental Matters. According to the Phase I environmental site assessment dated February 18, 2025, there was no evidence of any recognized environmental conditions at the 10 West 66th Street Co-Op Property.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 10 West 66th Street Co-Op Property:

Cash Flow Analysis(1)
	UW	UW Per Unit(2)
Gross Potential Rent	$27,438,000	$101,622
Utility Reimbursement	$390,094	$1,445
Potential Gross Income	$27,828,094	$103,067
Vacancy & Credit Loss(3)	($1,371,900)	($5,081)
Parking Lease Income	$1,326,125	$4,912
Laundry Lease Income	$38,400	$142
Other Income	$55,022	$204
Effective Gross Income	$27,875,741	$103,243

Real Estate Taxes	$6,244,155	$23,127
Insurance	$557,292	$2,064
Other Operating Expenses	$5,189,690	$19,221
Total Operating Expenses	$11,991,137	$44,412

Net Operating Income	$15,884,604	$58,832
Replacement Reserves	$86,920	$322
Net Cash Flow	$15,797,683	$58,510

Occupancy	95.1%(3)
NOI DSCR	8.55x
NCF DSCR	8.50x
NOI Debt Yield	45.4%
NCF Debt Yield	45.1%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Gross Potential Rent for the 10 West 66th Street Co-Op Property is the projected Gross Potential Rent reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the 10 West 66th Street Co-Op Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a vacancy assumption of 5.0%. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant shareholders at the 10 West 66th Street Co-Op Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the prospectus.
(2)	Based solely on 270 residential units including one non-salable unit occupied by the superintendent.
(3)	Vacancy & Credit Loss and Occupancy reported reflect the vacancy assumption in the related appraisal for purposes of determining the appraised value of the 10 West 66th Street Co-Op Property as a multifamily rental property.

Escrows and Reserves.

Taxes – During an event of default, the borrower is required to deposit 1/12th of the annual estimated real estate taxes monthly.

Insurance – In the event the 10 West 66th Street Co-Op Property is no longer covered by a blanket insurance policy during an event of default, the borrower is required to deposit 1/12th of the annual estimated insurance premiums monthly.

Replacements Reserve – During an event of default, the borrower is required to deposit $7,200 monthly into a reserve for approved capital expenditures.

Lockbox and Cash Management. The 10 West 66th Street Co-Op Mortgage Loan does not require a lockbox or cash management.

Additional Secured Indebtedness (not including trade debts). None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-63

Multifamily – Cooperative	Loan #7	Cut-off Date Balance:	$35,000,000
10 West 66th Street	10 West 66th Street Co-Op	Cut-off Date LTV:	7.4%
New York, NY 10023		U/W NCF DSCR:	8.50x
		U/W NOI Debt Yield:	45.4%

Future Subordinate Debt. The borrower may obtain additional subordinate financing (including a revolving or term line of credit) which may be secured by the 10 West 66th Street Co-Op Property, or unsecured, subject to the lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed), subject to the satisfaction of certain conditions, including, (i) no event of default then exists, (ii) such additional subordinate financing is in an amount not greater than the lesser of (a) $5,000,000 or (b) such amount so that at all times the aggregate loan-to-value ratio with respect to the 10 West 66th Street Co-Op Mortgage Loan debt and all existing and proposed additional financing does not exceed 35%, (iii) the debt yield, calculated including the 10 West 66th Street Co-Op Mortgage Loan debt and all existing and proposed subordinate debt, is equal to or greater than 23%, (iv) the subordinate lender enters into a subordination and standstill agreement in form and substance reasonably acceptable to the lender pursuant to which the subordinate lender agrees that (a) the subordinate debt will be subordinate in payment to the 10 West 66th Street Co-Op Mortgage Loan debt, (b) the borrower will only be required to make payments under such additional financing to the extent the borrower is current and will remain current in paying all amounts payable under the 10 West 66th Street Co-Op Mortgage Loan documents and all 10 West 66th Street Co-Op Property level operating expenses and (c) the subordinate lender will “standstill” and not exercise any remedies in connection with a default under the additional financing so long as any portion of the 10 West 66th Street Co-Op Mortgage Loan debt remains outstanding, and (v) such additional subordinate financing has a maturity date that is either co-terminous with or extends beyond the term of the 10 West 66th Street Co-Op Mortgage Loan.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 6-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA or such subsequent statute will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-64

Office – CBD	Loan #8	Cut-off Date Balance:	$33,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-65

Office – CBD	Loan #8	Cut-off Date Balance:	$33,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

VISA Global HQ
300 Toni Stone Xing
San Francisco, CA 94158
SAN FRANCISCO
San Francisco Bay
McCovey Cove
China Basin Park
Pier 48
Pier 50
PORT OF SAN FRANCISCO
Mission Bay
Mission Creek Channel
Mission Creek Park
LUMA Hotel San Francisco
Univ. of California - San Francisco Mission Bay Campus
UCSF Mission Bay Hospitals
Mission Bay Conference Center
Cardiovascular Research Inst.
Helen Diller Cancer Research
Uber HQ
Warriors Way
Chase Center
Bay Front Park
Mission Bay Commons
China Basin St
Koret Squad
Genentech Hall
16th St
Potrero Hill
UCSF Benioff Children's Hospital
UCSF Wayne and Gladys Valley Center for Vision
FibroGen, ZoneOne Pharma
Mariposa Park
Crane Cove Park
San Francisco Intl. Airport 9 miles
Nob Hill
Chinatown
Union Square
Financial District
SoMa
South Beach
South Park
South Beach Park
Oracle Park
Design District
Rincon Park
SF-Oakland Bay Bridge
Embarcadero
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Townsend St
King St
3rd St
4th St
Central Subway
Muni Metro
Caltrain
Caltrain Depot
Moscone Convention Center
Yerba Buena Gardens
Yerba Buena Center for the Arts
SF Museum of Modern Art
Children's Creativity Museum
Salesforce Tower
Salesforce Park
Transbay Transit Center
Golden Gate University
Four Seasons Hotel SF
Pinterest
Airbnb
Dell Technologies
Adobe San Francisco
Hall of Justice
Academy of Art University-School of Architectural Design
Comcast SportsNet
LinkedIn
Doordash
Yahoo, Riverbed Technology
One Rincon Hill
DocuSign
The Infinity
Athleta HQ
Wharton San Francisco
Google SF
Millennium Tower
Crocker Galleria
Macy's
Glide Memorial
Hallidie Plaza
San Francisco Centre
Univ. of the Pacific School of Dentistry
International Art Museum of America
US Court of Appeals, 9th Circuit
SAN FRANCISCO
OAKLAND
SAN JOSE
Berkeley
Richmond
Vallejo
Fairfield
Concord
Walnut Creek
Hayward
Fremont
Pleasanton
Livermore
Dublin
Daly City
San Mateo
Redwood City
Palo Alto
Mtn. View
Sunnyvale
Santa Clara
Milpitas
Pacific Ocean

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-66

Mortgage Loan No. 8 – VISA Global HQ

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/MDBRS):	Baa3(sf)/Asf/AA-(sf)	Location:	San Francisco, CA 94158
Original Balance(1):	$33,000,000	General Property Type:	Office
Cut-off Date Balance(1):	$33,000,000	Detailed Property Type:	CBD
% of Initial Pool Balance:	6.7%	Title Vesting(6):	Leasehold
Loan Purpose:	Refinance	Year Built/Renovated:	2023/NAP
Borrower Sponsors:	TSCE 2007 Holding, L.L.C. and Giants	Size:	320,658 SF
Development Services	Cut-off Date Balance Per SF(1):	$695
Guarantors:	TSCE 2007 Holdings, L.L.C., Giants	Maturity Date Balance Per SF(1)(2):	$695
Double	Property Manager:	Tishman Speyer Properties,
Play LLC, Mitsui Fudosan America, Inc.,	L.L.C. (borrower-related)
Tishman Speyer Red Pine Partners, L.P.
and U.S. Office APTWO JV II, L.P.
Mortgage Rate(2):	5.5060%
Note Date:	8/29/2024
Anticipated Repayment Date(2):	9/6/2034
Maturity Date(2):	3/6/2038	Underwriting and Financial Information
Term to ARD(2):	120 months	UW NOI:	$27,302,500
Amortization Term:	0 months	UW NCF:	$27,254,401
IO Period(2):	120 months	UW NOI Debt Yield(1):	12.2%
Seasoning:	9 months	UW NCF Debt Yield(1):	12.2%
Prepayment Provisions:	L(33),D(80),O(7)	UW NOI Debt Yield at Maturity(1)(2):	12.2%
Lockbox/Cash Mgmt Status:	Hard/Springing	UW NCF DSCR(1):	2.19x
Additional Debt Type(1)(3):	Pari Passu/Mezzanine	Most Recent NOI:	NAV
Additional Debt Balance(1)(3):	$190,000,000/$72,000,000	2nd Most Recent NOI:	NAV
Future Debt Permitted (Type):	No (NAP)	3rd Most Recent NOI:	NAV
Reserves(4)	Most Recent Occupancy:	97.5% (8/16/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	NAV
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	NAV
Insurance:	$0	Springing	NAP	Appraised Value (as of)(7):	$446,000,000 (7/11/2024)
Replacement Reserve:	$0	Springing	$80,164	Appraised Value PSF(7):	$1,391
TI/LC Reserve:	$0	Springing	(5)	Cut-off Date LTV Ratio(1)(7):	50.0%
Landlord Obligation Reserve:	$7,240,000	$0	NAP	Maturity Date LTV Ratio(1)(2)(7):	50.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$223,000,000	75.3%	Loan Payoff:	$281,259,478	95.0%
Mezzanine Loan Amount(3):	$72,000,000	24.3%	Closing Costs:	$7,654,783	2.6%
Borrower Equity:	$1,154,261	0.4%	Upfront Reserves:	$7,240,000	2.4%
Total Sources:	$296,154,261	100.0%	Total Uses:	$296,154,261	100.0%

(1)	The VISA Global HQ Mortgage Loan (as defined below) is part of the VISA Global HQ Whole Loan (as defined below), which is evidenced by six pari passu promissory notes with an aggregate principal balance of $223,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the VISA Global HQ Whole Loan. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the VISA Global HQ Whole Loan and the VISA Global HQ Mezzanine Loan (as defined below) are $920, $920, 9.3%, 9.2%, 9.3%, 1.48x, 66.1% and 66.1%, respectively.
(2)	The VISA Global HQ Whole Loan is structured with an anticipated repayment date (the “ARD”) of September 6, 2034 and a final maturity date of March 6, 2038. The initial interest rate for the VISA Global HQ Whole Loan is 5.5060% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000%. The metrics presented above are calculated based on the ARD.
(3)	See “The Mortgage Loan” and “Mezzanine Loan” sections below for a discussion of additional debt.
(4)	See “Escrows and Reserves” section below.
(5)	The TI/LC Reserve is capped at $75.00 PSF of the applicable space.
(6)	See “Ground Lease” section below for further discussion.
(7)	Appraised Value represents the “Prospective Value Upon Stabilization”, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property (as defined below), which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 54.5% for the VISA Global HQ Whole Loan.

The Mortgage Loan. The eighth largest mortgage loan (the “VISA Global HQ Mortgage Loan”) is part of a whole loan (the “VISA Global HQ Whole Loan”) that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $223,000,000 and secured by a leasehold interest in a 320,658 SF office property located in San Francisco, California (the “VISA Global HQ Property”). In addition to the VISA Global HQ Whole Loan, CPPIB Credit Investments III Inc. provided a $72.0 million mezzanine loan to the borrower, which is secured by the ownership interest in the borrower (the “VISA Global HQ Mezzanine Loan”). The VISA Global HQ Mortgage Loan is evidenced by the non-controlling Note A-1-3 in an original principal amount of $33,000,000. The remaining promissory notes comprising the VISA Global HQ Whole Loan are summarized in the table below. The VISA Global HQ Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-67

Office – CBD	Loan #8	Cut-off Date Balance:	$33,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The VISA Global HQ Whole Loan has a 10-year interest-only term through the ARD of September 6, 2034, and has a final maturity date of March 6, 2038. The VISA Global HQ Whole Loan accrues interest at a rate of 5.5060% per annum (the “Initial Interest Rate”) until the ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000% (the “Adjusted Interest Rate”); however, interest accrued in the excess of the Adjusted Interest Rate over the initial interest rate (the “Accrued Interest”) will be deferred and be due and payable at such time as the principal amount of the debt has been repaid in full. The VISA Global HQ Whole Loan is structured with a cash sweep that will commence at the ARD if the VISA Global HQ Whole Loan is not fully repaid by such date. The cash sweep funds will be applied to the reduction of the VISA Global HQ Mortgage Loan until paid in full and the balance towards repayment of Accrued Interest See “Lockbox / Cash Management” section below.

VISA Global HQ Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$85,000,000	$85,000,000	BANK 2024-BNK48	Yes
A-1-2	$40,000,000	$40,000,000	BBCMS 2024-C30	No
A-1-3	$33,000,000	$33,000,000	BANK 2025-BNK50	No
A-1-4	$10,000,000	$10,000,000	BBCMS 2024-C30	No
A-2-1	$35,000,000	$35,000,000	BANK 2025-BNK49	No
A-2-2	$20,000,000	$20,000,000	BANK 2025-BNK49	No
Whole Loan	$223,000,000	$223,000,000

The Borrower and the Borrower Sponsors. The borrower is Mission Rock Parcel G Owner, L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors. The borrower sponsors are TSCE 2007 Holding, L.L.C. and Giants Development Services and the non-recourse carveout guarantors for the VISA Global HQ Whole Loan are TSCE 2007 Holdings, L.L.C., Giants Double Play LLC, Mitsui Fudosan America, Inc., Tishman Speyer Red Pine Partners, L.P. and U.S. Office APTWO JV II, L.P. The borrower is a joint venture between affiliates of Tishman Speyer (“Tishman”) and affiliates of the San Francisco Giants. There is no separate environmental indemnitor for the VISA Global HQ Whole Loan.

Tishman is an owner, developer, operator and fund manager of real estate around the world. Founded in 1978, Tishman is active across North America, Europe, Asia, Brazil and India, building and managing mixed use, residential, commercial, life science and industrial space in 35 key global markets. Tishman’s signature assets include New York City’s Rockefeller Center, São Paulo’s Torre Norte, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s TaunusTurm. Tishman operates and owns a portfolio of over 67 million SF worth over $65 billion.

The San Francisco Giants have competed in Major League Baseball since 1958. Giants Enterprises, the entrepreneurial arm of the organization, is dedicated to developing new ventures complementary to the franchise, and has produced thousands of events over the last 20 years including major concerts and international soccer matches.

The Property. The VISA Global HQ Property is a 13-story, LEED Gold certified, Class A office tower located in San Francisco, California totaling 320,658 SF. The VISA Global HQ Property was built in 2023 and is located on a 0.76 acre site. The VISA Global HQ Property is part of Phase I of the larger 303-acre Mission Rock development, the largest mixed-use waterfront development in San Francisco, being built by the borrower sponsors. The Mission Rock development when complete is expected to be made up of six Class-A commercial buildings, six residential buildings, over 200,000 SF of retail space, and approximately eight acres of public parks and open space. Mission Rock’s Phase I includes approximately 738,000 SF of office, lab and retail space and approximately 540 residential units. Mission Rock is being developed at LEED Gold neighborhood standards, with Phase I being elevated to defend against sea level rise and including bio retention basins for storm water, a central district energy system and a central water treatment plant that meets 100% of non-potable water demand for the project.

The VISA Global HQ Property totals 13 stories, including 12 floors of office space situated above a ground floor retail component. The VISA Global HQ Property also includes a rooftop component that is available for use by the office tenant. The office component totals 303,629 SF and is 100.0% leased to VISA, Inc. The VISA Global HQ Property will serve as VISA, Inc.’s new global headquarters. The ground floor component totals 17,029 SF, which is currently 52.9% leased with a focus on food and beverage tenancy. The VISA Global HQ Property provides views of San Francisco Bay, Oracle Park, the Bay Bridge, and the San Francisco skyline. Adjacent to the VISA Global HQ Property is China Basin Park, which opened in April 2024 and features a great lawn, flexible seating and running/biking trails. As of August 16, 2024, the VISA Global HQ Property was 97.5% leased.

Major Tenant. VISA, Inc. (303,629 SF, 94.7% of NRA, 97.8% of UW Rent). Founded in 1958, VISA, Inc. (S&P: AA-/Moody’s: Aa3) is the world’s second-largest card payment organization. VISA, Inc. operates as a payment technology company in the United States and internationally. The company operates VisaNet, a transaction processing network that enables authorization, clearing, and settlement of payment transactions. As of October 2024, VISA, Inc. had an equity market capitalization in excess of $554 billion. During 2023, the VISA network enabled $15 trillion in total volume and 276 billion transactions meaning that VISA credentials were used on average 756 million times per day throughout the fiscal year.

In 2019, VISA, Inc. signed a 15 year lease at the VISA Global HQ Property that commenced on March 10, 2023. The lease expires on March 31, 2038, and includes one 10-year and one 9.5-year renewal option, both at fair market value rents and with at least 14 months’ notice of intent. The lease does not include any termination options. VISA, Inc. currently pays $79.31 PSF in base rent with 3.0% annual rent steps. The tenant commenced rent payments on September 10, 2023, and has been in occupancy at the VISA Global HQ Property since July 2024.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-68

Office – CBD	Loan #8	Cut-off Date Balance:	$33,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

VISA, Inc. received approximately $37 million ($122 PSF) as a tenant improvement allowance from the borrower sponsors. Additionally, according to the borrower sponsors, VISA, Inc. has invested approximately $83 million ($273 PSF) of its own capital into its space. The VISA Global HQ Property serves as VISA, Inc.’s global headquarters and is expected to serve up to 1,500 employees. VISA, Inc. has relocated employees from its One Market Plaza location in San Francisco’s downtown financial district as well as from its Foster City campus. VISA, Inc. will vacate One Market Plaza, but will retain a presence in Foster City. VISA, Inc. has approximately 4,500 employees in the Bay Area.

The following table presents certain information relating to the tenancy at the VISA Global HQ Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options (Y/N)	Term. Option (Y/N)
Office Tenant
VISA, Inc.	Aa3/NR/AA-(2)	303,629	94.7%	$24,803,240	97.8%	$81.69	3/31/2038	Y(3)	N
Retail Tenants
Cinque Terre (Che Fico)	NR/NR/NR	8,316	2.6%	$498,950	2.0%	$60.00	5/31/2040	N	N
Proper Foods	NR/NR/NR	690	0.2%	$55,200	0.2%	$80.00	6/30/2034	N	N
Occupied Subtotal/Wtd. Avg.		312,635	97.5%	$25,357,391	100.0%	$81.11
Vacant Retail Space		8,023	2.5%	$0
Total/Wtd. Avg.		320,658	100.0%	$25,357,391

(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan and straight-lined rent through the loan term for VISA, Inc.
(2)	The lease is guaranteed by the parent company (VISA, Inc.).
(3)	VISA, Inc. has one 10-year and one 9.5-year renewal option.

The following table presents certain information relating to the lease rollover schedule at the VISA Global HQ Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2027	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2028	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2029	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2030	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2031	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2032	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2033	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2034	1	690	0.2%	0.2%	$55,200	0.2%	0.2%	$80.00
2035	0	0	0.0%	0.2%	$0	0.0%	0.2%	$0.00
2036 & Thereafter	2	311,945	97.3%	97.5%	$25,302,191	99.8%	100.0%	$81.11
Vacant	0	8,023	2.5%	100.0%	NAP	NAP	100.0%	NAP
Total/Wtd. Avg.	3	320,658	100.0%		$25,357,391	100.0%		$81.11(2)

(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan and straight-lined rent through the loan term for VISA, Inc.
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The VISA Global HQ Property is located in the San Francisco-Oakland-Hayward metropolitan statistical area (the “San Francisco MSA”) within the Mission Bay submarket, on the east side of San Francisco. San Francisco has a land area of approximately 45 square miles and it is the fourth largest metropolitan area in the United States, with a population of 4.5 million residents. San Francisco is the historical center of the region and the growth over the past three decades has led to the emergence of several distinct geographic and economic sub-regions. The San Francisco MSA has historically benefited from the synergy of Silicon Valley, a worldwide technology center and regional employment center. Development in the Mission Bay submarket has been fueled by the construction of the UCSF Mission Bay campus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-69

Office – CBD	Loan #8	Cut-off Date Balance:	$33,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

The VISA Global HQ Property is located across the water from and overlooking Oracle Park, the home of the San Francisco Giants. The VISA Global HQ Property is located directly in front of public transportation on 3rd Street and 4th Street. The VISA Global HQ Property also has access to Interstate 80, Interstate 280, and Highway 101. The VISA Global HQ Property has immediate access to the San Francisco Municipal Transportation Agency (“SFMTA”) T-line which offers connectivity to the Bay Area Rapid Transit (“BART”) at Embarcadero station within 15 minutes. Additionally, the Caltrain can be accessed approximately a half mile away. Between BART and Caltrain, over six million Bay Area residents within a 50+ mile radius have direct and convenient access to the VISA Global HQ Property. The surrounding area is primarily multifamily (49%) and office properties (38%). The VISA Global HQ Property is located in an established commercial area that has been expanding in recent years.

According to the appraisal, the estimated 2023 population within a one-, two- and three-mile radius of the VISA Global HQ Property was 46,434, 365,010 and 630,492, respectively. The estimated 2023 average household income within the same radii was $221,895, $180,220 and $186,384, respectively.

The following table presents recent leasing data at comparable properties with respect to the VISA Global HQ Property:

Summary of Comparable Leases
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF	Lease Type
VISA Global HQ 300 Toni Stone Xing San Francisco, CA	VISA, Inc. (1)	Mar-23(1)	15.0(1)	303,629(1)	$79.31(1)	NNN
Alexandria Center 1455-1515 3rd Street San Francisco, CA	OpenAI	Mar-24	10.0	486,600	$66.00	NNN
Office Building 500 Terry Francois Boulevard San Francisco, CA	Cisco	Apr-24	7.5	234,537	$57.00	NNN
Mission Rock Parcel B(2) 1090 Dr. Maya Angelou Lane San Francisco, CA	Capgemini	Oct-23	11.0	30,378	$82.00	NNN
The Exchange 1800 Owens Street San Francisco, CA	VIR Biotechnology	Jan-22	12.0	133,896	$76.20	NNN
Mission Rock Parcel B(2) 1090 Dr. Maya Angelou Lane San Francisco, CA	Confidential	NAV	12.0	50,000 – 100,000	$84.00	NNN

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated August 16, 2024.
(2)	Properties are also owned by the borrower sponsors.

The following table presents certain information relating to the appraisal’s market rent conclusion for the VISA Global HQ Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$70.00	10	3.0% per annum

Source: Appraisal

Appraisal. According to the appraisal, the VISA Global HQ Property has a “Prospective Value Upon Stabilization” of $446,000,000 as of July 11, 2024, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property, which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the VISA Global HQ Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-70

Office – CBD	Loan #8	Cut-off Date Balance:	$33,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the VISA Global HQ Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rental Income(2)	$25,678,303	$80.08
Straight-lined Rent(3)	$3,285,821	$10.25
Expense Reimbursements	$13,032,087	$40.64
Net Rentable Income	$41,996,210	$130.97
(Vacancy / Credit Loss)(4)	($1,621,563)	($5.06)
Effective Gross Income	$40,374,648	$125.91

Real Estate Taxes	$5,021,895	$15.66
Insurance	$773,495	$2.41
Other Tax & Assessments(5)	$1,298,109	$4.05
Other Operating Expenses	$5,978,649	$18.64
Total Operating Expenses	$13,072,148	$40.77

Net Operating Income	$27,302,500	$85.15
Replacement Reserves	$48,099	$0.15
TI/LC	$0	$0.00
Net Cash Flow	$27,254,401	$85.00

Occupancy (%)	96.1%(4)
NOI DSCR(6)	2.19x
NCF DSCR(6)	2.19x
NOI Debt Yield(6)	12.2%
NCF Debt Yield(6)	12.2%

(1)	Historical financial information is not available because the VISA Global HQ Property was built in 2023.
(2)	Based on the underwritten rent roll as of August 16, 2024 and is inclusive of rent steps for the first 12 months of the VISA Global HQ Whole Loan.
(3)	Represents straight-lined rent for VISA, Inc. through the loan term.
(4)	Represents 3.9% underwritten vacancy assuming 5.0% vacancy for the retail component and 2.5% for the office component. The VISA Global HQ Property was 97.5% leased per the underwritten rent roll dated August 16, 2024.
(5)	Other Tax & Assessments represents the Commercial Rents Tax (also referred to as the Early Care and Education Commercial Rents Tax) , which is equal to 3.5% of the amounts a business receives from the lease or sublease of non-warehouse commercial spaces in the city of San Francisco.
(6)	DSCRs and Debt Yields are based on the VISA Global HQ Whole Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Trap Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Trap Event Period, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrower is required to escrow $6,680.37 for replacement reserves, subject to a cap of $80,164.

TI/LC Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $80,164.41 for TI/LC reserves, subject to a cap of $75.00 PSF of the applicable space.

Landlord Obligations Reserve – At loan origination, the borrower deposited $7,240,000 into a landlord obligations reserve for tenant improvement allowance and leasing commissions owed in connection with the retail tenant, Cinque Terre (Che Fico).

A “Lease Sweep Period” will commence upon the earlier to occur of (i) 12 months prior to the Major Tenant’s (as defined below) lease expiration or lease extension option expiration or the date the Major Tenant gives notice of its intention not to extend its lease as to more than 50% of the leased space, (ii) the Major Tenant giving notice of non-renewal or notice of intent to terminate within 12 months for more than 50% of leased space, (iii) if the Major Tenant has gone dark in more than 50% of its space, (iv) the Major Tenant having a monetary or material non-monetary default that extends beyond any cure period, or (v) the Major Tenant or its guarantor being subject to any proceeding under creditors rights laws.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-71

Office – CBD	Loan #8	Cut-off Date Balance:	$33,000,000
300 Toni Stone Xing	VISA Global HQ	Cut-off Date LTV:	50.0%
San Francisco, CA 94158		UW NCF DSCR:	2.19x
		UW NOI Debt Yield:	12.2%

A Lease Sweep Period will end, provided no other cause for the Lease Sweep Period is continuing, when (x) one or more replacement leases are signed for the leased space, (y) as it relates to (iv) above, the default has been cured, or (z) as it relates to (v) above, the insolvency has terminated and the Major Tenant’s lease has been affirmed or assigned acceptable to the lender.

“Major Tenant” means Visa, Inc. or any replacement tenant occupying more than 100,000 SF.

Lockbox and Cash Management. The VISA Global HQ Whole Loan is structured with a hard lockbox and springing cash management. All rents from the VISA Global HQ Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not have access to the funds in the lockbox account, and such funds will be transferred to the lender-controlled cash management account and disbursed according to the VISA Global HQ Whole Loan documents (i) to make the required deposits (if any) into the tax and insurance, (ii) to pay debt service on the VISA Global HQ Whole Loan (at the Initial Interest Rate), (iii) to pay approved operating expenses, (iv) to make the required deposits (if any) into the replacement reserve and TI/LC reserve, (v) to pay debt service on the VISA Global HQ Mezzanine Loan, and (vi) to deposit any remaining amount into an excess cash flow account to be held as additional collateral during the continuance of such Cash Trap Event Period. Following the ARD, each installment of excess cash flow will be applied to the reduction of the VISA Global HQ Whole Loan (not including the VISA Global HQ Mezzanine Loan) until paid in full and the balance towards repayment of Accrued Interest.

During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the VISA Global HQ Whole Loan; provided that (i) so long as no event of default or borrower bankruptcy action exists, excess cash will be available to the borrower to fund shortfalls in debt service on the VISA Global HQ Whole Loan, and (ii) excess cash will be available to the borrower to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by lender.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) an event of default under the VISA Global HQ Whole Loan documents, (ii) the date upon which the total mortgage and mezzanine debt yield falls below 8.00% on a trailing 12 month basis (tested quarterly); (iii) the date upon which the total mortgage and mezzanine debt service coverage ratio is less than 1.20x on a trailing 12 month basis (tested quarterly); (iv) borrower’s failure to repay or defease the VISA Global HQ Whole Loan in full in on or before the ARD, (v) a mezzanine loan event of default or (vi) a Lease Sweep Period.

A Cash Trap Event Period and will end upon (a) with respect to clauses (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the total mortgage and mezzanine debt yield being at least 8.00%, (c) with respect to clause (iii) above, the total mortgage and mezzanine debt service coverage ratio is at least 1.20x, (d) with respect to clause (v) above cure of such mezzanine loan event of default and (e) with respect to clause (vi) above, the Lease Sweep Period ending.

The borrower is permitted to deposit cash or a letter of credit in an amount which if applied to the VISA Global HQ Whole Loan and the VISA Global HQ Mezzanine Loan on a pro rata basis would result in a debt yield of at least 8.0% or a debt service coverage ratio of at least 1.20x, as applicable.

Ground Lease. The VISA Global HQ Property consists of a leasehold interest under a 75-year ground lease between the borrower and the City and County of San Francisco, a municipal corporation, operating by and through the San Francisco Port Commission. The lease commenced on June 25, 2020 and has an expiration of June 25, 2095. The borrower sponsors fully prepaid the ground rent for the entire ground lease term of $4,000,000 at the beginning of the lease term.

Mezzanine Loan. Concurrently with the funding of the VISA Global HQ Whole Loan, CPPIB Credit Investments III Inc. funded a mezzanine loan in the amount of $72,000,000 to the holders of 100% of the direct equity interests in the borrower of the VISA Global HQ Whole Loan, secured by a pledge of such equity interests. The VISA Global HQ Mezzanine Loan is coterminous with the VISA Global HQ Whole Loan, accrues interest at the rate of 8.2500% per annum and requires payments of interest only until its ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 8.2500% and (ii) 4.0000% (the “Adjusted Mezzanine Interest Rate”); however, interest accrued at the excess of the Adjusted Mezzanine Interest Rate over the initial interest rate will be deferred and be due and payable at such time as the principal amount of the VISA Global HQ Mezzanine Loan has been repaid in full.

The VISA Global HQ total debt as of the origination date is summarized in the following table:

VISA Global HQ Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$223,000,000	120	120	5.5060%	2.19x	12.2%	50.0%
Mezzanine Loan	$72,000,000	120	120	8.2500%	1.48x	9.3%	66.1%
Total Debt	$295,000,000			6.17572203389831%	1.48x	9.3%	66.1%

Terrorism Insurance.  The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will only be required to pay for terrorism insurance equal to a maximum of two times the annual insurance premiums payable for the VISA Global HQ Property at the time with respect to the property and rental loss and/or business interruption policies (excluding the terrorism component of such premium). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-72

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$20,000,000
4802-5030 East Ray Road	Foothills Park Place Shopping Center	Cut-off Date LTV:	48.2%
Phoenix, AZ 85044		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	14.6%

The UPS Store
The UPS Store

the Vitamin Shoppe

Donation Drop Off
GOODWILL

native

5030

peter piper pizza

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-73

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$20,000,000
4802-5030 East Ray Road	Foothills Park Place Shopping Center	Cut-off Date LTV:	48.2%
Phoenix, AZ 85044		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	14.6%

48TH STREET
50TH STREET
E. RAY ROAD
OFF RAMP
10
GameStop
The UPS Store
sleep number
FedEx
SHERWIN WILLIAMS
peter piper pizza
MOUNTAINSIDE FITNESS
goodwill
jcpenney

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-74

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$20,000,000
4802-5030 East Ray Road	Foothills Park Place Shopping Center	Cut-off Date LTV:	48.2%
Phoenix, AZ 85044		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	14.6%

Foothills Park Place Shopping Center
4802-5030 East Ray Road
Phoenix, AZ 85044
PHOENIX
South Mountain
Raven Golf Course at South Mountain
W. Baseline Rd
Phoenix Sky Harbor Intl. Airport 6 miles
Arizona Mills
Lake Country Village
Oasis Water Park
Arizona Grand
Arizona Grand GC
Phoenix South Mtn. Park
SOUTH MOUNTAINS
Baseline Industrial Center
Mill Towne Center
Kiwanis Park
South Tempe
S. Priest Dr
S. Hardy Dr
S. Kyrene Rd
S. Rural Rd
S. McClintock Dr
W. Guadalupe Rd
Guadalupe
Tempe Square
Ken McDonald Golf Course
S. 48th St
Ahwatukee
Swire Coca-Cola
Groves Power Center
W. Elliot Rd
Ahwatukee Plaza
Warner Elliot Loop
Maricopa Frwy
Tempe
Raintree
Ahwatukee Country Club
Honeywell Aerospace
W. Warner Rd
MARICOPA COUNTY
Ahwatukee Foothills
Warner Business Center
Cobblestone Village
W. Ray Rd
Ahwatukee Foothills Towne Ctr.
The Shoppes at Casa Paloma
Laguna Village
W. Ray Rd
Mtn Pkwy
10
Chandler Pavilions
Chandler
Intel Chandler Campus
W. Chandler Blvd
Lakeside Plaza
Ahwatukee Hills Plaza
Bashas' Distribution Center
Glenview Estates
Stellar Airpark
Pecos West
South Mountain Frwy
202
Pecos Park
Verizon Wireless Corp. Campus
Santan Frwy
DHL Distribution Center
Phoenix Premium Outlets
Gila River Resorts & Casinos Wild Horse Pass
GILA RIVER INDIAN RESERVATION
Whirlwind Golf Club
Firebird Motorsports Park
Firebird Lake
Maricopa Rd
Peoria
Glendale
Scottsdale
PHOENIX
Avondale
Mesa
Tempe
Gilbert
Chandler
SOUTH MTS
MC DOWELL MTS

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-75

Mortgage Loan No. 9 – Foothills Park Place Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/MDBRS):	Baa3(sf)/NR/BBB+(sf)			Location:	Phoenix, AZ 85044
Original Balance:	$20,000,000			General Property Type:	Retail
Cut-off Date Balance:	$20,000,000			Detailed Property Type:	Shadow Anchored
% of Initial Pool Balance:	4.1%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1990/NAP
Borrower Sponsor:	Linda Q. Hahn			Size:	126,460 SF
Guarantors:	Foothills Shopping Center, L.L.C.			Cut-off Date Balance PSF:	$158
Mortgage Rate:	7.3650%			Maturity Date Balance PSF:	$158
Note Date:	4/11/2025			Property Manager:	Capital Asset Management, LLC
Maturity Date:	4/11/2035				(borrower-related)
Term to Maturity:	120 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,916,132
IO Period:	120 months			UW NCF:	$2,675,858
Seasoning:	2 months			UW NOI Debt Yield:	14.6%
Prepayment Provisions:	L(26),DorYM1(90),O(4)			UW NCF Debt Yield:	13.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	14.6%
Additional Debt Type:	NAP			UW NCF DSCR:	1.79x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,127,282 (1/31/2025 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$3,117,602 (12/31/2024)
				3rd Most Recent NOI:	$2,823,093 (12/31/2023)
Reserves(1)				Most Recent Occupancy:	94.8% (4/4/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (1/31/2024)
RE Taxes:	$0	$20,322	NAP	3rd Most Recent Occupancy:	94.9% (1/31/2023)
Insurance:	$28,690	$2,869	NAP	Appraised Value (as of):	$41,500,000 (1/17/2025)
TI/LC Reserve:	$250,000	Springing	$250,000	Appraised Value PSF:	$328
Existing TI/LC Obligations:	$24,000	$0	NAP	Cut-off Date LTV Ratio:	48.2%
				Maturity Date LTV Ratio:	48.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,000,000	84.7%	Loan Payoff:	$22,941,394	97.1%
Sponsor Equity:	$3,623,730	15.3%	Closing Costs:	$379,646	1.6%
			Upfront Reserves:	$302,690	1.3%
Total Sources:	$23,623,730	100.0%	Total Uses:	$23,623,730	100.0%
(1)	See “Escrows and Reserves” below.

The Mortgage Loan. The ninth largest mortgage loan (the “Foothills Park Place Shopping Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and secured by the fee interest in a 126,460 SF shadow anchored retail property located in Phoenix, Arizona (the “Foothills Park Place Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower and non-recourse carveout guarantor is Foothills Shopping Center, L.L.C., an Arizona limited liability company and single purpose entity, and the borrower sponsor is Linda Q. Hahn. Only the SPE borrower is liable for non-recourse carve-out events.

Foothills Shopping Center, L.L.C. was formed in Arizona in 1996 for the sole purpose of holding the ownership of Foothills Park Place Shopping Center Property. The borrower is wholly owned by Hahn Family Partners, L.P. (50%), and APL Holdings, L.L.C. (50%). Hahn Family Partners LP is a successor to the Hahn Family Trust, which was established in November 1992 between Ernest W. Hahn and Jean E. Hahn (“Jean Hahn Hardy”) as Trustors and Trustees. The latter, Mr. Hahn, was the founder of the Hahn Company, an American shopping center owner and developer from the 1950s to the 1980s, based in San Diego, California. During its 30 years of existence the company built 45 shopping malls in 18 states, from Florida to Oregon. APL Archie’s Prime Locations, LTD., the 99% member of APL Holdings, L.L.C., is a Swiss Corporation controlled by Klaus Vogel, a Swiss resident.

The Property. The Foothills Park Place Shopping Center Property is a shadow anchored retail center totaling 126,460 SF, located in Phoenix, Arizona. The property was built in 1990 and major tenants include Goodwill (as defined below), Peter Piper Pizza, FedEx Kinko's (“FedEx”), Native Grill and Ahwatukee Kid To Kid with additional national inline tenants including Sherwin-Williams, H&R Block, Crumbl, Honey Baked Ham and The Vitamin Shoppe. The property is shadow anchored by JCPenney, Mountainside Fitness, and Urban Air Trampoline Park. The property is situated on a 10.762-acre site and contains 436 surface parking spaces, resulting in a parking ratio of 3.45 spaces per 1,000 SF of rentable area. As of April 4, 2025, the Foothills Park Place Shopping Center Property was 94.8% leased to 39 tenants and has averaged 97.6% occupancy since 2018.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-76

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$20,000,000
4802-5030 East Ray Road	Foothills Park Place Shopping Center	Cut-off Date LTV:	48.2%
Phoenix, AZ 85044		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	14.6%

Major Tenants.

Goodwill Of Central and Northern Arizona (NR/NR/NR by F/M/S&P; 22,565 SF; 17.8% of NRA; 14.1% of UW rent). Goodwill Of Central and Northern Arizona (“Goodwill”) is an American business that provides second hand merchandise including clothing, furniture, toys and other products. Founded in Boston, Massachusetts in 1902, Goodwill has more than 3,300 stores across the United States. The tenant has been located at the property since 2014 and has a lease expiration date of November 30, 2029, with two five-year renewal options and no termination options. As of December 2024, the tenant reported trailing 12-month sales of $103 PSF and an occupancy cost of 24.6%.

Peter Piper Pizza (NR/NR/NR by F/M/S&P; 14,000 SF; 11.1% of NRA; 6.7% of UW rent). Peter Piper Pizza is a restaurant and entertainment destination. Anthony “Tony” Cavolo, opened his first Peter Piper Pizza location in Glendale, Arizona in 1973 and today there are over 100 locations in California, Arizona, Texas, and New Mexico. The tenant has been located at the property since 1998 and has a lease expiration of March 31, 2028, with two five-year renewal options, and no termination options. As of December 2024, the tenant reported trailing 12-month sales of $169 PSF and an occupancy cost of 12.4%.

FedEx (NR/Baa2/BBB by F/M/S&P; 7,000 SF; 5.5% of NRA; 3.2% of UW rent). FedEx is an American retail chain that serves over 220 countries and provides services including shipping, copying, printing, marketing, and office services. FedEx has been a tenant since 1994 and has a lease expiration of September 30, 2026, with two five-year renewal options, and no termination options. As of December 2024, the tenant reported trailing 12-month sales of $144 PSF and an occupancy cost of 14.0%.

The following table presents certain information relating to the tenancy at the Foothills Park Place Shopping Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)
							2024 Sales $	2024 Sales PSF	Occ Cost %(3)	Lease Expiration	Renewal Options	Termination Option (Y/N)
Major Tenants
Goodwill	NR/NR/NR	22,565	17.8%	$440,018	14.1%	$19.50	$2,323,701	$103	24.6%	11/30/2029		N
Peter Piper Pizza	NR/NR/NR	14,000	11.1%	$207,900	6.7%	$14.85	$2,362,865	$169	12.4%	3/31/2028	2 x 5 years	N
FedEx	NR/Baa2/BBB	7,000	5.5%	$99,438	3.2%	$14.21	$1,008,226	$144	14.0%	9/30/2026	2 x 5 years	N
Native Grill	NR/NR/NR	6,498	5.1%	$201,909	6.5%	$31.07	$3,297,358	$507	7.3%	1/31/2028	1 x 5 years	N
Ahwatukee Kid To Kid	NR/NR/NR	6,000	4.7%	$129,173	4.2%	$21.53	$1,195,276	$199	13.8%	11/30/2032	NAV	N
Major Tenant Subtotal/Wtd. Avg.		56,063	44.3%	$1,078,437	34.7%	$19.24

Non-Major Tenants		63,785	50.4%	$2,033,216	65.3%	$31.88
Occupied Collateral Subtotal/Wtd. Avg.		119,848	94.8%	$3,111,653	100.0%	$25.96
Vacant Space		6,612	5.2%
Total/Wtd. Avg.		126,460	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF includes contractual rent steps through March 2026 totaling $61,250.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the Foothills Park Place Shopping Center Property.

Tenant Sales(1)
	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	Occupancy Cost(2)
Goodwill	$93	$98	$103	24.6%
Peter Piper Pizza	$172	$189	$169	12.4%
FedEx	$146	$146	$144	14.0%
Native Grill	$539	$529	$507	7.3%
Ahwatukee Kid To Kid	$201	$205	$199	13.8%
(1)	Information obtained from the borrower.
(2)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-77

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$20,000,000
4802-5030 East Ray Road	Foothills Park Place Shopping Center	Cut-off Date LTV:	48.2%
Phoenix, AZ 85044		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	14.6%

The following table presents certain information relating to the lease rollover schedule at the Foothills Park Place Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2025	3	3,170	2.5%	2.5%	$93,564	3.0%	3.0%	$29.52
2026	8	23,220	18.4%	20.9%	$557,760	17.9%	20.9%	$24.02
2027	5	10,465	8.3%	29.1%	$332,003	10.7%	31.6%	$31.73
2028	8	30,168	23.9%	53.0%	$724,866	23.3%	54.9%	$24.03
2029	6	30,707	24.3%	77.3%	$708,213	22.8%	77.7%	$23.06
2030	4	9,440	7.5%	84.7%	$356,432	11.5%	89.1%	$37.76
2031	0	0	0.0%	84.7%	$0	0.0%	89.1%	$0.00
2032	3	9,078	7.2%	91.9%	$219,985	7.1%	96.2%	$24.23
2033	0	0	0.0%	91.9%	$0	0.0%	96.2%	$0.00
2034	2	3,600	2.8%	94.8%	$118,830	3.8%	100.0%	$33.01
2035	0	0	0.0%	94.8%	$0	0.0%	100.0%	$0.00
Thereafter	0	0	0.0%	94.8%	$0	0.0%	100.0%	$0.00
Vacant	0	6,612	5.2%	100.0%	$0	0.0%	100.0%	$0.00
Total/Weighted Average	39	126,460	100.0%		$3,111,653	100.0%		$25.96(4)

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Total UW Rent Rolling and UW Rent PSF Rolling includes contractual rent steps through March 2026 totaling $61,250.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Foothills Park Place Shopping Center Property is located in Phoenix, Arizona, on the north side of Ray Road between 48th Street and the I-10. Traffic counts along 48th Street were approximately 21,465 vehicles per day, along Ray Road were approximately 36,064 vehicles per day, and along I-10 were approximately 143,644 vehicles per day. The property is located approximately 9.8 miles south of Phoenix Sky Harbor International Airport and 15.2 miles south of the Phoenix central business district. Major employers in the area include Banner Health: North Colorado Medical Center, Wells Fargo Bank N.A., Avnet, Arizona State University and HonorHealth.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 16,490, 90,850 and 202,555, respectively, and the average household income within the same radii was $116,867, $138,294 and $133,480, respectively.

According to the appraisal, the Foothills Park Place Shopping Center Property is located within the Ahwatukee Foothills Retail submarket of the Phoenix MSA retail market. As of December 2024, the submarket reported total inventory of approximately 3.2 million SF with a 4.1% vacancy rate and average asking rent of $19.74 PSF. The appraiser concluded to market rents for the Foothills Park Place Shopping Center Property ranging from $16.00 PSF for the Small Jr. Anchor Space, to $42.00 for High Visibility Shops Space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Foothills Park Place Shopping Center Property:

Market Rent Summary(1)
	Shops Space	Secondary Shops Space	High Visibility Shops Space	Large Restaurant Space	Small Jr. Anchor Space	Goodwill Space
Market Rent (PSF)	$32.00	$25.00	$42.00	$32.00	$16.00	$19.00
Lease Term (Years)	60	60	60	60	120	120
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Tenant Improvements New (PSF)	$25.00	$25.00	$25.00	$25.00	$10.00	$10.00
Rent Increase Projection	3.00%/year	3.00%/year	3.00%/year	3.00%/year	10% every 5 years	10% every 5 years
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-78

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$20,000,000
4802-5030 East Ray Road	Foothills Park Place Shopping Center	Cut-off Date LTV:	48.2%
Phoenix, AZ 85044		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	14.6%

The table below presents certain information relating to comparable sales pertaining to the Foothills Park Place Shopping Center Property identified by the appraisal:

Comparable Sales
Property Name	Location	Rentable Area (SF)	Year Built	Occupancy	Anchors / Major	Sale Date	Sale Price (PSF)
Paradise Hills Shopping Center	10604-10662 N 32nd St Phoenix, AZ	83,787	1962	97.0%	Ace Hardware, Pet Supplies Plus and Uptown Jungle	9/2024	$200.51
Mesa Ranch Plaza	1036, 1060, 1116, 1134, 1142, & 1008 E Southern Ave Mesa, AZ	132,379	2008	99.0%	Los Alto’s shadow anchor, DD’s Discount, Five Below, Goodwill, Dollar Tree, WSS and ArchWell	8/2024	$196.41
Chandler Village	3445 W Frye Rd Chandler, AZ	130,488	2004	100.0%	Bed Bath & Beyond, 810 Billiards and Bowling and Old Navy	7/2024	$237.57
Scottsdale Commons	7121 -7129 E Shea Blvd Scottsdale, AZ	69,307	1980	97.0%	Bevmo	4/2024	$319.59
Mercado at Scottsdale Ranch	10105-10135 E Via Linda Scottsdale, AZ	118,751	1987	96.0%	Planet Fitness and Walgreens	3/2024	$223.16
Santan Gateway North	1005-1205 South Arizona Avenue Chandler, AZ	123,236	2005	96.0%	O’Reilly Auto, Dollar Tree, Sky Zone, and Shane Co	8/2023	$215.56
Laveen Park Place	7650-7700 S 59th Ave Laveen, AZ	108,570	2019	100.0%	Sprouts Farmers Market	10/2022	$371.19

Source: Appraisal.

Appraisal. The appraisal concluded to an “as-is” value for the Foothills Park Place Shopping Center Property of $41,500,000 as of January 17, 2025.

Environmental Matters. According to the Phase I environmental site assessment dated January 31, 2025, there was no evidence of any recognized environmental conditions at the Foothills Park Place Shopping Center Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-79

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$20,000,000
4802-5030 East Ray Road	Foothills Park Place Shopping Center	Cut-off Date LTV:	48.2%
Phoenix, AZ 85044		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	14.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Foothills Park Place Shopping Center Property:

Cash Flow Analysis
	2023		2024		T12 1/31/2025		UW		UW PSF
Base Rent	$2,975,568		$3,193,137		$3,195,937		$3,111,653(1)		$24.61
Grossed Up Vacant Space	$0		$0		$0		$255,672		$2.02
Gross Potential Rent	$2,975,568		$3,193,137		$3,195,937		$3,367,325		$26.63

Other Income	$30,555		$6,518		$6,300		$6,300		$0.05
Percentage Rent	$0		$7,641		$7,641		$0		$0.00
Total Recoveries	$902,325		$1,020,478		$1,024,922		$963,385		$7.62
Net Rental Income	$3,908,448		$4,227,775		$4,234,799		$4,337,010		$34.30
(Vacancy & Credit Loss)	$0		$0		$0		($336,733)(2)		($2.66)
Effective Gross Income	$3,908,448		$4,227,775		$4,234,799		$4,000,277		$31.63

Real Estate Taxes	$246,758		$244,689		$244,206		$232,247		$1.84
Insurance	$23,215		$27,965		$28,091		$32,788		$0.26
Management Fee	$144,042		$157,296		$156,121		$140,010		$1.11
Other Operating Expenses	$671,340		$680,222		$679,100		$679,100		$5.37
Total Operating Expenses	$1,085,355		$1,110,173		$1,107,517		$1,084,145		$8.57

Net Operating Income	$2,823,093(3)		$3,117,602	(3)	$3,127,282		$2,916,132		$23.06
Replacement Reserves	$0		$0		$0		$50,584		$0.40
TI/LC	$0		$0		$0		$189,690		$1.50
(Non-Recurring Items)	$0		$0		$0		$0		$0.00
Net Cash Flow	$2,823,093		$3,117,602		$3,127,282		$2,675,858		$21.16

Occupancy %	94.9%	(4)	100.0%	(4)	94.8%	(4)	90.0%	(2)
NOI DSCR	1.89x		2.09x		2.09x		1.95x
NCF DSCR	1.89x		2.09x		2.09x		1.79x
NOI Debt Yield	14.1%		15.6%		15.6%		14.6%
NCF Debt Yield	14.1%		15.6%		15.6%		13.4%
(1)	The UW Base Rent includes contractual rent steps through March 2026 totaling $61,250.
(2)	The underwritten economic vacancy is 10.0%. The Foothills Park Place Shopping Center Property was 94.8% leased as of April 4, 2025.
(3)	The increase in Net Operating Income between 2023 and 2024 was primarily due to 17 new and renewal leases signed in 2023 and 2024 totaling 26.9% NRA and 34.5% of Gross Potential Rent.
(4)	Occupancy % is as of January of each year.

Escrows and Reserves.

Real Estate Taxes – The loan documents require ongoing monthly deposits of $20,322 for real estate taxes.

Insurance – The loan documents require an upfront deposit of $28,690 and ongoing monthly deposits of $2,869 for insurance premiums.

Leasing Reserve – The loan documents require an upfront deposit of $250,000 and, upon the balance falling below the cap of $250,000, ongoing monthly deposits of $15,809 for tenant improvements and leasing commissions reserves.

Existing TI/LC Obligations – The loan documents require an upfront deposit of $24,000 for outstanding tenant improvements and leasing commissions related to Subway.

Lockbox and Cash Management. The Foothills Park Place Shopping Center Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Trap Event Period, the borrower is required to establish a lender-controlled lockbox account and deposit all rents directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-80

Retail – Shadow Anchored	Loan #9	Cut-off Date Balance:	$20,000,000
4802-5030 East Ray Road	Foothills Park Place Shopping Center	Cut-off Date LTV:	48.2%
Phoenix, AZ 85044		UW NCF DSCR:	1.79x
		UW NOI Debt Yield:	14.6%

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.35x.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) the cure of the related event of default;
●	with regard to clause (ii) the NCF DSCR being at least 1.40x for two consecutive calendar quarters.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Foothills Park Place Shopping Center Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-81

Multifamily – Cooperative	Loan #10	Cut-off Date Balance:	$11,978,870
224-01 Springfield Avenue, 78-05/78- 19 Springfield Boulevard, 78-14 Cloverdale Boulevard, 229-01/229-11 Grand Central Parkway and 230- 01/230-15 Grand Central Parkway	Alley Pond Owners Corp.	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	6.8% 9.81x 73.1%
Bayside, NY 11364

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-82

Multifamily – Cooperative	Loan #10	Cut-off Date Balance:	$11,978,870
224-01 Springfield Avenue, 78-05/78- 19 Springfield Boulevard, 78-14 Cloverdale Boulevard, 229-01/229-11 Grand Central Parkway and 230- 01/230-15 Grand Central Parkway	Alley Pond Owners Corp.	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	6.8% 9.81x 73.1%
Bayside, NY 11364

Alley Pond Owners Corp.
224-01 Springfield Avenue, 78-05/78-19 Springfield Boulevard, 78-14 Cloverdale Boulevard, 229-01/229-11 Grand Central Parkway and 230-01/230-15 Grand Central Parkway
Bayside, NY 11364
Long Island Sound
Little Neck Bay
Little Bay
Throgs Neck Bridge
Little Bay Bridge Pier
Cross Island Pkwy
Great Neck Estates
Clearview Park GC
The Bay Terrace Shopping Center
St. Mary's Hospital For Children
Crocheron Park
Little Neck
Clearview
Auburndale
Douglaston
Alley Park
LONG ISLAND
Northern St. Pkwy
North Shore Towers and CC
Long Island Jewish Medical Center
Murray Hill
Flushing Cemetery
Queensborough Community College
Bayside
Douglaston Golf Course
Grand Central Pkwy
Queens County Farm Museum
Glen Oaks Shopping Center
North New Hyde Park
QUEENS
Alley Pond Park
NYC Children's Center (NYCCC) - Queens Campus
Kissena Park GC
Mount St. Mary Cemetery
Fresh Meadow Place
Oakland Gardens
LaGuardia Airport 5 miles
Utopia
Union Tpke
Cunningham Park
Hillside Ave
Braddock Ave
Jericho Tpke
Bellerose
Carnesecca Arena
St. John's Univ. School of Law
St. Johns University
Queens Village
Bellerose Terrace
Floral Park
Nassau County
Jamaica Hills
Jamaica Ave
UBS Arena
Hempstead Tpke
Queens County
Jamaica Colosseum Mall
Gertz Plaza Mall
Hollis Ave
Hollis
Elmont
Bricktown
York College
115th Ave
Beth David Cemetery
Jamaica
Linden Blvd
JFK Intl. Airport 5 miles
North Valley Stream
Atlantic Ocean
MANHATTAN
NEW YORK CITY
BROOKLYN
BRONX
YONKERS
NEW JERSEY
Hempstead
Levittown

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-83

Mortgage Loan No. 10 – Alley Pond Owners Corp.

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	NCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/MDBRS):	AAA(sf)/NR/NR			Location:	Bayside, NY 11364
Original Balance:	$12,000,000			General Property Type:	Multifamily
Cut-off Date Balance:	$11,978,870			Detailed Property Type:	Cooperative
% of Initial Pool Balance:	2.4%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1950/2005
Borrower Sponsors(1):	NAP			Size(3):	549 Units
Guarantors:	NAP			Cut-off Date Balance per Unit:	$21,819
Mortgage Rate:	6.1700%			Maturity Balance per Unit:	$18,663
Note Date:	3/31/2025			Property Manager:	Self-Managed
Maturity Date:	4/1/2035			Underwriting and Financial Information
Term to Maturity:	120 months			UW NOI(4):	$8,759,275
Amortization Term:	360 months			UW NCF(4):	$8,621,775
IO Period:	0 months			UW NOI Debt Yield(4):	73.1%
Seasoning:	2 months			UW NCF Debt Yield(4):	72.0%
Prepayment Provisions:	YM1(113),1%(3),O(4)			UW NOI Debt Yield at Maturity(4):	85.5%
Lockbox/Cash Mgmt Status:	None			UW NCF DSCR(4):	9.81x
Additional Debt Type:	NAP			Most Recent NOI(5):	NAV
Additional Debt Balance:	NAP			2nd Most Recent NOI(5):	NAV
Future Debt Permitted (Type)(2):	Yes (Unsecured)			3rd Most Recent NOI(5):	NAV
Reserves				Most Recent Occupancy(6):	97.6% (1/30/2025)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	NAP
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy(6):	NAP
Insurance:	$0	Springing	NAP	Appraised Value (as of)(7):	$176,500,000 (1/30/2025)
Litigation Escrow:	$87,500	$0	NAP	Appraised Value per Unit(7):	$321,494
				Cut-off Date LTV Ratio(7):	6.8%
				Maturity Date LTV Ratio(7):	5.8%
				Coop-Rental Value (as of)(8):	$150,000,000 (1/30/2025)
				Coop-Rental Cut-Off LTV Ratio(8):	8.0%
				Coop-Rental Maturity Date LTV Ratio(8):	6.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$12,000,000	100.0%	Loan Payoff:	$8,510,488	70.9%
			Proceeds to the Borrower:	$2,782,499	23.2%
			Closing Costs:	$619,513	5.2%
			Upfront Reserves:	$87,500	0.7%
Total Sources:	$12,000,000	100.0%	Total Uses:	$12,000,000	100.0%
(1)	See “The Borrower and Borrower Sponsor” section below.
(2)	In addition, National Cooperative Bank, N.A., the master servicer of the Alley Pond Owners Corp. Mortgage Loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the Alley Pond Owners Corp. Property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the pooling and servicing agreement for the BANK 2025-BNK50 securitization transaction. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by National Cooperative Bank, N.A.” in the prospectus.
(3)	Based solely on residential units with shares and excludes a superintendent’s unit without shares, which is owned by the borrower.
(4)	See “Underwritten Net Cash Flow” section below.
(5)	Most Recent NOI, 2nd Most Recent NOI, and 3rd Most Recent NOI are not available. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the Alley Pond Owners Corp. Property if it were operated as a multifamily rental property.
(6)	2nd Most Recent Occupancy and 3rd Most Recent Occupancy are not reported as all residential units are owned by tenant-shareholders or the cooperative investors. Most Recent Occupancy reflects the UW Economic Occupancy reported as of January 30, 2025, as presented in Annex A, reflecting the assumption in the related appraisal for the purpose of determining the appraised value that the Alley Pond Owners Corp. Property operates as a multifamily rental (i.e., the Coop-Rental Value as reflected in Annex A) as of the appraisal valuation date.
(7)	For purposes of determining the Appraised Value, the Appraised Value per Unit, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio, the value estimate reflected in the appraisal of the Alley Pond Owners Corp. Property is determined as if such residential cooperative property is operated as a residential cooperative and, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the prospectus.
(8)	The Coop-Rental Value, the Coop-Rental Cut-off LTV Ratio and Coop-Rental Maturity Date LTV assumes the Alley Pond Owners Corp. Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool—Property Types—Multifamily Properties” in the prospectus.

The Mortgage Loan. The tenth mortgage loan (the “Alley Pond Owners Corp. Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $12,000,000 and secured by a first priority fee interest in the residential cooperative property comprised of 549 residential units with appurtenant cooperative shares and proprietary leases in a project comprised of 275 two-story, walk-up, residential garden style cooperative apartment buildings located in Bayside, NY (the “Alley Pond Owners Corp. Property”).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-84

Multifamily – Cooperative	Loan #10	Cut-off Date Balance:	$11,978,870
224-01 Springfield Avenue, 78-05/78- 19 Springfield Boulevard, 78-14 Cloverdale Boulevard, 229-01/229-11 Grand Central Parkway and 230- 01/230-15 Grand Central Parkway	Alley Pond Owners Corp.	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	6.8% 9.81x 73.1%
Bayside, NY 11364

The Borrower and the Borrower Sponsors. The borrower is Alley Pond Owners Corp., a cooperative housing corporation organized under the laws of the State of New York. No individual or entity (other than the borrower) has recourse obligations with respect to the Alley Pond Owners Corp. Mortgage Loan, including pursuant to any guaranty or environmental indemnity. At the time of the cooperative conversion, certain of the residential units were not purchased by eligible existing residents. Those unsold units, and their appurtenant cooperative shares and proprietary leases, were acquired by the cooperative sponsor and subsequently transferred to sixteen separate investors.

The Property. The Alley Pond Owners Corp. Property is a residential apartment building, owned as a cooperative, consisting of 275 two-story, walk-up, residential garden style cooperative apartment buildings, comprising 549 residential units with shares and one superintendent’s unit without shares. Built in 1950 and incorporated as a cooperative in 1984, the Alley Pond Owners Corp. Property has a gross building area of 472,277 square feet and a net saleable area of 424,100 square feet. The Alley Pond Owners Corp. Property has 11 one-story parking garages on site, which contain 215 parking spaces for rent, as well as 176 surface parking spots, all of which are income-producing to the cooperative. There is also a playground for use by the residents located at the center of the Alley Pond Owners Corp. Property. The Alley Pond Owners Corp. Property is 91.3% sold (with 501 units owned by tenant-shareholders) and 8.7% unsold (with 48 units owned by various investors).

The following table presents certain information relating to the unit mix of the Alley Pond Owners Corp. Property:

Unit Mix(1)
Unit Type	Total No. of Units	% of Total Units	Average Unit Size (SF)
1 Bedroom	350	63.8%	700
2 Bedrooms	199	36.2%	900
Total/Weighted Average	549	100.0%	772
(1)	Unit mix is sourced from the appraisal dated March 17, 2025.

The Market. The Alley Pond Owners Corp. Property is located in Bayside, New York. The Alley Pond Owners Corp. Property is proximate to the Queens Village station of the Long Island Railroad, approximately one and a half miles to the south of the Alley Pond Owners Corp. Property. Additionally, there is bus service available near the Alley Pond Owners Corp. Property. There are many restaurants and retail stores in the vicinity of the Alley Pond Owners Corp. Property, notably along Union Turnpike and Springfield Boulevard. The Northeast Queens Submarket had a vacancy rate of 1.1% as of the end of the first quarter of 2025, according to a third-party market research report.

The following table presents certain information relating to the multifamily rental properties comparable to the Alley Pond Owners Corp. Property:

Market Rent Summary(1)

Property	Year Built (2)	Unit Type	Size (SF) (2)	Average Monthly Rent per Unit(3)	Average Annual Rent Per SF
Alley Pond Owners Corp.	1950	1 BR	700	$2,450	$3.50
		2 BR	900	$2,796	$3.11
64-58 223rd Place	NAV	1 BR	750	$2,200	$2.93
74-12 220th Street	1955	2 BR	1,100	$2,650	$2.41
222-21 69th Avenue	1951	2 BR	NAV	$2,600	NAV
224-29 64th Avenue	1948	2 BR	950	$2,700	$2.84
67-62 223rd Place	1949	2 BR	950	$2,600	$2.74
67-06 224th Street	NAV	2 BR	750	$2,750	$3.67
(1)	The rents for the comparable properties are based on unit rents used by the appraiser in the income capitalization approach, prior to adjustments. Rents used for the Alley Pond Owners Corp. Property are based on the appraisal’s concluded market rents.
(2)	Year Built and Size (SF) for the comparable properties were sourced from various internet resources.
(3)	Alley Pond Owners Corp. Average Monthly Rent per Unit is the weighted average of the Appraisal’s market rents based on total number of units.

Appraisal. The appraiser concluded to an “As-Is” Appraised Value of $176,500,000 as of January 30, 2025, which assumes the Alley Pond Owners Corp. Property is currently operated as a multifamily cooperative. The appraisal also concluded to an “As a Rental” Appraised Value of $150,000,000, which assumes the Alley Pond Owners Corp. Property is operated as a multifamily rental property.

Environmental Matters. According to the Phase I environmental site assessment dated February 6, 2025, there was no evidence of any recognized environmental conditions at the Alley Pond Owners Corp. Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-85

Multifamily – Cooperative	Loan #10	Cut-off Date Balance:	$11,978,870
224-01 Springfield Avenue, 78-05/78- 19 Springfield Boulevard, 78-14 Cloverdale Boulevard, 229-01/229-11 Grand Central Parkway and 230- 01/230-15 Grand Central Parkway	Alley Pond Owners Corp.	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	6.8% 9.81x 73.1%
Bayside, NY 11364

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Alley Pond Owners Corp. Property:

Cash Flow Analysis (1)
	UW	UW per Unit

Gross Potential Rent	$16,047,211	$29,230
Parking Income	$275,000	$501
Net Rentable Income	$16,322,211	$29,731
(Vacancy / Credit Loss)(2)	($398,803)	($726)
Effective Gross Income	$15,923,408	$29,004

Real Estate Taxes	$2,752,796	$5,014
Insurance	$613,960	$1,118
Other Operating Expenses	$3,797,377	$6,917
Total Operating Expenses	$7,164,133	$13,049

Net Operating Income	$8,759,275(3)	$15,955
Replacement Reserves	$137,500	$250
Net Cash Flow	$8,621,775	$15,705

Occupancy (%)(2)	97.6%
NOI DSCR	9.96x
NCF DSCR	9.81x
NOI Debt Yield	73.1%
NCF Debt Yield	72.0%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the Alley Pond Owners Corp. Property are the projected net operating income and the projected net cash flow, respectively, reflected in the appraisal. The projected net operating income, in general, equals projected effective gross income at the Alley Pond Owners Corp. Property assuming that it is operated as a multifamily rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy and collection loss assumption, in each case as determined by the appraiser. While such projected net operating income assumes the Alley Pond Owners Corp. Property is rented at market rates, all or a portion of the residential cooperative units at the Alley Pond Owners Corp. Property were rent restricted prior to the cooperative conversion and accordingly would again be subject to rent restrictions if the Alley Pond Owners Corp. Property were operated as a multifamily rental property. The projected net cash flow equals the projected net operating income reduced by the projected replacement reserves as determined by the appraiser. The projected rental income used in such determinations differs materially from the scheduled monthly maintenance payments from the tenant-shareholders at the Alley Pond Owners Corp. Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” in the prospectus.
(2)	Vacancy and Credit Loss and Occupancy (%) reported reflect the vacancy and collection loss assumption in the related appraisal for purposes of determining the appraised value of the Alley Pond Owners Corp. Property as a multifamily rental property, including parking income.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-86

Multifamily – Cooperative	Loan #10	Cut-off Date Balance:	$11,978,870
224-01 Springfield Avenue, 78-05/78- 19 Springfield Boulevard, 78-14 Cloverdale Boulevard, 229-01/229-11 Grand Central Parkway and 230- 01/230-15 Grand Central Parkway	Alley Pond Owners Corp.	Cut-off Date LTV: UW NCF DSCR: UW NOI Debt Yield:	6.8% 9.81x 73.1%
Bayside, NY 11364

Escrows and Reserves.

Litigation Escrow – The Alley Pond Owners Corp. Mortgage Loan documents provide for a collateral security agreement as a mitigant against an active litigation matter, in the amount of $87,500. Pursuant to the terms of the collateral security agreement, funds on account pursuant to the agreement are required to be disbursed to the borrower within ten business days after the borrower has obtained and delivered to the lender a stipulation of discontinuance of the respective litigations signed by the counsel for all parties, or a final non-appealable order of judgement finally determining the litigation. Once the funds are disbursed to the borrower, the borrower is required, if applicable and to the extent not otherwise covered by insurance or previously paid, to use the funds to satisfy any judgment or settlement amount resulting from the dismissal or other disposition of the matter.

Real Estate Tax Escrows – The borrower is not required to make monthly deposits into a real estate tax reserve. However, in the event that either (i) borrower has failed to deliver copies of receipts evidencing the payment of all impositions imposed or assessed against borrower, the Alley Pond Owners Corp. Property or the revenues, rents, issues, income or profits thereof, within sixty (60) days after the date such payments are due without the benefit of any grace period or (ii) an event of default has occurred, then lender may, upon written notice to borrower, require borrower to deposit into a real estate tax reserve 1/12th of an amount which will result in the lender having sufficient funds on deposit to make cash payment of all real estate taxes assessed against the Alley Pond Owners Corp. Property not less than forty-five (45) days before such payments are due.

Insurance Escrows – The borrower is not required to make monthly deposits into an insurance reserve. However, following the occurrence of an event of default, the lender may require the borrower to deposit into an insurance reserve with the lender, on a monthly basis, an amount equal to 1/12th of the annual estimated insurance premiums.

Lockbox / Cash Management. None.

Terrorism Insurance.  The Alley Pond Owners Corp. Mortgage Loan documents require an “all risk” insurance policy to be maintained by the borrower to provide coverage for terrorism in an amount equal to the full replacement cost of the Alley Pond Owners Corp. Property, as well as business income insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-87